As filed with the Securities and Exchange Commission on June 23, 2006
Registration No. 333-132540

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO
REGISTRATION STATEMENT
ON FORM S-3+
UNDER
THE SECURITIES ACT OF 1933

FREMONT MORTGAGE SECURITIES CORPORATION
(Registrant)
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	52-2206547 (I.R.S. Employee I.D. No.)
2727 East Imperial Highway
Brea, California 92821
(714) 961-5261
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:
JEFFREY F. CRUSINBERRY
2727 East Imperial Highway
Brea, California 92821
(714) 961-5261
(714) 279-7555 (telecopy)
(Name, address, including zip code and telephone
number, including area code, of agent for service)	EDWARD L. DOUMA Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (804) 788-8218 (telecopy)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
Being Registered	Registered*	Per Unit(1)	Offering Price(1)	Fee(2)
Pass-Through Certificates and Asset-Backed Notes	$10,000,000,000	100%	$1,000,000	$1,070,000

(1)	Estimated solely for calculating the registration fee pursuant to Rule 457(a).

(2)	Pursuant to Rule 429, the prospectus filed as part of this Registration Statement also relates to the remaining unsold $2,372,357,000 principal amount of Mortgage Pass-Through Certificates previously registered under the Registration Statement on Form S-3 filed on June 7, 2005 (File No. 333-125587) and $1,000,000 principal amount of Mortgage Pass-Through Certificates previously registered under the Pre-Effective Amendment No. 1 filed on May 16, 2006 to the Registrant’s Registration Statement No. 333-132540 filed on June 7, 2005. Filing Fees of $569,981.29 and $107.00, respectively, were previously paid with respect to these securities, of which $208,125.38 are being offset against the current filing fee, and filing fees in the amount of $861,874.62 are being paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

+	In addition, pursuant to Rule 429 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act, this Registration Statement on Form S-3 relates to Registrant’s Registration Statement No. 333-125587 on Form S-3 (filed by Registrant on June 7, 2005). This Registration Statement also constitutes a post-effective amendment to Registration Statement No. 333-125587. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(a) of the Securities Act of 1933.

Prospectus Supplement to Prospectus dated [        ], 2006
$[        ]
(Approximate)(1)

Mortgage-Backed Certificates, Series 2006-[        ]
Fremont Home Loan Trust 2006-[        ]
Issuing Entity
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Sponsor, Originator and Servicer
[Wells Fargo Bank, National Association]
Master Servicer and Trust Administrator

The Issuing Entity will offer the following securities:

Consider carefully the Risk Factors beginning on page 6 in this prospectus supplement and page 8 in the prospectus.
The offered certificates will represent undivided interests in Fremont Home Loan Trust 2006-[ ] the assets of which consist primarily of subprime mortgage loans and will not represent interests in or obligations of Fremont Investment & Loan, the depositor, the underwriters, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates.
The offered certificates are not obligations of a bank and are not insured by the FDIC.
This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

Approximate
Initial Class
	Principal	Pass-Through
Class	Balance(1)	Rate	Type(2)
(2)
(2)
(2)
(2)
(2)
Fremont Home Loan Trust 2006-[ ] will offer [ ] classes of certificates, referred to as the offered certificates, which are being offered by this prospectus supplement. Each class of offered certificates will receive monthly distributions of interest and principal beginning in [ ], 2006, to the extent described herein. The classes of certificates are listed and their sizes, pass-through rates and repayment characteristics are further described on the table entitled “Summary of Terms” beginning on page [ ].
Credit enhancement for the offered certificates includes,
•	subordination with respect to payments of principal and interest and the allocation of losses,

•	overcollateralization,

•	[funds available from net swap payments,] and

•	excess interest, in each case to the extent described in this prospectus supplement.
[In addition, limited interest rate protection will be provided through the swap agreement from [___], as described in this prospectus supplement.]

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[Underwriters]

Prospectus Supplement dated [ ], 2006

(1)	Subject to variance of +/- [10]%.

(2)	Each class of certificates will have a pass-through rate equal to the lesser of (i) the formula rate based on one-month LIBOR applicable to such class and (ii) the applicable net WAC rate, as described in this prospectus supplement.

(3)	“Sen” denotes “Senior” and “Sub” denotes “Subordinate.”

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE PROSPECTUS
          We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) the prospectus, dated [ ], 2006, provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.
          You should rely only on the information contained in the prospectus and this prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in the prospectus supplement or the prospectus is accurate as of any date other than the date on the front of this document.
          We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.
          Words that appear in boldface type in this prospectus supplement and in the prospectus are either defined in the “Glossary of Terms” beginning on page [95] of this prospectus supplement, or have the meanings given to them on the page indicated in the “Index of Significant Terms” included in the prospectus.
Notice to Residents of the United Kingdom
          The Issuing Entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 (“FSMA”) of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom’s Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.
          The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as “FPO Persons”), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as “PCIS Persons” and together with the FPO Persons, the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.
          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the Issuing Entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

Summary of Terms — The Series 2006-[ ] Certificates

	Class [ ]	Class [ ]	Class [ ]	Class [ ]	Class [ ]
Initial Certificate Principal Amount(1):
Pass-Through Rate(2)(3):	LIBOR plus[ ]%	LIBOR plus[ ]%	LIBOR plus[ ]%	LIBOR plus[ ]%	LIBOR plus[ ]%
Pass-Through Rate Type:
Principal Type:
Minimum Denomination:
Incremental Denomination:
Certificate Form:
ERISA Eligible:
Final Scheduled Distribution Date(4):
First Principal Distribution Date(45):
Weighted Avg. Life At
to 10% optional clean-up call:
to final scheduled distribution date:
Principal Window(months)(5)(6)
to 10% optional clean-up call:
to final scheduled distribution date:
Expected Final Distribution Date(5)(6):
to 10% optional clean-up call:
to final scheduled distribution date:
Interest Accrual Method(7):
[Payment Delay]:
Anticipated Ratings
([Moody’s]/[S&P]/[Fitch]):
CUSIP Number:

Other information:

(1)	The initial certificate principal amounts shown above are subject to a permitted variance of plus or minus 10%, and are approximate amounts.

(2)	The pass-through rate for these certificates is the least of (i) one-month LIBOR plus the applicable margin and (ii) the applicable Net WAC rate. This pass-through rate is subject to adjustment and your pass-through rate may be lower. [See “Description of the Certificates—Distributions of Interest and Principal.”]

(3)	If the aggregate unpaid principal balance of the mortgage loans at the beginning of the due period related to any distribution date is less than or equal to [10]% of the aggregate unpaid principal balance of the initial mortgage loans [and the amount on deposit in the pre-funding account] as of the closing date, the margin on each of the senior certificates will increase to 2 times its respective margin shown above and the margin on each of the other classes of offered certificates will increase to 1.5 times its respective margin shown above.

(4)	The information set forth above regarding first principal distribution date, weighted average life at issuance, principal distribution window and expected final distribution date is based on the structuring assumptions defined herein and 100% of the prepayment assumption. See “Prepayment and Yield Considerations.”

(5)	Latest maturity date for any mortgage loan plus one month.

(6)	Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate unpaid principal balance of the mortgage loans [and the amount on deposit in the pre-funding account] is reduced to less than or equal to [10]% of the aggregate loan balance of the mortgage loans as of the closing date. See “The Pooling and Servicing Agreement—Termination: Optional Clean-up Call.”

(7)	The pass-through rate index reset date for the certificates is two business days prior to the start of each interest accrual period.

 (i)

SUMMARY INFORMATION
     The following summary highlights selected information from this prospectus supplement. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.
     This summary provides an overview of certain calculations, cash flows and other information to aid your understanding. This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.
     Whenever we refer to a percentage of some or all of the mortgage loans in this prospectus supplement, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of the cut-off date of [___] 1, 2006, unless we specify otherwise.
Issuing Entity
     Fremont Home Loan Trust 2006-[ ], a common law trust. See “The Issuing Entity” in this prospectus supplement.
Sponsor and Originator
     Fremont Investment & Loan, a California industrial bank, has originated all of the mortgage loans and, in its capacity as sponsor, will sell the mortgage loans to the depositor. See “The Sponsor” in this prospectus supplement.
Depositor
     Fremont Mortgage Securities Corporation, a Delaware corporation, will transfer the assets and other assets to the Issuing Entity. The depositor is a wholly owned subsidiary of the sponsor. See “The Depositor” in this prospectus supplement.
Servicer
     Fremont Investment & Loan will act as servicer of the mortgage loans. The servicer will be obligated to service and administer the mortgage loans on behalf of the Issuing Entity, for the benefit of the holders of the certificates.
Master Servicer, Trust Administrator and Custodian
     [Wells Fargo Bank, National Association], will act as master servicer. Pursuant to the pooling and servicing agreement, the master servicer will supervise and oversee the servicing of the mortgage loans other than defaulted mortgage loans and REO properties.
     [Wells Fargo Bank, National Association], will also act as trust administrator. Pursuant to the pooling and servicing agreement, the trust administrator will act as paying agent and certificate registrar, prepare and make available a monthly statement to certificateholders, and will perform certain administrative functions with respect to the certificates and the distribution account.
     [Wells Fargo Bank, National Association], will also act as custodian with respect to the mortgage loans pursuant to the pooling and servicing agreement.
Trustee
     [HSBC Bank USA, National Association], will act as trustee. See “The Trustee” in this prospectus supplement.
Swap Agreement Counterparty
     [ ], will act as counterparty to the swap agreement. See “The Counterparty” in this prospectus supplement.

Transaction Structure
     The transfers of the mortgage loans from the sponsor to the depositor to the Issuing Entity in exchange for the certificates are illustrated below:

The Offered Certificates
     The Fremont Home Loan Trust 2006-[ ] will issue the Mortgage-Backed Certificates, Series 2006-[ ]. [ ] classes of the certificates, the class 1-A[ ] certificates, the class 2-A[ ] certificates and the class 2-A[ ] certificates (collectively, the senior certificates), the class M[ ] certificates and the class B[ ] certificates are being offered to you by this prospectus supplement.
     The class 1-A[ ] certificates generally represent interests in the group 1 mortgage loans.
     The class 2-A[ ] and class 2-A[ ] certificates generally represent interests in the group 2 mortgage loans.
     The class M[ ] and class B[ ] certificates (collectively, the subordinate certificates) represent interests in all of the mortgage loans in the trust fund.
The Other Certificates
     The Issuing Entity will also issue four other classes of certificates, the class [C], class [P], class [R] and class [RX] certificates that will not be offered under this prospectus supplement.
     The class [C] certificates initially evidence collectively an interest of approximately [ ]% of the stated principal balance of the mortgage loans in the trust fund, which is the initial overcollateralization required by the pooling and servicing agreement.
     The class [P] certificates will have an initial certificate principal balance of $100 and will not be entitled to distributions in respect of principal or interest. The class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.
     The class [R] and class [RX] certificates are not expected to receive any distributions.
     The class [C], class [P], class [R] and class [RX] certificates will initially be transferred to the sponsor as part of the purchase price for the mortgage loans pursuant to the mortgage loan purchase agreement. [The sponsor intends to transfer the class C and class P certificates to an affiliate in connection with the issuance of net interest margin or “NIM” securities.] See “Description of the Certificates—The Other Certificates” in this prospectus supplement.
     The certificates will represent fractional undivided interests in the assets of the Issuing Entity, which consist primarily of the mortgage loans.
Closing Date
     On or about [        ], 2006.
Cut-off Date
     [        ] 1, 2006.
Distributions
     Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in [ ] 2006, to the holders of record on the related record date.
Record Date
     The record date for the certificates will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last day of the month immediately preceding the related distribution date (or, if such day is not a business day, on the immediately preceding business day).
Form of Certificates; Denominations
     The offered certificates will be issued and available only in book-entry form, in minimum denominations of $[100,000] initial principal amount and integral multiples of $1 in excess of $100,000.
Accrued Interest
     The price paid by investors for the offered certificates will not include any accrued interest.

Distributions of Interest
     The pass-through rates for each class of senior and subordinate certificates will be equal to the sum of one-month LIBOR plus a fixed margin, subject to caps on those pass-through rates. Interest will accrue on the senior and subordinate certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.
     The interest accrual period for the certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, from and including the closing date) through the day before the related distribution date.
     On each distribution date, the trust administrator will make distributions from interest collections for each mortgage group after the payment of certain expenses, in the following order of priority:
•	to the related class or classes of senior certificates, current interest for such distribution date;

•	to the class or classes of senior certificates related to the unrelated mortgage group, current interest for such distribution date (after giving effect to the payment of the interest collection for the unrelated mortgage group);

•	to the subordinate certificates, in the order of priority described in this prospectus supplement, current interest for such payment date; and

•	to be applied as part of excess cashflow for such distribution date as described below.
     For a complete description of the interest payments to the noteholders, see “Description of the Certificates—Distributions of Interest and Principal.”
Distributions of Principal
     Principal will be distributed on the offered certificates on each distribution date as described under “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.
     The allocation and priority of distributions will differ depending on whether the distribution date is prior to or after the stepdown date or if the distribution occurs when a trigger event is in effect.
     The stepdown date means either (1) the distribution date on which the aggregate certificate principal balance of the senior certificates will be reduced to zero, and (2) the later of (i) the distribution date upon which the percentage of credit enhancement provided for the senior certificates meets or exceeds [ ] (double the percentage as of the closing date) and (ii) the [37]th distribution date.
     A trigger event exists for any distribution date in respect to which (a) the quotient of (1) the aggregate stated principal balance of all mortgage loans 60 or more days delinquent, measured on a rolling three-month basis (including mortgage loans in foreclosure, REO properties and mortgage loans with respect to which the applicable borrower is in bankruptcy) divided by (2) the aggregate collateral balance, equals or exceeds [ ]%, or (b) the quotient (expressed as a percentage) of (1) the aggregate realized losses incurred from the cut-off date through the last day of the calendar month preceding such payment date divided by (2) the aggregate principal balance of the aggregate collateral balance as of the closing date exceeds the required loss percentage as set forth in this prospectus supplement.
Credit Enhancement
     The credit enhancement provided for the benefit of the holders of the certificates consists solely of:
•	an initial overcollateralization amount of [ ]%,

•	the use of excess interest to cover losses on the mortgage loans and as a distribution of principal to maintain or build overcollateralization,

•	the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates,

•	the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding and

•	the application of net swap payments to cover interest shortfalls and losses on the Mortgage Loans and as a distribution of principal to maintain or build overcollateralization.
The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit support provided to the various classes of certificates. The following chart also illustrates generally the distribution priorities and the subordination features applicable to the certificates.

Initial
Allocation		Credit	Priority of
of Losses	Class(es)	Support	Payments
Senior Certificates(1)

(1)	[Insert payment characteristics of Senior Certificates (i.e., sequential)]
Master Servicing and Servicing Compensation and Payment of Expenses
     As compensation for master servicing, custodial duties and administration of the Issuing Entity, the master servicer will be entitled to receive on a monthly basis, an amount equal to the product of [ ]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period. The master servicer shall be responsible for paying an annual fee to the trustee and neither the trust fund nor the Issuing Entity will be responsible for periodic payments; however, certain expenses incurred by the trustee are reimbursable from the Issuing Entity as set forth in this prospectus supplement.
     The servicer will be paid in the aggregate on a monthly basis, an amount equal to the product of [0.50]% per annum on the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the servicing fee. As additional servicing compensation, the servicer is generally entitled to retain (i) all servicing related fees, including fees collected in connection with assumptions, modification, late payment charges and other similar amounts (other than prepayment penalties) to the extent collected from the borrower, (ii) any prepayment interest excess and (iii) any investment earnings on funds held in their respective custodial accounts and escrow accounts. See “The Pooling and Servicing Agreement—Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses” in this prospectus supplement.
     The servicing fees and master servicing fees may be subject to adjustment in connection with any borrower prepayments in between due dates. When a borrower prepays all or a portion of a mortgage loan between due dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month’s interest, which could result in a prepayment interest shortfall in respect of interest available for payment to noteholders. In order to mitigate the effect of prepayment interest shortfalls, the servicer (or the master servicer, to the extent that the servicer fails to do so) will be required to pay compensating interest (but only up to the amount of the servicing fee for the related distribution date, in the case of the servicer, or the master servicing fee, in the case of the master servicer) into the collection account to the extent of any prepayment interest shortfall in respect of borrower prepayments.
     Each of the servicing fee and the master servicing fee shall be payable from borrower payments and other receipts in respect of the mortgage loans prior to the distribution of any amounts to the certificateholders.
Advances
     The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans. The master servicer, as successor servicer, will be required to make an advance only in cases where the servicer was required to make such advance but failed to do so. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses.
Swap Agreement
     The certificates (other than the class [C], class [P], class [R] and class [RX] certificates) will be entitled to the benefits provided by the swap agreement. The counterparty to the swap agreement is [___]. [___] is rated “[___]” by Moody’s, “[___]” by S&P and “[___]” by Fitch, Inc.]
     Under the swap agreement, the swap agreement counterparty will be obligated to [Insert swap disclosure]. See “Risk Factors¯ The Swap Agreements are subject to Counterparty Risk” and “Description of the Certificates – The Swap Agreement” in this prospectus supplement.

Cash Flows*

Mortgagor
Mortgagor Payments
Other Mortgage Loan Collections, Liquidation Proceeds
Amounts payable to or retained by servicer, *e.g.*, servicing fees, late fees,
Payment Clearing Accounts
Servicer
Servicer Advances of Principal and Interest, Components Interest and Repurchase
Collection Account
Master Servicer, Trust
Amounts Payable to Wells Fargo Bank for master servicing, trust administration fees and indemnification payments
Swap
Net Swap Payment due to / from
Net Swap Payment due to / from Supplemental Trust
Distribution Account
Supplemental Interest Trust
Funds on deposit less Trustee Fee, Indemnities and
Amounts distributable after distribution to Distribution Account
Transfer of amounts available for each Distribution Date
Distributions to Certificateholders
NIM Trust
SIT Reserve

*	Presented solely for purposes of illustration of potential disclosure. Actual chart will be revised for each transaction as appropriate.

The Mortgage Loans
     The mortgage loans to be included in the trust fund will be fixed- and adjustable-rate sub-prime mortgage loans secured by first or second lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the depositor from Fremont Investment & Loan, who will make certain representations and warranties relating to the mortgage loans. [In addition, the assets of the Issuing Entity on the closing date will include the aggregate amount of funds on deposit in the pre-funding account.]
     On the closing date, the Issuing Entity will purchase the [initial] mortgage loans. The aggregate principal balance of the mortgage loans as of the cut-off date was approximately $[ ], subject to a variance of +/- [10]%. Approximately [ ]% of such balance constituted the aggregate principal balance of the adjustable rate mortgage loans and approximately [ ]% of such balance constituted the aggregate principal balance of the fixed rate mortgage loans.
     [In addition, on the closing date, the [sponsor] will deposit approximately $[ ], which represents approximately [ ]% of the aggregate Certificate Principal Balance of the Certificates, into a segregated account maintained with the trust administrator, referred to in this prospectus supplement as the pre-funding account. This amount will be allocated between the mortgage groups so that the sum of the amount deposited in the pre-funding account for a group plus the aggregate loan balance of the initial mortgage loans in that group on the closing date equals approximately $ [ ] and $[ ] for group 1 and group 2, respectively. The amounts deposited in the pre-funding account will be used to buy subsequent mortgage loans for each group from the seller after the closing date and prior to [ ], 200[ ]. The maximum aggregate loan balance of subsequent mortgage loans to be transferred to the trust for group 1 and group 2 is approximately $[ ] and $[ ], respectively. The seller must satisfy certain conditions specified in the pooling and servicing agreement before it can sell subsequent mortgage loans to the trust. In addition, the mortgage loans, each of the mortgage groups and the mortgage pool must satisfy the requirements as described under “The Mortgage Loan Pool—Prefunding and Conveyance of Subsequent Mortgage Loans” in this prospectus supplement. The obligation of the trust to purchase subsequent mortgage loans during the pre-funding period is subject to the following requirements:
•	such subsequent mortgage loan may not be more than one calendar month contractually delinquent as of the related subsequent cut-off date;

•	such subsequent mortgage loan may not have a final maturity date later than [ ];

•	the remaining term to stated maturity of such subsequent mortgage loan will not exceed 30 years;

•	such subsequent mortgage loan will have a mortgage rate not less than [ ]% per annum;

•	such subsequent mortgage loan will not have an original loan-to-value ratio greater than 100%;

•	such subsequent mortgage loan will have a principal balance not greater than $[ ];

•	such subsequent mortgage loan will be secured by a first lien on a mortgaged property; and

•	such subsequent mortgage loan will be otherwise acceptable to the rating agencies.
If any amounts are left in the pre-funding account for purchase of subsequent mortgage loans for a group on [ ], 200[ ], the holders of the class [A] certificates related to that group will receive those amounts as a principal distribution on the [ ] 200[ ] distribution date.
     The statistical mortgage loan information presented in this prospectus supplement contains both initial mortgage loans and mortgage loans that are expected to be delivered as subsequent mortgage loans by the [sponsor] to the trust during the pre-funding period described above.
The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of approximately [ ] months as of the cut-off date, and have the following approximate characteristics as of the cut-off date:

Selected Mortgage Loan Pool Data(1)

	Aggregate		Group 1		Group 2
	Adjustable-Rate	Fixed-Rate	Adjustable-Rate	Fixed-Rate	Adjustable-Rate	Fixed-Rate
Stated Principal Balance:
Number of Mortgage Loans:
Average Stated Principal Balance:
Weighted Average Gross Coupon:
Weighted Average Net Coupon(2):
Weighted Average Original Credit Score:
Weighted Average Original LTV or CLTV Ratio(3):
Weighted Average Stated Remaining Term (Mo.):
Weighted Average Seasoning (Mo.):
Weighted Average Months to Roll(4):		N/A		N/A		N/A
Weighted Average Gross Margin(4):		N/A		N/A		N/A
Weighted Average Initial Rate Cap(4):		N/A		N/A		N/A
Weighted Average Periodic Rate Cap(4):		N/A		N/A		N/A
Weighted Average Gross Max. Lifetime Rate(4):		N/A		N/A		N/A

(1)	All percentages calculated in this table are based on stated principal balances as of the cut-off date, and are subject to a variance of +/- [10]%, unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the adjustable-rate mortgage loans in the applicable mortgage loan group

     For purposes of calculating principal distributions on the senior certificates and for purposes of calculating the allocation of certain interest shortfalls to the offered certificates, in each case as described in detail in this prospectus supplement, the mortgage loans have been divided into two groups, designated as “group 1 mortgage loans” and “group 2 mortgage loans.” The group 1 mortgage loans consist only of those mortgage loans with principal balances that conformed to Fannie Mae or Freddie Mac loan limits at origination. The group 2 mortgage loans consist of mortgage loans with principal balances that may or may not have conformed to Fannie Mae or Freddie Mac loan limits at origination. The characteristics of the mortgage loans in each group are described under “The Mortgage Loan Pool” in this prospectus supplement. The class 1-A[ ] certificates generally represent interests in the group 1 mortgage loans. The class 2-A[ ] and class 2-A[ ] certificates generally represent interests in the group 2 mortgage loans. The class M[ ] and class B[ ] certificates represent interests in all of the mortgage loans in the trust fund.
     Generally, after an initial fixed-rate period, the interest rate on each adjustable-rate mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, in each case, subject to initial, periodic and lifetime limitations. See “The Mortgage Loan Pool—The Index” in this prospectus supplement.
     For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this prospectus supplement.
Removal and Substitution of Assets
     Upon the discovery of the breach of any representation or warranty made by the originator, the sponsor or the depositor in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders, the originator, the sponsor or the depositor, as the case may be, will be obligated to repurchase or, in certain cases, substitute a new mortgage loans for the affected mortgage loan. These removals and/or substitutions may result in changes in the characteristics of the mortgage loan pool. These changes may affect the weighted average lives and yields to maturity of the related offered certificates.
Optional Termination of the Issuing Entity
     The servicer may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the second preceding due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans [and the amount on deposit in the pre-funding account] as of the cut-off date. Purchase of the mortgage loans by the servicer would result in the final distribution on the certificates on the related distribution date; however, such optional termination will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended.
ERISA Considerations
     Subject to the conditions described under “ERISA Considerations” in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.
     For more information regarding ERISA considerations and compliance applicable to the offered certificates, see “ERISA Considerations” in this prospectus supplement.
Federal Tax Aspects
     Hunton & Williams LLP will act as tax counsel to Fremont Mortgage Securities Corporation and is of the opinion that:
•	designated portions of the trust fund (exclusive of the net WAC rate carryover reserve account, the swap agreements and certain other assets specified in the pooling and servicing agreement) will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

•	the offered certificates will represent (i) regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and (ii) interests in certain net WAC rate carryover amounts. Each interest in net WAC rate carryover amounts will be treated as a notional principal contract for federal income tax purposes.
     For additional information regarding the federal tax aspects of the certificates, see “Federal Income Tax Considerations” in this prospectus supplement.
Legal Investment Considerations
     None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in certain classes of the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Risk Factors—Your Investment Considerations May Not Be Liquid” in this prospectus supplement and “Legal Investment Considerations” in this prospectus supplement and in the prospectus.
Ratings
     In order to be issued, the offered certificates must be assigned ratings not lower than the following ratings by [Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.], [Moody’s Investors Service, Inc.], and [Fitch, Inc.]:

Class	[S&P]	[Moody’s]	[Fitch]
1-A[ ]
2-A[ ]
2-A[ ]
M[ ]
B[ ]
     A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

[Note: The following charts are sample illustrations of graphical presentations that will be used to summarize the mortgage loan characteristics. Please disregard the percentages presented.]

RISK FACTORS
     THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.
     THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.
     UNLESS OTHERWISE SPECIFIED, ALL PERCENTAGES OF MORTGAGE LOANS IN THIS “RISK FACTORS” SECTION ARE PERCENTAGES OF THE MORTGAGE LOANS AS OF THE [CUT-OFF DATE] OF [___] 1, 2006.

Less Stringent Underwriting Guidelines and the Resultant Potential for Delinquencies on the Mortgage Loans Could Lead to Losses on Your Certificates	The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

The underwriting guidelines used in the origination of the mortgage loans held by the Issuing Entity are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and in certain other respects. Borrowers on such mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, rates of delinquencies, defaults and foreclosures on the mortgage loans purchased by the Issuing Entity will be higher, and may be substantially higher, than those experienced by mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans in the mortgage pool than on mortgage loans originated in a more traditional manner. We cannot assure you that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans.

Inclusion of a First and Second Lien on the Same Properties in the Mortgage Pool May Increase Risk of Loss	Approximately [___]% of the mortgage loans, approximately [___]% of the group 1 mortgage loans and approximately [___]% of the group 2 mortgage loans are secured by second liens subordinate to the rights of the mortgagee under the related first mortgage. In the event of a default with respect to the related first mortgage loan, the Issuing Entity will have no source of funds to satisfy the first mortgage or make payments due to the first mortgagee and, accordingly, its ability to realize on its second lien may be limited.

In addition, substantially all of the second lien mortgage loans have first liens included in the mortgage pool. The aggregate principal balance of the second lien mortgage loans with related first lien mortgage loans in the mortgage pool represents approximately [___]% of the aggregate principal balance of the mortgage pool. In these circumstances, the effective combined loan to value ratio may be higher than indicated for the individual loans resulting in an increased exposure to the related mortgage property for the trust fund. See “—Simultaneous Second Lien Risk Decreases Total Equity Investment By

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those Jurisdictions Experience Economic Downturns	Borrowers in Related Mortgaged Property, Increasing Risk of Loss.”Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans than are being experienced in other regions of the United States generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the Issuing Entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, the following approximate percentages of mortgage loans as of the cut-off date were secured by mortgaged properties located in the following states, representing concentrations in excess of 5%:
All Mortgage Loans

California	New York	Florida	Maryland	New Jersey	California
Group 1 Mortgage Loans

California	Florida	Maryland	New York	New Jersey	Illinois	Massachusetts	Georgia
Group 2 Mortgage Loans

California	New York	Florida	New Jersey	Maryland	Virginia

Because of the relative geographic concentration of the mortgaged properties within these states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage loans are payable to the subordinate certificates at a slower rate than principal payments are made to the senior certificates, the subordinate certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Effect on Yields Caused by Prepayments, Defaults and Losses	Mortgagors may prepay their mortgage loans in whole or in part at any time. A prepayment of a mortgage loan generally will result in a prepayment on the certificates. We cannot predict the rate at which mortgagors will repay their mortgage loans. We cannot assure you that the actual prepayment rates of the mortgage loans included in the trust fund will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the trust fund.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

The seller may initiate customer retention programs that could involve the solicitation of mortgage loan borrowers for possible loan refinancing. For example, a customer retention program may include the solicitation of all borrowers of the seller with adjustable rate mortgage loans that are approaching a scheduled rate reset date or borrowers of mortgage loans with a prepayment penalty period scheduled to expire. In addition, the seller may, from time to time, engage in general public solicitations for participation in various mortgage loan refinancing programs. Although solicitations related to customer retention programs or general refinancing solicitations will not be targeted specifically to the borrowers of the mortgage loans included in your trust fund, such borrowers may be included among those receiving such solicitations. Any refinancing of a mortgage loan may result in a prepayment of that mortgage loan and, consequently, may affect the weighted average life of and the yield on the certificates.

Approximately [___]% of the mortgage loans, approximately [___]% of the group 1 mortgage loans and approximately [___]% of the group 2 mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

Fremont Investment & Loan may be required to purchase mortgage loans from the Issuing Entity in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

The servicer may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the second preceding due period is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the Cut-off Date.

If the rate of default and/or the amount of losses on the mortgage loans are higher than you expect, then your yield may be lower than you expect.

As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the offered certificates and will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

The multiple class structure of the certificates causes the yield of certain classes of the certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of certificates will be sensitive to the rates of prepayment on the mortgage loans. Subject to the loss and delinquency performance of the mortgage loan pool, the subordinate certificates may continue (unless the aggregate certificate principal balance of the senior certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This would probably reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within 1 month prior to their sale to the Issuing Entity. As a result, the Issuing Entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the senior certificates, and to a lesser extent, the holders of the subordinate certificates will receive regular payments of interest and principal to the extent described herein. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

Interest Generated by the Mortgage Loans May Be Insufficient to Create or Maintain the Required Level of Overcollateralization	If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. The weighted average of the interest rates on the mortgage loans (net of fees and expenses) is expected to be higher than the pass-through rates on the offered certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the Issuing Entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the Issuing Entity are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans will generate.

Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

In general, the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition:·

• the adjustable-rate mortgage loans have a weighted average months-to-roll of approximately [___] months from the Cut-off Date;

• the group 1 adjustable-rate mortgage loans have a weighted average months-to-roll of approximately [___] months from the Cut-off Date; and

• the group 2 adjustable-rate mortgage loans have a weighted average months-to-roll of approximately [___] months from the Cut-off Date.

As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates; provided, however, that the pass-through rates on the offered certificates cannot exceed the weighted average coupon of the related mortgage loans, less fees and expenses.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Investors in the offered certificates, and particularly the subordinate certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Mortgage Rates and Other Factors on the Pass-through Rates of the Offered Certificates	The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for such certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the Issuing Entity.

A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, all of the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates two, three or five years after the origination of such mortgage loans. As a result of the limit on the pass-through rates for the offered certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on the adjustable-rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the Issuing Entity. These shortfalls suffered by the offered certificates may also be covered by amounts payable under the related swap agreement, during the periods in which the related swap agreement is in effect.

Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis.

[Inadequate Amount of Subsequent Mortgage Loans Will Affect the Timing and Rate of Return on Your Investment]	[If the amount of subsequent mortgage loans purchased for a mortgage group to be included as part of the trust fund is less than the amount deposited in the pre-funding account for that group on the closing date, holders of the class or classes of class [A] certificates related to that group will receive a distribution of principal of the amount remaining in the pre-funding account allocated to that group on the distribution date occurring in [ ] 200[ ]. The types of mortgage loans that can be purchased as subsequent mortgage loans are similar to the initial mortgage loans and the depositor expects that the characteristics of the mortgage loans as described in this prospectus supplement will not be materially changed by the addition of any subsequent mortgage loans.]

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates	When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment was received by the servicer. The servicer is obligated to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with certain voluntary principal prepayments in full and thirty days’ interest on the prepaid mortgage loan, but only to the extent of the applicable aggregate monthly servicing fee for the related distribution date. However, prepayments in full that occur from the 1st day of a month through the 15th day of the month will be passed through on the distribution date in that month. Any such prepayment in full will be accompanied by interest on such prepayment for the period from the first of such month to the day of prepayment. Any such prepayment interest excess will be retained by the servicer.

If the servicer fails to make any required interest shortfall payments (subject to the limitations described above) or the shortfall exceeds the monthly servicing fee or prepayment interest excess for the related distribution date, to the extent such shortfalls are not covered by the master servicer, which is obligated to make such payments, but only to the extent of its master servicing compensation for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates. In addition, no compensating interest payments or prepayment interest excess will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the Issuing Entity to pay the full amount of the current interest on your certificates, will result in a reduction of the yield on your certificates.

Additional Risks Associated with the Subordinate Certificates	The weighted average lives of, and the yields to maturity on, the class M[ ] and class B[ ] certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will (except to the extent of subsequent recoveries, as described in this prospectus supplement) permanently reduce the certificate principal balance of the class B[ ] and class M[ ] certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. No realized losses will be allocated to reduce the certificate principal balance of any of the senior certificates.

Unless the aggregate certificate principal balances of the senior certificates have been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until ___2009 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinate certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinate certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the subordinate certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. See “—Effect of Mortgage Rates and Other Factors on the Pass-through Rates of the Offered Certificates.” The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the class [C] certificates or a class of subordinate certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinate certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than the Mortgage Loan Balance	Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss	Mortgage loans with higher original loan-to-value ratios (or original combined loan-to-value ratios in the case of second lien mortgage loans) may present a greater risk of loss than mortgage loans with original loan-to-value ratios (or original combined loan-to-value ratios in the case of second lien mortgage loans) of 80% or below. Approximately [___]% of the mortgage loans, approximately [___]% of the group 1 mortgage loans and approximately [___]% of the group 2 mortgage loans (in each case, based on the aggregate stated principal balance of the related mortgage loans as of the cut-off date) had original loan-to-value ratios (or original combined loan-to-value ratios in the case of second lien mortgage loans) greater than 80%, calculated as described under “The Mortgage Loan Pool—General” in this prospectus supplement.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Simultaneous Second Lien Risk Decreases Total Equity Investment by Borrowers in Related Mortgaged Property, Increasing Risk of Loss	With respect to approximately [___]%, [___]% and [___]% of the mortgage loans, group 1 mortgage loans and group 2 mortgage loans, respectively (in each case, based on the aggregate stated principal balance of the related mortgage loans as of the [statistical distribution] [cut-off] date), at the time of origination of such first lien mortgage loan, the originator also originated a second lien mortgage loan. The weighted average original loan-to-value ratio of such mortgage loans is approximately [___]%, with respect to those mortgage loans, approximately [___]%, with respect to those group 1 mortgage loans and approximately [___]%, with respect to those group 2 mortgage loans, and the original weighted average combined loan-to-value ratio of such mortgage loans (including the related simultaneous second lien) is approximately [___]%, with respect to those mortgage loans, approximately [___]%, with respect to those group 1 mortgage loans and approximately [___]%, with respect to those group 2 mortgage loans.

With respect to those mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien since mortgagors have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

A Decrease in the Value of Mortgaged Property May Increase the Risk of Loss	There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related mortgage loan to equal or exceed the value of that mortgaged property. Among the factors that could adversely affect the value of a mortgaged property are:

• an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

• a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; or

• natural disasters that are not necessarily covered by insurance, including wildfires, eruptions, earthquakes and floods.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the mortgage loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses	As of the cut-off date, approximately [___]% of the mortgage loans, approximately [___]% of the group 1 mortgage loans and approximately [___]% of the group 2 mortgage loans, respectively, have an initial interest only period of five years. During this period, the payment made by the related mortgagor will be less than it would be if principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Mortgage Loans With Balloon Payments May Result in Increased Loss	Approximately [___]%, [___]% and [___]% of the aggregate principal balance of the mortgage loans, the group 1 mortgage loans and the group 2 mortgage loans, respectively, are mortgage loans that provide for the payment of any remaining unamortized principal balance in a single payment, or balloon loans. If the borrower is unable to repay the mortgage loan at maturity or refinance the amount owed, you may suffer a loss if the collateral for the mortgage loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans	There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the sub-prime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

• the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•      the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the

• exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the Issuing Entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject the Issuing Entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the Issuing Entity or subsequent holders of the mortgage loans.

The originator will represent that each mortgage loan originated or acquired by it is in compliance with applicable federal, state and local laws and regulations. In addition, the originator will also represent that none of the mortgage loans are subject to the Home Ownership and Equity Protection Act of 1994 or classified as a “high cost,” “threshold,” “covered” or “predatory” loan under any other applicable state, federal or local law. In the event of a breach of any of such representations, the originator will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

The Value of the Mortgage Loans May Be Affected by, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses to You	No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the national or related local residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at an historically high rate in recent years. In particular, mortgage loans with high principal balances or high loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, regional employment outlook and the general economic well-being of that area. Any decrease in the value of the mortgaged properties may result in losses with respect to the mortgage loans, which could result in insufficient principal and interest on the mortgage loans to pay the Certificates all principal and interest to which they are entitled.

Some of the Mortgage Loans May Be Subject to an Illinois Statute Governing Interest Rates and Origination Fees	Not more than approximately [___]%, [___]% and [___]% of the mortgage loans, the group 1 mortgage loans and group 2 mortgage loans, respectively, may fall within the scope of certain provisions of an Illinois statute governing interest rates and origination fees. The scope and application of this Illinois law has recently been called into question by an Illinois appellate court decision. To the extent it is determined that any mortgage loan was originated in violation of Illinois law, the originator may be required to repurchase or substitute for the mortgage loan if the violation materially and adversely affects the interest of the certificateholders in that mortgage loan. Any such repurchase may result in a faster return of principal at a time when you might not be able to invest those funds at an interest rate as high as the applicable pass-through rate.

The Swap Agreements are Subject to Counterparty Risk	The assets of the Issuing Entity include the swap agreements which will require the swap agreement counterparty to make certain payments for the benefit of the holders of the related offered certificates. To the extent that payments on the certificates depend in part on payments to be received by the trust administrator under the swap agreements, the ability of the trust administrator to make such payments on the certificates will be subject to the credit risk of the swap agreement counterparty.

The Originator May Not Be Able to Repurchase Defective Mortgage Loans	The originator will make various representations and warranties related to the mortgage loans. Those representations are summarized in “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

If the originator fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the originator would be required to repurchase or substitute for the defective mortgage loan. It is possible that the originator may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the originator to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

External Events May Increase the Risk of Loss on the Mortgage Loans	The originator will make a representation and warranty that no mortgaged property is subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty as of the closing date. We do not know how many mortgaged properties have been or may be affected by the 2005 hurricane season. Any adverse impact as a result of this event may be borne by the holders of the offered certificates, particularly if the originator fails to repurchase any mortgage loan that breaches this representation and warranty.

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in the New York and Washington, D.C. metropolitan areas. It is possible (although we cannot predict the likelihood) that other terrorism events involving the United States could have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in areas of the United States affected by such events.

The United States continues to be involved in military action in Iraq. [Although the military action has wound down,] reservists who were activated for duty in Iraq could continue to serve, and new reservists could be called to active duty, to secure Iraq so that reconstruction can take place. To the extent that any member of the military or reservist is a borrower under a mortgage loan, the interest rate limitations and other provisions of the Servicemembers Civil Relief Act, as amended, would apply to the mortgage loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Servicemembers Civil Relief Act or the California Military and Veterans Code. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Servicemembers Civil Relief Act or the California Military and Veterans Code. None of the parties to this transaction have taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitations. See “Certain Legal Aspects of Mortgage Assets—Servicemembers Civil Relief Act and Similar State-Enacted Legislation” in the prospectus.

The Certificates Are Obligations of the Issuing Entity Only	The certificates will not represent an interest in or obligation of the originator, the depositor, the underwriters, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the originator, the depositor, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust fund will be the sole source of payments on the offered certificates, and there will be no recourse to the originator, the depositor, the underwriters, the servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the offered certificates.

Your Investment May Not Be Liquid	The underwriters intend to make a secondary market in the offered certificates, but they will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly referred to as SMMEA. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in the those certificates, thereby limiting the market for those certificates. If your investment activities are subject to investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates. See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

The Lack of Physical Certificates May Cause Delays in Payments and Cause Difficulty in Pledging or Selling the Offered Certificates	The offered certificates will not be issued in physical form. Certificateholders will be able to transfer certificates only through DTC, participating organizations, indirect participants and certain banks. The ability to pledge a certificate to a person that does not participate in DTC may be limited because of the lack of a physical certificate. In addition, certificateholders may experience some delay in receiving distributions on these certificates because the trust administrator will not send distributions directly to them. Instead, the trust administrator will send all distributions to DTC, which will then credit those distributions to the participating organizations. Those organizations will in turn credit the accounts of certificateholders either directly or indirectly through indirect participants.

The Ratings on Your Certificates Could Be Reduced or Withdrawn	Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates are likely to be reduced.

Fremont Investment & Loan has Limited Experience Servicing Mortgage Loans	The servicer currently services mortgage loans for third parties primarily on an interim basis. However, the servicer believes that it has adequate facilities and personnel to effectively service the mortgage loans on a permanent basis in accordance with the pooling and servicing agreement. The historical information presented in this prospectus supplement is necessarily limited and the actual experience of the mortgage loans owned by the Issuing Entity may be materially different from such historical performance information, in particular as it relates to the servicing of mortgage loans on a temporary basis. The distributions on the offered certificates are dependant upon the ability of the servicer to collect on the mortgage loans and accordingly, the failure of the servicer to perform effectively under the pooling and servicing agreement may adversely affect the performance of, or the value of, the offered certificates. See “The Sponsor, Originator and The Servicer” in this prospectus supplement for additional information.

The Certificates May Not Be Suitable Investments	The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

TRANSACTION OVERVIEW
Parties
     The Issuing Entity. Fremont Home Loan Trust 2006-[ ], a New York common law trust, formed by the depositor pursuant to the pooling and servicing agreement. See “The Issuing Entity” in this prospectus supplement.
     The Depositor. Fremont Mortgage Securities Corporation, a Delaware corporation. The principal executive office of the depositor is located at 2727 East Imperial Highway, Brea, California 92821, and its telephone number is (714) 961-5261.
     The Sponsor, Servicer and Originator. Fremont Investment & Loan, a California industrial bank (“Fremont”). The principal executive office of Fremont is located at 2727 East Imperial Highway, Brea, California 92821, and its telephone number is (714) 961-5000. See “The Sponsor, Originator and The Servicer” in this prospectus supplement.
     The Master Servicer, Trust Administrator and Custodian. [Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association. The trust administrator maintains an office for purposes of certificate transfers and surrenders, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. The master servicer maintains its offices, and the trust administrator also maintains an office, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Services—Fremont 2006-[ ], where its telephone number is (410) 884-2000. In its capacity as custodian, the custodian’s [principal] office is located at [ ] and its telephone number is ( ) [ ].] For a description of the master servicer, trust administrator and custodian, see “The Master Servicer, The Trust Administrator and The Custodian” in this prospectus supplement.
     The Trustee. [HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America. The trustee’s offices for notices under the pooling and servicing agreement are located at 452 Fifth Avenue, New York, New York and its telephone number is (212) 525-1362.]
     Swap Provider.
     The Rating Agencies. Each of [Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.], [Moody’s Investors Service, Inc.] and [Fitch, Inc.] will issue ratings with respect to some or all of the Offered Certificates.
The Transaction
     Fremont Home Loan Trust 2006-[ ] will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of [___] 1, 2006, by and among the originator, the depositor, the servicer, the master servicer, the trust administrator and the trustee.
THE MORTGAGE LOAN POOL
     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of [initial] mortgage loans [and certain of the mortgage loans that are expected to be included among the subsequent mortgage loans to be delivered by the sponsor during the Pre-funding Period] as of the Cut-off Date, which is [___] 1, 2006. With respect to the mortgage loan pool, some principal amortization will occur after the Cut-off Date and prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the Cut-off Date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the Cut-off Date as presented in this prospectus supplement, although such variance should not be material. [Prior to or on the Closing Date, additional mortgage loans may be delivered to the trust fund. In addition, prior to the Closing Date, initial mortgage loans may be removed and other initial mortgage loans may be substituted for the removed loans. Although the [Sponsor] expects to deliver the statistical mortgage loans that are not initial mortgage loans to the Trustee during the Pre-Funding Period, no assurance can be given that these mortgage loans will be actually delivered. The Depositor believes that the information set forth in this prospectus supplement with respect to the statistical mortgage loans is representative of the characteristics of the initial mortgage loans and an identified portion of the subsequent mortgage loans at the Closing Date, although some characteristics of these initial mortgage loans on the Closing Date may vary from those represented here and not all of the statistical mortgage loans will be delivered to the Trustee on the Closing Date and may not be delivered during the Pre-Funding Period.] In addition, the final mortgage loan pool may vary plus or minus [10].00% from the pool of mortgage loans described in this prospectus supplement. Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.
     Unless otherwise noted, all statistical percentages or weighted averages set forth in this section are measured as a percentage of the aggregate Stated Principal Balance of the mortgage loans, or a particular type of the mortgage loans (such as adjustable-rate mortgage loans), as applicable, as of the Cut-off Date, either in the aggregate or in the related loan group.
General
     The trust fund will primarily consist of [___] sub-prime, adjustable- and fixed-rate, first and second lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate Stated Principal Balance of approximately $[___] as of the Cut-off Date. The mortgage loans in the trust fund were acquired by the depositor from Fremont, who originated or acquired them. Fremont selects the mortgage loans for sale to the depositor from mortgage loans in its portfolio for which the mortgage loan representations required in the mortgage loan purchase agreement can be made. See “The Mortgage Loan Purchase Agreement” in this prospectus supplement. [Fremont does not employ any method of selecting mortgage loans that is intentionally adverse to the interests of the depositor or the Issuing Entity.]
     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See “The Sponsor, Originator and The Servicer—Underwriting Guidelines.” In general, because such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.
     Approximately $[___] (or approximately [___]%) of the mortgage loans in the trust fund are fixed-rate mortgage loans and approximately $[___] (or approximately [___]%) are adjustable-rate mortgage loans, as described in more detail under “—Adjustable-Rate Mortgage Loans” below. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.
     Approximately [___]% of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties consisting of one- to four-family dwelling units and individual condominium units. The remaining approximately [___]% of the mortgage loans are secured by second mortgages, deeds of trust or similar security instruments creating second liens on residential properties consisting of one- to four-family dwelling units and individual condominium units.
     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.
     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.
     Approximately [___]% of the mortgage loans have original loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) in excess of 80%. With respect to each first lien mortgage loan, the “loan-to-value ratio” thereof at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the Fremont underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification. However, in the case of a refinanced mortgage loan, such value is based solely upon the appraisal made at the time of origination of such refinanced mortgage loan. With respect to each second lien mortgage loan, the “combined loan-to-value ratio” thereof at any time is the loan-to-value ratio calculated using the aggregate Stated Principal Balance of the second mortgage loan together with the principal balance of the related first lien mortgage loan.
     Approximately [___]% of the mortgage loans, [___]% of the group 1 mortgage loans and approximately [___]% of the group 2 mortgage loans require the borrowers, under the terms of the related mortgage note, to make monthly payments only of accrued interest for the first 60 months following origination. With respect to these interest only mortgage loans, a rider to the related mortgage provided that principal amortization will begin on the initial interest adjustment date rather than on the 61st month following origination. Fremont intends to service such mortgage loans in accordance with the terms of the related note requiring that only payments of accrued interest is necessary for the first 60 months. At the end of such periods, the monthly payments on each such interest only Mortgage Loan will be recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Mortgage Rate.
     None of the mortgage loans are covered by existing primary mortgage insurance policies.
     The pool of mortgage loans is expected to have the following approximate aggregate characteristics as of the Cut-off Date(1):

Mortgage Loans
in the Aggregate
Stated Principal Balance:
Number of Mortgage Loans:
Average Stated Principal Balance:
Weighted Average Gross Coupon:
Weighted Average Net Coupon(2):
Weighted Average Original Credit Score:
Weighted Average Original LTV or CLTV Ratio(3):
Weighted Average Stated Remaining Term (months):
Weighted Average Seasoning (months):
Weighted Average Months to Roll(4):
Weighted Average Gross Margin(4):
Weighted Average Initial Rate Cap(4):
Weighted Average Periodic Rate Cap(4):
Weighted Average Gross Maximum Lifetime Rate(4):

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/ [5%], unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the adjustable-rate mortgage loans.

     The stated principal balances of the mortgage loans range from approximately $[___] to approximately $[___]. The mortgage loans had an average stated principal balance of approximately $[___].
     The weighted average loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) at origination of the mortgage loans is approximately [___]% and approximately [___]% of the mortgage loans have loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) at origination exceeding 80.00%.
     No more than approximately [___]% of the mortgage loans are secured by mortgaged properties located in any one zip code area.
     [None of the mortgage loans are more than 30 days delinquent.]
     [None of the mortgage loans failed to make their first payment due on the Cut-off Date.]
     None of the mortgage loans has an original loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 100.00%.
     Approximately [___]% of the mortgage loans are balloon loans.
     None of the mortgage loans has a prepayment penalty period in excess of three years.
     The originator will represent with respect to the mortgage loans that:
•	none of the mortgage loans is classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered” or “predatory” loans under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); and

•	in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single premium credit life insurance policy.
     The original Mortgages have been recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future will be, registered electronically through the MERS® System. In some other cases, the original Mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the Mortgage were, or in the future may be, at the sole discretion of the servicer, registered electronically through the MERS® System. For each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see “Prepayment and Yield Considerations—Defaults in Delinquent Payments” in this prospectus supplement.
     The tables on Schedule A set forth certain statistical information as of the Cut-off Date with respect to the aggregate mortgage loan pool. Due to rounding, the percentages shown may not precisely total 100.00%.
Prepayment Premiums
     Approximately [___]% of the mortgage loans, approximately [___]% of the Group 1 Mortgage Loans and approximately [___]% of the Group 2 Mortgage Loans provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one year to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P Certificates and will not be available for payment to the Offered Certificates.
     The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if waiver would, in the servicer’s judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium may not be collected under applicable law.
Adjustable-Rate Mortgage Loans
     All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on Six-Month LIBOR (as described below under “—The Index”), and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”). The first adjustment for approximately [___]% of the adjustable-rate mortgage loans (by aggregate Stated Principal Balance of the adjustable-rate mortgage loans as of the Cut-off Date) will occur after an initial period of approximately two years following origination (the “2/28 Adjustable-Rate Mortgage Loans”); in the case of approximately [___]% of the adjustable-rate mortgage loans (by aggregate Stated Principal Balance of the adjustable-rate mortgage loans as of the Cut-off Date), approximately three years following origination (the “3/27 Adjustable-Rate Mortgage Loans”); and in the case of approximately [___]% of the adjustable-rate mortgage loans (by aggregate Stated Principal Balance of the adjustable-rate mortgage loans as of the Cut-off Date), approximately five years following origination (the “5/25 Adjustable Rate Mortgage Loans”). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8 of the applicable LIBOR index and a fixed percentage amount (the “Gross Margin”). However, for all of the adjustable-rate mortgage loans, the mortgage rate on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage of 1.500% as specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the “Maximum Rate”) or be less than a specified minimum mortgage rate over the life of such mortgage loan (the “Minimum Rate”). The mortgage rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage as specified in the related mortgage note (the “Initial Cap”). The Initial Cap for all of the adjustable-rate mortgage loans is 2.000% or 3.000%. Except with respect to interest-only loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date. With respect to interest-only loans, the monthly payment amount will be adjusted on the fifth anniversary of the initial payment date for such loan to an amount that will fully amortize the outstanding principal balance of the related mortgage loan over its remaining term, in addition to interest at the then current interest rate. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable LIBOR index and the related Gross Margin, rounded as described in this prospectus supplement. See “—The Index” below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.
The Index
     The Index used in determining the mortgage rates of the adjustable-rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (“Six-Month LIBOR”) and as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.
[Pre-Funding and Conveyance of Subsequent Mortgage Loans]
     [On the Closing Date, the excess of the sum of the aggregate Certificate Principal Balance of the certificates and the initial Overcollateralization Amount over the sum of the aggregate Stated Principal Balance of the initial mortgage loans as of the initial Cut-off Date, which amount is expected to be approximately $[ ], will be deposited in the Pre-Funding Account established and maintained by the Trust Administrator on behalf of the Certificateholders. Any investment income earned from amounts in the Pre-Funding Account shall be paid to the [Sponsor], and will not be available for distributions on the Certificates. During the Pre-Funding Period, the Depositor is expected to purchase subsequent mortgage loans indirectly through an affiliate from the [Sponsor] and sell such subsequent mortgage loans to the Trustee to be included in the trust fund. The maximum aggregate loan balance of subsequent mortgage loans to be transferred to the Trustee for inclusion in the trust fund for Group 1 and Group 2 is approximately $[ ] and $[ ], respectively. The subsequent mortgage loans purchased by the Trustee for inclusion in the trust fund from each such amount will be allocated to the related Mortgage Group. The purchase price for each subsequent mortgage loan will equal the principal balance of such subsequent mortgage loan and will be paid from the amounts in the Pre-Funding Account allocated to that Mortgage Group. Accordingly, the purchase of subsequent mortgage loans for a Mortgage Group will decrease the amount on deposit in the Pre-Funding Account for that Mortgage Group and increase the aggregate Stated Principal Balance of the mortgage loans in that Mortgage Group. The characteristics of the mortgage loans to be included in the trust fund will vary upon the acquisition of subsequent mortgage loans. The obligation of the Trustee to purchase subsequent mortgage loans during the Pre-Funding Period is subject to the following requirements:
•	such subsequent mortgage loan may not be more than one calendar month contractually delinquent as of the related subsequent Cut-off Date;

•	such subsequent mortgage loan may not have a final maturity date later than [ ];

•	the remaining term to stated maturity of such subsequent mortgage loan will not exceed 30 years;

•	such subsequent mortgage loan will have a Mortgage Rate not less than [ ]% per annum;

•	such subsequent mortgage loan will not have an Original Loan-to-Value Ratio greater than 100%;

•	such subsequent mortgage loan will have a principal balance not greater than $[ ];

•	such subsequent mortgage loan will be secured by a first lien on a mortgaged property; and

•	such subsequent mortgage loan will be otherwise acceptable to the Rating Agencies.
     Following the purchase of such subsequent mortgage loans by the Trustee, the mortgage pool and each loan group will have the following characteristics (based upon the characteristics of the (a) initial mortgage loans as of the initial Cut-off Date and (b) subsequent mortgage loans as of the related subsequent Cut-off Date):

Mortgage Pool

•	a weighted average current Mortgage Rate of at least [ ]% per annum;

•	a weighted average remaining term to stated maturity of less than 360 months;

•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%;

•	a weighted average Credit Score of at least [ ]; and

•	no more than [ ]% of the mortgage loans by aggregate Stated Principal Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Group 1

•	a weighted average current Mortgage Rate of at least [ ]% per annum;

•	a weighted average remaining term to stated maturity of less than 360 months;

•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%; and

•	no more than [ ]% of the Group 1 mortgage loans by aggregate Stated Principal Balance at the end of the Pre-Funding Period will be used for cash-out refinances.

Group 2

•	a weighted average current Mortgage Rate of at least [ ]% per annum;

•	a weighted average remaining term to stated maturity of less than 360 months;

•	a weighted average Original Loan-to-Value Ratio of not more than [ ]%; and

•	no more than [ ]% of the Group 2 mortgage loans by aggregate Stated Principal Balance at the end of the Pre-Funding Period will be used for cash-out refinances.
The Group 1 Mortgage Loans
     The Group 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date(1):

	Group 1	Group 1	Group 1
	Mortgage Loans	ARM	Fixed-Rate
	in the Aggregate	Mortgage Loans	Mortgage Loans
Stated Principal Balance:
Number of Mortgage Loans:
Average Stated Principal Balance:
Weighted Average Gross Coupon:
Weighted Average Net Coupon(2):
Weighted Average Original Credit Score:
Weighted Average Original LTV or CLTV Ratio(3):
Weighted Average Stated Remaining Term (months):
Weighted Average Seasoning (months):
Weighted Average Months to Roll(4):			NA
Weighted Average Gross Margin(4):			NA
Weighted Average Initial Rate Cap(4):			NA
Weighted Average Periodic Rate Cap(4):			NA
Weighted Average Gross Maximum Lifetime Rate(4):			NA

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/- [5%], unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the group 1 adjustable-rate mortgage loans.
     The stated principal balances of the Group 1 Mortgage Loans range from approximately $[                    ] to approximately $[                    ]. The Group 1 Mortgage Loans had an average stated principal balance of approximately $[                    ].
     The weighted average loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) at origination of the Group 1 Mortgage Loans is approximately [___]% and approximately [___]% of the Group 1 Mortgage Loans have loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) at origination exceeding 80.00%.
     No more than approximately [___]% of the Group 1 Mortgage Loans are secured by mortgaged properties located in any one zip code area.
     None of the Group 1 Mortgage Loans are more than 30 days delinquent.
     [None of the Group 1 Mortgage Loans shall have failed to make their first payment due on the Cut-off Date.]
     None of the Group 1 Mortgage Loans has an original loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 100.00%.
     Approximately [___]% of the Group 1 Mortgage Loans are balloon loans.
     None of the Group 1 Mortgage Loans has a prepayment penalty period in excess of three years.
     See “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.
     The tables on Schedule A set forth certain statistical information as of the Cut-off Date with respect to the Group 1 Mortgage Loans. Due to rounding, the percentages shown may not precisely total 100.00%.
The Group 2 Mortgage Loans
     The Group 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date(1):

	Group 2	Group 2	Group 2
	Mortgage Loans in	ARM	Fixed-Rate Mortgage
	the Aggregate	Mortgage Loans	Loans
Stated Principal Balance:
Number of Mortgage Loans:
Average Stated Principal Balance:
Weighted Average Gross Coupon:
Weighted Average Net Coupon(2):
Weighted Average Original Credit Score:
Weighted Average Original LTV or CLTV Ratio(3):
Weighted Average Stated Remaining Term (months):
Weighted Average Seasoning (months):
Weighted Average Months to Roll(4):			N/A
Weighted Average Gross Margin(4):			N/A
Weighted Average Initial Rate Cap(4):			N/A
Weighted Average Periodic Rate Cap(4):			N/A
Weighted Average Gross Maximum Lifetime Rate(4):			N/A

(1)	All percentages calculated in this table are based on stated principal balances, and are subject to a variance of +/- [5%], unless otherwise noted.

(2)	The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the servicing fee rate.

(3)	Original LTV applies to first-lien loans and combined LTV (CLTV) applies to second-lien loans.

(4)	Represents the weighted average of the group 2 adjustable-rate mortgage loans.
     The stated principal balances of the Group 2 Mortgage Loans range from approximately $[___] to approximately $[                    ]. The Group 2 Mortgage Loans had an average stated principal balance of approximately $[                    ].
     The weighted average loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) at origination of the Group 2 Mortgage Loans is approximately [___]% and approximately [___]% of the Group 2 Mortgage Loans have loan-to-value ratios (or combined loan-to-value ratios in the case of second lien mortgage loans) at origination exceeding 80.00%.
     No more than approximately [___]% of the Group 2 Mortgage Loans are secured by mortgaged properties located in any one zip code area.
     None of the Group 2 Mortgage Loans are more than 30 days delinquent.
     None of the Group 2 Mortgage Loans shall have failed to make their first payment due on the Cut-off Date.
     None of the Group 2 Mortgage Loans has an original loan-to-value ratio (or combined loan-to-value ratio in the case of second lien mortgage loans) in excess of 100.00%.
     Approximately [___]% of the Group 2 Mortgage Loans are balloon loans.
     None of the Group 2 Mortgage Loans has a prepayment penalty in excess of three years.
     See “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.
     The tables on Schedule A set forth certain statistical information as of the Cut-off Date with respect to the Group 2 Mortgage Loans. Due to rounding, the percentages shown may not precisely total 100.00%.
Credit Scores
     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by third parties which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The tables on Schedule A set forth certain information as of the Cut-off Date as to the Credit Scores of the related mortgagors, for the mortgage loans in the aggregate and for each mortgage loan group, obtained by the originator in connection with the origination of each mortgage loan.
THE ISSUING ENTITY
     Fremont Home Loan Trust 2006-[ ] will be formed on the closing date by the depositor pursuant to the pooling and servicing agreement among the trustee, the master servicer and trust administrator, the originator and the depositor. The Issuing Entity will be a New York common law trust, for which [HSBC Bank USA] will act as trustee. The Issuing Entity not own any assets other than the mortgage loans or the other assets described herein and will not have any directors, officers or employees. The Issuing Entity will not have any liabilities other than those incurred in connection with the pooling and servicing agreement and any related agreements nor will it have any ability to make additional borrowings or issue additional securities. The fiscal year end of the Issuing Entity will be December 31 of each year, commencing in 2006. The trustee, the trust administrator, the master servicer, the depositor, the originator and the servicer will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the pooling and servicing agreement.
     The Issuing Entity, as a common law trust may not be eligible to be a debtor in a bankruptcy proceeding, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts consider various factors in making a determination as to whether an entity is a business trust, therefor it is not possible to predict with any certainty whether or not the Issuing Entity would be considered a “business trust.” In addition, in the event of bankruptcy of the sponsor, the depositor or any other party to the transaction, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.
     The Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d)) will be made available on the web site of the Sponsor (http://www.fremont-regab.com) on the day that such material is electronically filed with, or furnished to, the Commission, or as soon as reasonably practical thereafter.
THE SPONSOR, ORIGINATOR AND THE SERVICER
Fremont Investment & Loan
     Fremont is a California industrial bank headquartered in Brea, California. Fremont currently operates wholesale residential real estate loan production offices located in Anaheim, California; Concord, California; Downers Grove, Illinois; Westchester County, New York; and Tampa, Florida. Fremont conducts business in 45 states and the District of Columbia and its primary source of originations is through licensed mortgage brokers.
     Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of Fremont General Corporation, a financial services holding company listed on the New York Stock Exchange. As of September 30, 2005, Fremont had approximately $10.81 billion in assets, approximately $9.31 billion in liabilities and approximately $1.50 billion in equity.
     As part of its residential subprime mortgage loan origination program, Fremont either,

•	sells its mortgage loans to third parties in whole loan sales transactions,

•	transfers such loans in connection with a securitization, or

•	retains the loans for long term investment.
     Fremont sponsored its first securitization in 1999 and has sponsored $1,156,712,000 (2 issues), $2,701,228,000 (4 issues) and $6,267,933,000 (5 issues) in aggregate principal amount of publicly offered mortgage backed certificates in 2003, 2004 and 2005, respectively. In addition to acting as sponsor of its securitizations, Fremont also acts as the originator and servicer of the mortgage loans and is the sole owner of the depositor. As part if its securitization program, Fremont works with the related underwriters in designing the overall structures of the transactions.
Static Pool Information
     Information concerning the sponsor’s prior residential mortgage loan securitizations involving mortgage backed certificates issued by the depositor since 2001 is available on the internet at: http://www.fremont-regab.com. Those securitizations involve comparable types of mortgage loans to the types of mortgage loans contained in the trust fund.
     Without charge or registration, investors can view on this website the following information for each of those securitizations:
•	summary initial pool information; and

•	delinquency, cumulative loss, and prepayment information as of each distribution date for the five years preceding the date of first use of this prospectus supplement.
     In the event any changes or updates are made to the information regarding these securitizations available on the sponsor’s website, the sponsor will provide a copy of the original information upon request to any person who writes or calls the sponsor at (714) 961-5000, Attention: [                    ].
     The static pool data available on the sponsor’s website relating to any of the sponsor’s mortgage loan securitizations issued prior to January 1, 2006, is not deemed to be part of this prospectus supplement, the prospectus or the depositor’s registration statement.
     This static pool data may have been influenced in the past by factors beyond the sponsor’s control, such as unusually robust housing prices, low interest rates and changes in product type. Therefore, the performance of prior residential mortgage loan securitizations may not be indicative of the future performance of the mortgage loans. In addition, the static pool date is necessarily limited to data on loans that are included in prior securitization sponsored by Fremont, and therefor only reflect a portion of the sponsors total origination volume.
Originations
     Fremont has been originating sub-prime residential mortgage loans since May 1994 and substantially all of its residential mortgage loan originations consist of sub-prime mortgage loans. Fremont’s sub-prime residential originations totaled approximately $6.94 billion, $13.74 billion and $23.91 billion for the years ended 2002, 2003 and 2004, respectively. For the first nine months of 2005, Fremont’s sub-prime residential originations totaled approximately $26.62 billion.
Underwriting Guidelines
     All of the mortgage loans were originated or acquired by Fremont, generally in accordance with the underwriting criteria described in this section. The following is a summary of the underwriting guidelines believed by the depositor to have been applied, with some variation, by Fremont. This summary does not purport to be a complete description of the underwriting guidelines of Fremont.
     Substantially all of the mortgage loans originated by Fremont are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker application and agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.
     Mortgage loans are underwritten in accordance with Fremont’s current underwriting programs, referred to as the Scored Programs (“Scored Programs”), subject to various exceptions as described in this section. Fremont began originating mortgage loans pursuant to Scored Programs in 2001 and the Scored Programs have been the exclusive type of origination programs beginning in 2004. Fremont’s underwriting guidelines are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. The Scored Programs assess the risk of default by using Credit Scores obtained from third party credit repositories along with, but not limited to, past mortgage payment history, seasoning on bankruptcy and/or foreclosure and loan-to-value ratios as an aid to, not a substitute for, the underwriter’s judgment. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market.
     The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower’s Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower’s likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont’s Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont.
     Under the Scored Programs, Fremont requires credit reports for each borrower, using the Credit Score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility. Credit Scores must be requested from each national credit repository. For the purpose of determining program eligibility,
•	if Credit Scores are available from all three credit repositories, the middle of the three Credit Scores is used,

•	if Credit Scores are available from only two of the repositories, the lower of the two Credit Scores is used, and

•	if a single Credit Score is available, the single Credit Score will be used; however, potential borrowers with a single Credit Score will not qualify for loan amounts in excess of $750,000, loans with loan-to-value ratios in excess of 90% or 80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.
Generally, the minimum applicable Credit Score allowed is 500, however borrowers with no Credit Scores are not automatically rejected and may be eligible for certain loan programs in appropriate circumstances.
     All of the mortgage loans were underwritten by Fremont’s underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e., an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.
     There are three documentation types, Full Documentation (“Full Documentation”), Easy Documentation (“Easy Documentation”) and Stated Income (“Stated Income”). Fremont’s underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of one to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income program; however, the income stated must be reasonable and customary for the applicant’s line of work.
     Fremont originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont’s underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont. In some cases, Fremont relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises.
     Fremont requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related loan or the replacement cost of the property, whichever is less.
     Fremont conducts a number of quality control procedures, including a post-funding review as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the funding review, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month’s originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing review findings and level of error is sent monthly to each loan production office for response. The review findings and branch responses are then reviewed by Fremont’s senior management. Adverse findings are tracked monthly. This review procedure allows Fremont to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.
     Balloon Loans. The majority of loans originated by Fremont provide for the full amortization of the principal amount on the final maturity date. Beginning in September 2005, Fremont began originating certain mortgage loans that do not provide for full amortization prior to maturity, where the payment of any remaining unamortized principal balance is due in a single or balloon payment at maturity. These balloon loans originated by Fremont provide for amortization of principal based on a 40 year period with a term to maturity of 30 years (“40/30 Loans”).
     Second Lien Mortgage Loans. Fremont currently has two programs for the origination of second lien mortgage loans. The current programs are limited to loans that are originated contemporaneously with the origination of a loan secured by a first lien, while the third allows for “stand alone” originations. The first program allows for loans with up to 5% loan to value and maximum combined loan to values of

95%. This program is limited to borrowers with Credit Scores in excess of 550, credit grades of at least “C” and debt to income ratios not greater than 50%; however, eligible borrowers may not be participants in a consumer credit counseling or other debt repayment program. Permissible loan balances for this program are from $5,000 to $25,000. The maximum term on these loans is 10 or 15 years; provided, that a 15 year amortization term is available only for Full Documentation or Easy Documentation loans with an original loan balance in excess of $15,000. Loans under this program are available for “owner occupied” or “non-owner occupied” properties.
     The second program is for borrowers with Credit Scores in excess of 580. This program allows for loans of up to 20% loan to value and 100% maximum combined loan to values and is limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%. Permissible loan balances for this program are from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 are allowed to borrowers under Full Documentation loans that have Credit Scores of 620 and greater. The limit on the combined loan balance is $500,000 for Stated Income loans; provided that no Stated Income loan may have a borrower with a Credit Score of less than 620. The loans are available with amortization terms of 10, 15, 20 and 30 years, however loan balances must be at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska are not allowed under this program.
     Fremont recently discontinued an additional second lien mortgage program that was a stand alone program for borrowers with Credit Scores in excess of 580. This program allowed for loans of 20% loan to value and 100% maximum combined loan to values and was limited to borrowers in credit grades of “A+” and “A” and debt ratios not greater than 50%. Permissible loan balances for this program were from $10,000 to $125,000. Combined loan balances (first and second lien mortgage loans) of up to $625,000 were allowed to borrowers under Full Documentation loans that had Credit Scores of 620 and greater. The limit on the combined loan balance was $500,000 for Stated Income loans; provided that no Stated Income loan may have been a borrower with a Credit Score of less than 620. The loans were available with amortization terms of 10, 15, 20 and 30 years, however loan balances must have been at least $25,000 to qualify for a 20 year amortization term and at least $50,000 for a 30 year amortization term. Rural properties and properties in Alaska were not allowed under this program.
Risk Categories
     Fremont’s underwriting guidelines under the Scored Programs with respect to each rating category generally require:
•	debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 80% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 80%;

•	applicants have a Credit Score of at least 500;

•	that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan; and

•	that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid in connection with closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.
     In addition, the various risk categories generally have the following criteria for borrower eligibility:
     “A+.” Under the “A+” category, an applicant must have no 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “A.” Under the “A” category, an applicant must have not more than one 30-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “A-.” Under the “A-” category, an applicant must have not more than three 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “B.” Under the “B” category, an applicant must have not more than one 60-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 85% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “C.” Under the “C” category, an applicant must have not more than one 90-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 80% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “C-.” Under the “C-” category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “D.” Under the “D” category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid in connection with closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.

Servicing
     Fremont has been servicing sub-prime mortgage loans since 1994 through its nationwide servicing operation, currently located in Ontario, California. As of September 30, 2005, Fremont was servicing 117,386 sub-prime residential mortgage loans with a total principal balance of approximately $22.158 billion. Approximately $16.067 billion of this balance was comprised of recently originated mortgage loans that were either owned by Fremont and held for sale or had been sold to third parties, and Fremont was providing interim servicing until the servicing was transferred. The product types serviced include both fixed and adjustable rate residential sub-prime mortgage loans, which may provide for principal payments that may fully amortize all payments of principal, or provide an initial interest only period of up to 5 years or provide for a balloon payment at maturity.
     Fremont’s residential sub-prime servicing operations are currently on S&P’s “Select” list and are rated RPS 3 by Fitch. Neither S&P, Moody’s nor Fitch has issued a report regarding the rating of the sub-prime servicing operations of Fremont.
     Fremont has experienced significant growth in its servicing activities, increasing its servicing portfolio of sub-prime residential mortgage loans by more than 500% since 2002, based on outstanding principal balance.
     In addition, Fremont has only been servicing mortgage loans for third parties for a limited period of time, and most of Fremont’s servicing portfolio, approximately 73%, 74%, 80% and 90% as of September 30, 2005 and as of December 31, 2004, 2003 and 2002, respectively, consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days.
Loan Servicing

	June 2005	2004	2003	2002
Interim Serviced Outstandings ($ in billions)	$16.00	$11.10	$7.60	$3.60
Held to Maturity Serviced Outstandings ($ in billions)	$4.90	$3.80	$1.9	$0.40
Total Serviced Outstandings ($ in billions)	$20.90	$14.90	$9.5	$4.00
Interim Serviced Units	89,209	68,545	46,258	24,734
Held to Maturity Service Units	24,734	19,669	10,162	2,489
Total Serviced Units	113,943	86,044	56,420	27,223
Servicing Employees	228	186	89	76

Servicer’s Delinquency and Foreclosure Experience
     The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by Fremont at the end of the indicated periods. Fremont’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. In particular, the fact that Fremont has only been servicing mortgage loans for third parties for a limited period of time and that most of Fremont’s servicing portfolio consisted of mortgage loans serviced on a temporary basis, generally for a period of ninety days may result in significant differences between the historical performance of Fremont’s servicing portfolio and the expected performance of the mortgage loans included in this transaction. Therefore, the historical information presented herein may not be indicative of the performance that you will experience with respect to the mortgage loan pool included in the trust. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Fremont. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Fremont’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

Fremont Mortgage Loan Servicing Portfolio
(Combined Loans Held for Sale, Interim Serviced, Held for Investment and Securitized)
Delinquencies and Foreclosures

	As of September 30, 2005
		Principal Balance	Percent by
	Number of Loans	(in thousands)	Principal Balance
Current Loans	114,022	$21,582,209	97.40%
Period of Delinquency
30 to 59 days	1,138	199,996	0.90%
60+ days	492	63,601	0.29%
Total Delinquencies	1,630	263,597	1.19%

Foreclosures/Forebearances	1,177	231,477	1.05%
Bankruptcies	415	60,525	0.27%
Total Foreclosures and Bankruptcies	1,592	292,002	1.32%

Real Estate Owned	142	19,863	0.09%

Total Portfolio	117,386	$22,157,671	100.00%

	As of December 31, 2004			As of December 31, 2003			As of December 31, 2002
			Percent			Percent			Percent
		Principal	by		Principal	by		Principal	by
	Number	Balance (in	Principal	Number of	Balance (in	Principal	Number of	Balance (in	Principal
	of Loans	thousands)	Balance	Loans	thousands)	Balance	Loans	thousands)	Balance
Current Loans	84,383	$14,692,643	98.18%	55,691	$9,380,221	98.91%	26,953	$3,973,672	99.18%

Period of Delinquency
30 to 59 days	595	97,995	0.65%	285	43,951	0.46%	37	3,921	0.10%
60+ days	77	11,262	0.08%	79	11,307	0.12%	10	1,559	0.04%

Total Delinquencies	672	109,257	0.73%	364	55,258	0.58%	47	5,480	0.14%

Foreclosures/ Forebearances	784	125,592	0.84%	229	32,357	0.34%	108	15,072	0.37%
Bankruptcies	205	28,772	0.19%	115	13,502	0.14%	78	8,916	0.22%

Total Foreclosures and Bankruptcies	989	154,364	1.03%	344	45,859	0.48%	186	23,988	0.59%
Real Estate Owned	48	8,575	0.06%	21	2,642	0.03%	37	3,490	0.09%

Total Portfolio	86,092	$14,964,838	100.00%	56,420	$9,483,980	100.00%	27,223	$4,006,630	100.00%

Fremont Mortgage Loan Servicing Portfolio
(Loans Held to Maturity/Serviced For Others)
Delinquencies and Foreclosures

	As of September 30, 2005
		Principal Balance	Percent by
	Number of Loans	(in thousands)	Principal Balance
Current Loans	27,774	$5,750,576	94.41%
Period of Delinquency
30 to 59 days	551	100,762	1.65%
60+ days	171	25,738	0.43%
Total Delinquencies	722	126,500	2.08%

Foreclosures/Forebearances	780	150,886	2.14%
Bankruptcies	294	46,300	0.76%
Total Foreclosures and Bankruptcies	1074	197,186	2.90%

Real Estate Owned	113	16,639	0.27%

Total Portfolio	29,683	$6,090,901	100.00%

	As of December 31, 2004			As of December 31, 2003			As of December 31, 2002
			Percent			Percent			Percent
			by			by			by
	Number	Principal	Principal	Number	Principal	Principal	Number of	Principal	Principal
	of Loans	Balance	Balance	of Loans	Balance	Balance	Loans	Balance	Balance
Current Loans	18,746	$3,675,608	95.60%	9,915	$1,844,818	97.75%	2,403	$380,873	96.87%

Period of Delinquency
30 to 59 days	253	45,603	1.19%	104	18,650	0.99%	22	3,582	0.91%
60+ days	36	5,743	0.15%	21	4,476	0.23%	6	520	0.13%

Total Delinquencies	289	51,347	1.34%	125	23,126	1.22%	28	4,102	1.04%

Foreclosures/ Forebearances	490	88,871	2.31%	66	11,753	0.62%	21	4,139	1.05%
Bankruptcies	144	22,967	0.60%	50	6,975	0.37%	33	3,767	0.96%

Total Foreclosures and Bankruptcies	634	111,838	2.91%	116	18,728	0.99%	54	7,906	2.01%
Real Estate Owned	34	5,977	0.16%	6	668	0.04%	4	311	0.08%

Total Portfolio	19,703	$3,844,769	100.00%	10,162	$1,887,340	100.00%	2,489	$393,192	100.00%

     The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date. [For example, a payment on a mortgage loan that was due on January 1 is not considered delinquent unless it is not received by the close of business on February 1 and such delinquency will not be reported as delinquent unless the mortgage loans remains delinquent until the related delinquency report is generated, at the end of the month.] [Fremont to provide similar disclosure relating to determination of charge-offs1, and the effect of any policies relating to re-aging, modifications, restructurings, partial payments, “rolling delinquencies” and the like, to the extent they have effect the information in the chart above.]

[1]	Also consider similar example using January 1 payment.

Servicing Processes and Procedures
     See “Sale and Servicing of the Trust Assets” in the prospectus.
     Fremont will not have custodial responsibility for the mortgage notes or other items constituting the mortgage file, other than in limited instances necessary to effect the servicing and collection of the related mortgage loan. For example, certain states require that the servicer produce an original meeting note upon the commencement of a foreclosure action. The Custodian is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. See “The Master Servicer, Securities Administrator and Custodian” in this prospectus supplement.
     [If applicable, disclose any material changes to servicing policies or procedures during the last three years.]
     Advances.
     See “Sale and Servicing of the Trust Assets” in the prospectus.
     [There are no outstanding servicing advances on any of the Mortgage Loans transferred to the Issuing Entity.]
     The following chart indicates the aggregate amount of advances that Fremont had made on prior securitizations for which it was acting as servicer, and the percentage that such advance amounts represent of the total amount of loans being serviced in securitization transactions. in each case as of the end of the related calendar quarter.
     Prior Securitizations. Since 2003, there has not been a servicing event of default, servicer termination or early amortization event (or any event that would result in the forgoing) with respect to any residential sub-prime mortgage loan portfolio serviced by Fremont for 3rd parties. In addition, Fremont has not been terminated under any such portfolio due to a servicer default or application of a servicing performance test or trigger. During such time, Fremont has neither failed to make any required advance with respect to any residential sub-prime mortgage loan portfolio nor disclosed any material noncompliance with the servicing criteria applicable to any such securitization.
THE DEPOSITOR
     Fremont Mortgage Securities Corporation was incorporated in Delaware in November 1999, as a wholly owned, limited-purpose financing subsidiary of Fremont. See “The Depositor” in the prospectus. The depositor’s certificate of incorporation limits it’s business and prohibits it from engaging in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions. The depositor will have limited responsibilities to the Issuing Entity after the issuance of the certificates on the closing date, primarily ministerial duties and maintenance of existence.
THE MASTER SERVICER, SECURITIES ADMINISTRATOR AND CUSTODIAN
     The information set forth in the next paragraph has been provided by [Wells Fargo Bank, National Association (“Wells Fargo Bank”).]
     [Wells Fargo Bank will act as Master Servicer, Trust Administrator, and Custodian under the Pooling and Servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Sponsor, Seller and Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.]
     Master Servicer. Primary servicing of the mortgage loans will be provided by the servicer in accordance with the terms and conditions of the Pooling and Servicing agreement and the servicer will be responsible for the servicing of the mortgage loans. Wells Fargo Bank will act as Master Servicer pursuant to the Pooling and Servicing agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer; provided, however, that the master servicer will not be responsible for the verification or approval of Applied Realized Loss Amounts (as defined under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus) as reported by the servicer. However, if the master servicer becomes aware that the servicer is not fulfilling its obligations under the Pooling and Servicing agreement with respect to these matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the Pooling and Servicing agreement. Following termination of the servicer and prior to the appointment of a successor servicer, the master servicer will assume the obligation to make P & I Advances and servicing advances. In the event of the occurrence of a Servicer Event of Default under the Pooling and Servicing agreement, under certain circumstances specified therein, the master servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period not to exceed 90 days for the transfer of actual servicing to such successor servicer). Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. Wells Fargo Bank has acted as master servicer for all previous series of publicly offered mortgage backed certificates issued by the Depositor and as of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $428,268,679,337.

     The principal compensation to be paid to the master servicer in respect of its obligations under the Pooling and Servicing agreement will be equal to [certain investment earnings on the amounts on deposit in the Distribution Account] [a monthly fee equal to [ ]% of the Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period].
     The master servicer may sell and assign its rights and delegate its duties and obligations in their entirety under the Pooling and Servicing agreement to a transferee that meets certain conditions, provided, among other things, that each of the Rating Agencies confirms that its then-current ratings of the Offered Certificates will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation.
     Trust Administrator. Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for the administration of the Issuing Entity, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Trust Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. [The Trust Administrator may make such statement available each month, to any interested party, via the Trust Administrator’s website.] See "Description of the Certificates—Reports to Certificateholders.” [Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. Wells Fargo Bank has acted as trust administrator for all previous series of publicly offered mortgage backed certificates issued by the Depositor and as of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.]
     The Pooling and Servicing agreement requires that the Trust Administrator and the Master Servicer at all times be the same person, so long as a Master Servicer is required by the provisions of the Pooling and Servicing Agreement. Under certain circumstances, the Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety under the Pooling and Servicing Agreement, as described above.
     The principal compensation to be paid to the trust administrator in respect of its obligations under the Pooling and Servicing agreement will be equal to [certain investment earnings on the amounts on deposit in the Distribution Account][ a monthly fee equal to [ ]% of the Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period].
     Custodian. [Wells Fargo Bank] is acting as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. [Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over nine million files.]
     Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will indemnify the Master Servicer, Trust Administrator and Custodian for certain matters which may reduce amounts otherwise distributable to Certificateholders. See “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator” in this prospectus supplement.
THE TRUSTEE
     The information set forth in the next paragraph has been provided by the trustee.

     [HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the pooling and servicing agreement. The trustee has acted as trustee for all previous series of publicly offered mortgage backed certificates issued by the Depositor. The trustee’s offices for notices under the pooling and servicing agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1362.] [Insert trustee information required pursuant to Item 1109(b).]
     In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the pooling and servicing agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations until a successor master servicer is appointed.
     As compensation to the trustee in respect of its obligations under the pooling and servicing agreement, the trustee’s annual fee will be paid by the trust administrator pursuant to a separate agreement between the trustee and the trust administrator, and such compensation will not be an expense of the Trust.
     The Issuing Entity will indemnify the trustee for certain matters which may reduce amounts otherwise distributable to Certificateholders. See “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator” in this prospectus supplement.
DESCRIPTION OF THE CERTIFICATES
     On the closing date, the Issuing Entity will be created and the depositor will cause the Issuing Entity to issue the certificates. The certificates will be issued in [                    ] classes. Only the Offered Certificates will be offered under this prospectus supplement. The Class [C], Class [P], Class [R] and Class [RX] Certificates are not offered hereby. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.
     The trust fund will consist of:
•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due or collected after the Cut-off Date;

•	such assets as from time to time are identified as REO property and related collections and proceeds;

•	assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

•	the Swap Agreement.
     The Offered Certificates will be issued and available only in book-entry form, in minimum denominations of $100,000 initial principal amount and integral multiples of $1 in excess of $100,000.
     Voting rights will be allocated among holders of the Offered Certificates in proportion to the Certificate Principal Balances of their respective certificates on such date, except that the Class [C] and Class [P] Certificates will each be allocated 1% of the voting rights. The Class [R] and Class [RX] Certificates will have no voting rights.
     The Class 1-A[ ] Certificates generally represent interests in the Group 1 Mortgage Loans. The Class 2-A[ ] and Class 2-A[ ] Certificates generally represent interests in the Group 2 Mortgage Loans. The Class M[ ] and Class B[ ] Certificates represent interests in all of the mortgage loans in the trust fund.

Book-Entry Registration and Definitive Certificates
     The Offered Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates.” No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the Issuing Entity, except under the limited circumstances described in this prospectus supplement and the prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, S.A./N.V., in Europe. All references in this prospectus supplement to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance or notional amount of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
     Distributions on the book-entry certificates will be made on each Distribution Date by the trust administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.
     None of the Issuing Entity, the originator, the depositor, the servicer, the master servicer, the trust administrator or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.
     See “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in the prospectus. See also the attached Annex II for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).
     Definitive certificates will be transferable and exchangeable at the offices of the trust administrator, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trust administrator designates its offices located at [Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479], for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
Distributions
     Distributions on the certificates will be required to be made by the trust administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in [                    ] 2006, to the persons in whose names the certificates are registered on the related Record Date.
     Distributions on each Distribution Date will be made by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that certificateholder in its written wire instructions provided to the trust administrator or, if no wire instructions are provided, then by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trust administrator designated from time to time for those purposes. Initially, the trust administrator designates its offices located at [Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479], for those purposes.
Priority of Distributions Among Certificates
     As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:
(a) to interest on each class of certificates, in the order and subject to the priorities set forth below under "—Distributions of Interest and Principal;”
(b) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal,” and
(c) to deposit into the Net WAC Rate Carryover Reserve Account to cover any Net WAC Rate Carryover Amount and then to be released to the Class [C] Certificates, subject to certain limitations set forth below under "—Distributions of Interest and Principal.””
Distributions of Interest and Principal
     On each Distribution Date, the trust administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:
Interest Distributions
     I. On each Distribution Date, the Group 1 Interest Remittance Amount for such Distribution Date will be distributed in the following manner:
     (i) first, to the holders of the Class 1-A[ ] Certificates, the Current Interest and the Unpaid Interest Amounts, if any, for such class; and
     (ii) second, concurrently, to the holders of the Class 2-A[ ] and Class 2-A[ ] Certificates, pro rata, based on the entitlement of each such class, an amount equal to the excess if any, of (x) the amount required to be distributed pursuant to clause II(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group 2 Interest Remittance Amount.
     II. On each Distribution Date, the Group 2 Interest Remittance Amount for such Distribution Date will be distributed in the following manner:
     (i) first, concurrently, to the holders of the Class 2-A[ ] and Class 2-A[ ] Certificates, pro rata, based on the entitlement of each such class, the Current Interest and the Unpaid Interest Amounts, if any, for each such class; and
     (ii) second, to the holders of the Class 1-A[ ] Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause I(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such clause from the Group 1 Interest Remittance Amount.
     III. On each Distribution Date, following the distributions made pursuant to clauses I and II above, the remaining Group 1 Interest Remittance Amount and Group 2 Interest Remittance Amount will be distributed, sequentially, to the holders of the Class M[ ] and Class B[ ] Certificates, in that order, the related Current Interest and the Unpaid Interest Amounts for each such class, if any.
Principal Distributions
1. On each Distribution Date (a) prior to the Stepdown Date or (b) if a Trigger Event is in effect:
     I. Distributions of principal to the extent of the Group 1 Principal Distribution Amount will be distributed in the following amounts and order of priority:
     (i) First, to the holders of the Class 1-A[ ] Certificates, until the Certificate Principal Balance thereof is reduced to zero; and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 2 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 1.II.(i) below, to the holders of the Group 2 Senior Certificates according to the principal payment priority in such clause.
     II. Distributions of principal to the extent of the Group 2 Principal Distribution Amount will be distributed in the following amounts and order of priority:
     (i) First, sequentially, to the holders of the Class 2-A[ ] and Class 2-A[ ] Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero (notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis based on the Certificate Principal Balance of each such class); and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 1 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 1.I.(i) above, to the holders of the Group 1 Senior Certificates according to the principal payment priority in such clause.
     III. Following the distributions made pursuant to clauses 1.I. and 1.II. above, distributions in respect of principal to the extent of the sum of the Group 1 Principal Distribution Amount and Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, sequentially, to the Class M[ ] and Class B[ ] Certificates, in that order, until the Certificate Principal Balances thereof are reduced to zero.
2. On each Distribution Date, on or after the Stepdown Date and if a Trigger Event is not in effect:
     I. Distributions of principal to the extent of the Group 1 Principal Distribution Amount will be distributed in the following amounts and order of priority:
     (i) First, to the holders of the Class 1-A[ ] Certificates, until the related Target Senior Enhancement Percentage has been reached; and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 2 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 2.II.(i) below, to the holders of the Group 2 Senior Certificates, according to the principal payment priority in such clause.
     II. Distributions of principal to the extent of the Group 2 Principal Distribution Amount will be distributed in the following amounts and order of priority:

     (i) First, sequentially, to the holders of the Class 2-A[ ] and Class 2-A[ ] Certificates, in that order, until the related Target Senior Enhancement Percentage has been reached (notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis based on the Certificate Principal Balance of each such class); and
     (ii) Second, after taking into account the amount distributed to the holders of the Group 1 Senior Certificates on such Distribution Date in respect of principal pursuant to clause 2.I.(i) above, to the holders of the Group 1 Senior Certificates, according to the principal payment priority in such clause.
     III. Once the Target Senior Enhancement Percentage has been reached with respect to all Senior Certificates following the distributions made pursuant to clauses 2.I. and 2.II. above, distributions in respect of principal to the extent of the sum of the Group 1 Principal Distribution Amount and Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date will be distributed, sequentially, to the Class M[ ] and Class B[ ] Certificates, in that order, so that the Credit Enhancement Percentage for each such class equals two times the initial Credit Enhancement Percentage for each such class, subject to a minimum equal to 0.50% of the principal balance of the mortgage loans as of the Cut-off Date.
Excess Cashflow Distributions
     On each Distribution Date, the Excess Cashflow, if any, will be distributed as follows:
     (i) to the Servicer, Trustee, Master Servicer or Trust Administrator any amounts to which such persons are entitled under the pooling and servicing agreement to the extent such amounts have not otherwise been paid or reimbursed;
     (ii) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders as part of the Group 1 Principal Distribution Amount and/or the Group 2 Principal Distribution Amount, in each case, according to the principal payment priority in effect for such Distribution Date;
     (iii) sequentially, to the holders of the Class M[ ] and Class B[ ] Certificates, in that order, an amount equal to the Applied Realized Loss Amount allocable to each such class of certificates;
     (iv) [after giving effect to amounts paid under the Swap Agreement], to the Net WAC Rate Carryover Reserve Account, in respect of amounts otherwise distributable to the Class C Certificates for such Distribution Date any remaining Net WAC Rate Carryover Amounts distributed in the following order of priority:
     (a) concurrently, in proportion to their respective Net WAC Rate Carryover Amounts, to the Senior Certificates their related Net WAC Rate Carryover Amounts; and
     (b) sequentially, to the holders of the Class M[ ] and Class B[ ] Certificates, their related Net WAC Rate Carryover Amounts, in that order;
     (v) to the Class [C] Certificates and Class [P] Certificates, those amounts as set forth in the pooling and servicing agreement; and
     (vi) to the holders of the Class [R] and Class [RX] Certificates, any remaining amounts as set forth in the pooling and servicing agreement.

     On each Distribution Date, the trust administrator is required to distribute to the holders of the Class [P] Certificates all amounts representing Prepayment Premiums received by it from the servicer in respect of the mortgage loans received during the related Prepayment Period, as set forth in the pooling and servicing agreement.
     If on any Distribution Date, after giving effect to all distributions of principal as described above, the aggregate Certificate Principal Balances of the Offered Certificates and the Class [P] Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Certificate Principal Balance of the Subordinate Certificates will be reduced, in reverse order of seniority by an amount equal to that excess, until that Certificate Principal Balance is reduced to zero. That reduction is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of Subordinate Certificates, their Certificate Principal Balances will be permanently reduced by the amount so allocated, and no funds (other than as described in “Excess Cashflow Distributions” above or in the event of Subsequent Recoveries as described below) will be distributable with respect to the written down amounts or with respect to interest or Net WAC Rate Carryover Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. No Applied Realized Loss Amounts will be allocated to the Senior Certificates.
     In the event that the servicer ultimately recovers an amount in respect of a liquidated mortgage loan with respect to which a realized loss has occurred (any such amount, a “Subsequent Recovery” with respect to such liquidated mortgage loan), such Subsequent Recovery will be distributed in accordance with the payment priorities with respect to principal described under "Description of the Certificates—Distribution of Interest and Principal” in this prospectus supplement and the Certificate Principal Balance of any Class of Subordinate Certificates that has been reduced by an Applied Realized Loss Amount will be increased, in direct order of seniority, by the lesser of (a) the amount of such Subsequent Recovery and (b) the aggregate unreimbursed Applied Realized Loss Amount applicable to such class.
     On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement) will be allocated as a reduction to the accrued certificate interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date. Such reduced accrued interest will be distributed as Current Interest for each class of Offered Certificates. The holders of the Subordinate Certificates will not be entitled to reimbursement for the allocation of any of the shortfalls not covered by Compensating Interest.
Calculation of One-Month LIBOR
     On each LIBOR Determination Date, the trust administrator will determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates. The determination of One-Month LIBOR by the trust administrator and the trust administrator’s calculation of the rate of interest applicable to the Offered Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.
Net WAC Rate Carryover Reserve Account
     The “Net WAC Rate Carryover Payment” for any Distribution Date will be the aggregate of the Net WAC Rate Carryover Amounts for that date. On any Distribution Date, if there are unpaid Net WAC Rate Carryover Amounts from prior Distribution Dates or the Pass-through Rate for any class of Certificates is based upon the Net WAC Rate, then the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-through Rate not been subject to the Net WAC Rate, over (ii) the amount of interest that class of certificates received on that Distribution Date based on the Net WAC Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-through Rate on that class of certificates, without giving effect to such Net WAC Rate) is the “Net WAC Rate Carryover Amount” for those classes of certificates.
     Any Net WAC Rate Carryover Amount on any class of Offered Certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Net WAC Rate Carryover Reserve Account, including any Swap Agreement Payments with respect to such class of certificates and such Distribution Date (each as described in this prospectus supplement). In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Net WAC Rate Carryover Amounts for that class of certificates.
     Amounts deposited in the Net WAC Rate Carryover Reserve Account will be distributed by the Trust Administrator on each Distribution Date as follows: (i) first, to the Group 1 Senior Certificates from amounts received pursuant to the Group 1 Senior Swap Agreement; (ii) second, to the Group 2 Senior Certificates, pro rata, based on amounts due, from amounts received pursuant to the Group 2 Senior Swap Agreement; (iii) third, to the Subordinate Certificates, pro rata, based on amounts due, from amounts received pursuant to the Subordinate Swap Agreement; (iv) fourth, to the Senior Certificates, pro rata based on amounts due, the Net WAC Rate Carryover Amount for such class and Distribution Date; and (v) fifth, sequentially, to the Class M[ ] and Class B[ ] Certificates, in that order, the Net WAC Rate Carryover Amount for such class and Distribution Date.
     In the event the Certificate Principal Balances of the Offered Certificates are permanently reduced because of Applied Realized Loss Amounts (and are not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Net WAC Rate Carryover Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. The ratings on the Offered Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.
     Pursuant to the pooling and servicing agreement, an account (referred to as the “Net WAC Rate Carryover Reserve Account”) will be established, which is held in trust, as part of the trust fund, by the trust administrator. The Net WAC Rate Carryover Reserve Account will not be an asset of any REMIC. Holders of the Offered Certificates will be entitled to receive payments from the Net WAC Rate Carryover Reserve Account pursuant to the pooling and servicing agreement in an amount equal to any Net WAC Rate Carryover Amount for that class of certificates. Holders of the Offered Certificates will also be entitled to receive Swap Agreement Payments, if any, deposited into the Net WAC Rate Carryover Reserve Account with respect to any Distribution Date, to the extent necessary to cover any Net WAC Rate Carryover Amounts on the related Offered Certificates. The Net WAC Rate Carryover Reserve Account is required to be funded with any Swap Agreement Payments and Excess Cashflow that would otherwise be paid to the Class C Certificates. With respect to any Distribution Date, Swap Agreement Payments received in excess of any Net WAC Carryover Amounts on the Certificates may be distributed to the Class C Certificates. Any distribution by the trust administrator from amounts in the Net WAC Rate Carryover Reserve Account is required to be made on the applicable Distribution Date.
The Swap Agreement
     On or before the Closing Date, the Trustee, in its capacity as administrator of the Supplemental Interest Trust (in such capacity, the “Supplemental Interest Trust Administrator”), on behalf of the Supplemental Interest Trust will enter into an interest rate swap agreement (the “Swap Agreement”) with [ ] (the “Swap Provider”). On each Distribution Date, the Supplemental Interest Trust Administrator pursuant to the Pooling and Servicing Agreement, will deposit into a segregated trust account (the “Swap Account”) certain amounts, if any, received from the Swap Provider from which distributions in respect of any remaining Current Interest, Unpaid Interest Amounts, Net WAC Rate Carryover Amounts, amounts necessary to maintain the applicable Overcollateralization Target Amount and any Unpaid Realized Loss Amounts will be made. The Swap Account will be an asset of the Trust but not of any REMIC. In addition, to the extent that funds have been deposited into the SIT Reserve Account (as described below) on prior

Distribution Dates, such amounts will be deposited in the Supplemental Interest Trust for the then current Distribution Date.
     Under the Swap Agreement, on each Distribution Date, the Supplemental Interest Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling and Servicing Agreement, a fixed amount equal to the product of (x) the fixed payment rate for the related Distribution Date as set forth on Annex I, (y) the [Swap Notional Balance] and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360 (the “Fixed Swap Payment”), and the Swap Provider will be obligated to pay to the Supplemental Interest Trust a floating amount equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the Adjusted Swap Notional Balance and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360. A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (a) by the Supplemental Interest Trust, to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, plus any such amounts that remain unpaid from prior Distribution Dates, or (b) by the Swap Provider to the Supplemental Interest Trust to the extent that the floating amount exceeds the corresponding fixed amount.
     [The “Swap Notional Balance” with respect to each Distribution Date is the Scheduled Maximum Swap Notional Amount for the related Distribution Date multiplied by 250]. The “Scheduled Maximum Swap Notional Amount” for any Distribution Date will be set forth on Annex I (which will be substantially the same schedule attached to the Swap Agreement). The Swap Agreement will terminate immediately following the Distribution Date in [ ] unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event (each as defined below). The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.
     “Events of Default” under the Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:
          “Failure to Pay or Deliver,”
          “Bankruptcy” (as amended in the Swap Agreement), and
          “Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.
     “Termination Events” under the Swap Agreement (each a “Termination Event”) consist of the following standard events under the ISDA Master Agreement:
          “Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),
          “Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes), and

          “Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.
     In addition, there are “Additional Termination Events” (as defined in the Swap Agreement) including if the Supplemental Interest Trust should terminate or if, pursuant to the terms of the Pooling and Servicing Agreement, the Servicer exercises the option to purchase the mortgage loans. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).
     Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”
     Upon any Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) (regardless of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to Certificateholders from collections on the mortgage loans.
     Upon a Swap Early Termination, the Supplemental Interest Trust Administrator, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement Swap Agreement or similar agreement. To the extent the Supplemental Interest Trust receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust Administrator will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement Swap Agreement or similar agreement. Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust Administrator will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement Swap Agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.
     A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party, will be a “Swap Provider Trigger Event.”
     If the Swap Provider’s long-term credit ratings fall below the levels specified in the Swap Agreement, the Swap Provider will be required, subject to the Rating Agency Condition (as defined in the Swap Agreement) to (1) post collateral securing its obligations under the Swap Agreement, (2) obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Swap Agreement, (3) obtain a guaranty or contingent agreement of the Swap Provider’s obligations under the Swap Agreement from another person acceptable to the Rating Agencies or (4) establish any other arrangement sufficient to restore the credit rating of the Senior and Subordinate Certificates, all as provided in the Swap Agreement (such provisions, the “Downgrade Provisions”).

     The Supplemental Interest Trust will not be subject to any gross-up on its payments to the Swap Provider on account of any tax withholding.
Payments By The Supplemental Interest Trust
     [Example of Swap Agreement/Supplemental Interest Trust Distribution Waterfall]
     On each distribution date, the Supplemental Interest Trust Administrator will withdraw the following amounts from the Supplemental Interest Trust (including amounts available from the SIT Reserve Account, if any) for distribution in the following order of priority:
     (1) to the extent required after the distributions of Available Funds are made on that distribution date;
     (a) first, to pay any Current Interest or Unpaid Interest Amounts on the Class A Certificates, pro rata, including any accrued Unpaid Interest Amounts from a prior distribution date and then to the Subordinated Certificates, sequentially in order of their payment priority, to pay any Current Interest or Unpaid Interest Amounts including any accrued Unpaid Interest Amounts from prior distribution dates; and
     (b) second, to pay any principal on the Certificates, then entitled to receive principal distributions, in accordance with the principal payment provisions described above in an amount equal to any Overcollateralization Deficiency amounts; and then
     (2) after distributing the amounts pursuant to paragraph (1), to include as part of Available Funds for related Distribution Date, any Unpaid Realized Losses; and then
     (3) after distributing the amounts pursuant to paragraphs (1) and (2), to pay the Net WAC Cap Carry Forward Amount on the Class A and Subordinated Certificates remaining unpaid in the same order of priority [as described above]; and then
     (4) after distributing the amounts pursuant to paragraphs (1), (2) and (3), any remaining amounts shall be distributed as follows:
     (a) first, to the indenture trustee of the NIM Trust until the NIM Notes have been paid in full; and
     (b) second, to the SIT Reserve Account.
     Upon the termination of the Trust, any amounts remaining in the SIT Reserve Account shall be distributed to the holder of the [Class R Certificate].
The Swap Provider
     The information set forth in the following paragraphs has been provided by the Swap Agreement Counterparty.
     [INSERT GENERAL DESCRIPTION REGARDING SWAP AGREEMENT COUNTERPARTY]
     [INSERT DISCLOSURE REGARDING SWAP AGREEMENT COUNTERPARTY REQUIRED BY Items 1114 and 1115 OF REGULATION AB]

Overcollateralization Provisions
     The Excess Cashflow, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Offered Certificates, to the limited extent described below. Any such application of Excess Cashflow to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Swap Agreement Payments not required to be distributed to holders of the certificates as described above on any Distribution Date may be paid to the holders of the Class [C] Certificates and in any event will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Net WAC Rate Carryover Amounts or Applied Realized Loss Amounts, as applicable.
     With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the “Overcollateralized Amount” as of that Distribution Date. The pooling and servicing agreement requires that the Excess Cashflow be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Overcollateralization Target Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an “Overcollateralization Deficiency”). Any amount of Excess Cashflow actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.” The required level of the Overcollateralized Amount with respect to a Distribution Date is the “Overcollateralization Target Amount” and is set forth in the definition of Overcollateralization Target Amount in the “Glossary of Terms” in this prospectus supplement. As described above, the Overcollateralization Target Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event occurs, the Overcollateralization Target Amount may not “step down.” Excess Cashflow will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that the “Trigger Event” (as defined under "Glossary of Terms” in this prospectus supplement) is in effect.
     In the event that an Overcollateralization Target Amount is permitted to decrease or “step down” on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will be distributed to the holders of the Class [C] Certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts, Net WAC Rate Carryover Amounts or Applied Realized Loss Amounts to the Offered Certificates) until the Excess Overcollateralized Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount. With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Overcollateralization Target Amount is the “Excess Overcollateralized Amount” with respect to that Distribution Date. If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Overcollateralization Target Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that Distribution Date will instead be distributed to the holders of the Class [C] Certificates (to the extent not required to pay Unpaid Interest Amounts, Net WAC Rate Carryover Amounts or Applied Realized Loss Amounts, as applicable, to the Offered Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Overcollateralization Release Amount” for that Distribution Date). The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Offered Certificates.

Reports to Certificateholders
     On each Distribution Date the trust administrator will prepare and make available to the depositor and each holder of an Offered Certificate a distribution report, based solely on information provided to the trust administrator by the servicer and the Swap Provider, containing information, including, without limitation, the amount of the distribution on such Distribution Date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal balance of each class as of such Distribution Date and such other information as required by the pooling and servicing agreement.
     The trust administrator will make the monthly distribution report available via the trust administrator’s internet website. The trust administrator’s website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the trust administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trust administrator will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trust administrator shall provide timely and adequate notification to all above parties regarding any such changes. The trust administrator will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.
     The trust administrator will also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).
The Other Certificates
     The Class [C], Class [P], Class [R] and Class [RX] Certificates will initially be transferred to the Sponsor as part of the purchase price for the mortgage loans pursuant to the Mortgage Loan Purchase Agreement. The Sponsor intends to transfer the Class [C] and Class [P] certificates to an affiliate in connection with the issuance of net interest margin or “NIM” securities. NIM securities generally are securities that pay principal and interest out of the excess cash flow payable on the Class [C] certificates and the distribution of prepayment premiums on the Class [P] certificates. The issuer of the NIM Securities is expected to be a Delaware statutory trust, the equity of which will be owned by the Sponsor or an affiliate, or an off-shore corporation, that will provide for the return of the Class [C] and Class [P] Certificates to the Sponsor or and affiliate upon the payment in full of the NIM Securities. No interest in the NIM Securities are being offered hereby. [The Sponsor has agreed to sell the Class [R] and Class [RX] certificates to a third party in a privately negotiated transaction.]
THE MORTGAGE LOAN PURCHASE AGREEMENT
General
     Pursuant to the mortgage loan purchase agreement, Fremont will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing after the Cut-off Date, without recourse, to the depositor on the closing date. Such transfer will convey all right, title and interest in and to (a) principal outstanding as of the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the Cut-off Date; provided, however, that Fremont will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the Cut-off Date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the Cut-off Date and (y) interest due and accrued on each mortgage loan on or prior to the Cut-off Date.

Delivery of Mortgage Loan Documents
     See “Sale and Servicing of the Trust Assets — Delivery of Mortgage Loan Documents” in the prospectus.
Representations and Warranties Relating to the Mortgage Loans
     Pursuant to the mortgage loan purchase agreement, Fremont, as originator, will make certain representations and warranties with respect to each mortgage loan transferred by it, as of the closing date (or such other date as may be expressly set forth below). These representations and warranties are set forth in the prospectus section entitled “Sale and Servicing of the Trust Assets—Representations and Warranties.”
     Pursuant to the mortgage loan purchase agreement, upon the discovery by any of the originator, a certificateholder, the servicer, the master servicer, the depositor, agent, the trustee or the trust administrator that any of the representations and warranties contained in the mortgage loan purchase agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties. Subject to certain provisions of the mortgage loan purchase agreement, within sixty (60) days of the earlier to occur of the originator’s discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the originator will be required to:
•	promptly cure such breach in all material respects,

•	remove each mortgage loan which has given rise to the requirement for action by the originator, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, plus accrued and unpaid interest thereon, of the replaced mortgage loans as of the date of substitution, deliver to the Issuing Entity on such distribution date the amount of such shortfall (provided that such substitution occurs within two years after the closing date), or

•	purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, plus costs and damages incurred in connection with violation of predatory or abusive lending laws.
     Notwithstanding the foregoing, pursuant to the terms of the mortgage loan purchase agreement, in the event of discovery by any party to the mortgage loan purchase agreement (a) that a mortgage loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the mortgage loan purchase agreement or (b) of a breach of the representations and warranties listed as number (24), (25), (26), (27) or (28) in the prospectus section entitled “Sale and Servicing of the Trust Assets—Representations and Warranties” the originator will be required to repurchase the related mortgage loan at the purchase price within sixty days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.
     In addition, the originator is obligated to indemnify the depositor, the servicer, the master servicer, the trust administrator, the Issuing Entity and the trustee for any third-party claims arising out of a breach by the originator of representations or warranties regarding the mortgage loans. The obligations of the originator to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicer, the master servicer, the trustee, the trust administrator and the depositor.
THE POOLING AND SERVICING AGREEMENT
General
     Pursuant to the pooling and servicing agreement dated as of [                    ] 1, 2006, among the depositor, the servicer, the master servicer, the trustee and the trust administrator, the depositor will sell, without recourse, to the Issuing Entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the Cut-off Date. [On each subsequent transfer date during the Pre-funding Period, the subsequent mortgage loans will be assigned to the Issuing Entity, together with all principal and interest received with respect to the subsequent mortgage loans on and after the related Subsequent Cut-off Date.] Fremont will service the mortgage loans pursuant to the pooling and servicing agreement. In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.
[Pre-Funding Account]
     [On the Closing Date, the [Sponsor] will deposit cash in the aggregate amount of approximately $[ ] into the Pre-Funding Account. Of that amount, approximately $[ ] will be allocated to Group 1 and approximately $[ ] will be allocated to Group 2. All Mortgage Loans purchased by the Trustee for inclusion in the Trust Fund for either Mortgage Group through application of amounts on deposit in the Pre-Funding Account will be considered Subsequent Mortgage Loans. The amount to be deposited in the Pre-Funding Account on the Closing Date may be increased by an amount equal to the aggregate of the loan balances of any Initial Mortgage Loan removed from the mortgage pool prior to the Closing Date.]
     [During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account will be allocated for purchase of Subsequent Mortgage Loans for each Mortgage Group from the [Sponsor] in accordance with the applicable provisions of the Trust Agreement. Subsequent Mortgage Loans purchased by the Trustee for inclusion in the Trust Fund on any date during the Pre-Funding Period, a subsequent transfer date, must satisfy the criteria set forth in the Trust Agreement. On the Distribution Date in [ ] 200[ ] any remaining amounts in the Pre-Funding Account for a Mortgage Group will be applied to reduce the Class Principal Amount of the Class [A] Certificates relating to that Mortgage Group.]
     [Although it is intended that the principal amount of Subsequent Mortgage Loans sold to the Trustee for inclusion in the Trust Fund will require application of substantially all of the amount deposited in the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal distributions from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such a distribution will not occur on the Distribution Date in [ ] 200[ ]. In any event, it is unlikely that the [Sponsor] will be able to deliver Subsequent Mortgage Loans for each Mortgage Group with aggregate loan balances that exactly equal the amount deposited in the Pre-Funding Account on the Closing Date for that Mortgage Group.]
     [The Pre-Funding Account shall be an Eligible Account. Amounts on deposit in the Pre-Funding Account will be invested in eligible investments at the direction of the [Sponsor] as described in the Trust Agreement. Such eligible investments are required to mature no later than the Business Day prior to a subsequent transfer date and, in any case, no later than the Business Day prior to the [ ] 200[ ] Distribution Date. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will paid to the [Sponsor] on the [ ] 200[ ] Distribution Date.]

Payments on the Mortgage Loans
     The pooling and servicing agreement provides that the servicer is required to establish and maintain a separate collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.
     The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the Cut-off Date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring on or prior to the Cut-off Date:
•	all payments on account of principal, including prepayments of principal on the mortgage loans;

•	all payments on account of interest, net of the servicing fee, on the mortgage loans;

•	all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and

•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.
     The trust administrator will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date.
     The funds required to be remitted by the servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:
•	all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

•	all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

•	all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;
but excluding the following:
     (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

     (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;
     (c) for such Servicer Remittance Date, the aggregate servicing fee;
     (d) all net income from eligible investments that are held in the collection account for the account of the servicer;
     (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;
     (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;
     (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and
     (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.
     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date. [Verification of transaction activity in the collection account will be addressed by the annual statement of compliance and annual assessment and attestation in accordance with the terms and conditions of the pooling and servicing agreement.]
Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses
     As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan serviced by it to the servicing fee (the "Servicing Fee”), which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The Servicing Fee is an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of such mortgage loan. The “Servicing Fee Rate” with respect to each mortgage loan will be 0.50% per annum. In addition, the servicer is entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees or similar items (other than Prepayment Premiums). The servicer is also entitled to withdraw from the collection account or any related escrow account any net interest or other income earned on deposits in the collection account or escrow account, as the case may be. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in the pooling and servicing agreement. The principal compensation to be paid to the master servicer in respect of its obligations under the pooling and servicing agreement will be equal to certain investment earnings on the amounts on deposit in the Distribution Account.

     Summary of Fees and Expenses related to the Issuance of the Certificates. The following table summarizes the fees and expenses associated with the offering of the Certificates, and the on-going costs of the administration and servicing of the mortgage loans.

Source of
	Party Entitled	General	funds for
	to	Purpose of	payment of		Frequency
Fees and	Receive Fees	Fees and	fees and	Amount	of	Priority of
Expenses	and Expenses	Expenses	expenses	of fee	Payment	Payment

Master Servicing Fee	Master Servicer	Consideration for supervising the servicing activities of the servicer.	Collections in respect of the Mortgage Loans	[___]% per annum*	Monthly	Prior to payments on certificates

Trust Administrator Fee	Trust Administrator	Consideration for services relating to distributions and reporting for the Certificates and administration of the Issuing Entity.	Collections in respect of the Mortgage Loans	[ ]% per annum*	Monthly	Prior to payments on certificates

Servicing Fee	Servicer	Consideration for servicing the mortgage loans and other assets of the Issuing Entity.	Collections in respect of the Mortgage Loans	[ ]% per annum*	Monthly	Prior to payments on certificates

Fees relating to the [Interest Rate Cap] Agreement[s]	[Cap] Counterparty	To obtain [Interest Rate Cap] Agreement(s)	Net proceeds of sale of the offered Certificates	$[ ]	One-time, up-front payment	Not applicable

*	Calculated on the stated principal balance of each mortgage loan as of the beginning of the related due period. The Master Servicer and Servicer are also entitled to interest income, if any, on funds held in the collection account or the distribution account as additional serving fee or master servicing fee.
In addition to the fees and expenses described in the table above, the Master Servicer, Trust Administrator, Servicer and Trustee shall be entitled to receive those payments described in the table below.

Party Entitled to	General Purpose of	Source of Funds	Limitation or Cap	Priority of
Receive Payment	Payments	for Payments	on Payments	Payment

Master Servicer	Indemnification; Reimbursement of Advances	Collections in respect of the Mortgage Loans	N/A	Prior to payments on certificates

Trust Administrator	Indemnification	Collections in respect of the Mortgage Loans	N/A	Prior to payments on certificates

Servicer	Indemnification; Reimbursement of Advances	Collections in respect of the Mortgage Loans	N/A	Prior to payments on certificates

Trustee	Indemnification	Collections in respect of the Mortgage Loans	N/A	Prior to payments on certificates

P&I Advances and Servicing Advances
     P&I Advances. The servicer is required to make P&I Advances on the Servicer Remittance Date with respect to each mortgage loan it services, subject to the servicer’s determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. The master servicer, as successor servicer, will be required to make, no later than the next Distribution Date, any P&I Advance which the servicer was required to make but failed to so make, subject to its own determination as to recoverability. Notwithstanding the servicer’s or master servicer’s, as applicable, determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer or master servicer, as applicable, will be entitled to reimbursement for that advance from the trust fund. See “The Pooling and Servicing Agreement—Payments on the Mortgage Loans” in this prospectus supplement.
     Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to the servicer’s determination that such advance would be recoverable, constituting reasonable “out-of-pocket” costs and expenses relating to:
•	the preservation, restoration and protection of the mortgaged property,

•	enforcement or judicial proceedings, including foreclosures, and

•	certain other customary amounts described in the pooling and servicing agreement.
     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.
     Recovery of Advances. The servicer and master servicer, as applicable, may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer or master servicer, as applicable, may be reimbursed for such advance from any amounts in the collection account or distribution account, as applicable.
     The servicer or master servicer, as applicable, will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer or master servicer, as applicable (as stated in an officer’s certificate of the servicer or master servicer, as applicable, delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.
Prepayment Interest Shortfalls
     In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding (1) any payments made upon liquidation of any mortgage loan, (2) voluntary principal prepayments in part and (3) voluntary principal prepayments in full with respect to any mortgage loans that occur from the 1st day of the month through the 15th day of the month), the servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments in full. The amount of compensating interest payable by the servicer will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments in full and thirty days’ interest on the related mortgage loans, but only to the extent of the Servicing Fee for the related distribution date (“Compensating Interest”). Any interest collected by the servicer with respect to mortgage loans as to which principal prepayments in full occur from the 1st day of the month through the 15th day of the month will be accompanied by interest that accrues from the 1st day of such month to the date of such principal prepayment in full (“Prepayment Interest Excess”). Any such Prepayment Interest Excess will be retained by the servicer. In the event that the servicer fails to pay the amount of any Compensating Interest required to be paid by it on any Servicer Remittance Date, the master servicer shall pay such unpaid interest amounts, but only in an amount up to the amount of the Master Servicing compensation for the related Distribution Date.
Servicer Reports
     As set forth in the pooling and servicing agreement, on a date preceding the applicable Distribution Date, the servicer is required to deliver to the trust administrator a servicer remittance report setting forth the information necessary for the trust administrator to make the distributions set forth under “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement and containing the information to be included in the distribution report for that Distribution Date delivered by the trust administrator. In addition, the servicer will be required to deliver to the trust administrator and the depositor certain monthly reports relating to the mortgage loans and the mortgaged properties. The trust administrator will provide these monthly reports to certificateholders, at the expense of the requesting certificateholder, who make written requests to receive such information.
     The servicer is required to deliver to the depositor, the trustee, the trust administrator and the rating agencies, on or prior to March 15th of each year, starting in 2006, an officer’s certificate stating that:
•	a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer’s supervision, and
•	to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default including the steps being taken by the servicer to remedy such default.
     On or prior to March 15th of each year, starting in 2006, the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee, the trust administrator and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.
Collection and Other Servicing Procedures
     The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.
     The servicer will be required to act with respect to mortgage loans in default, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.
     The servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.
     If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.
     Any fee collected by the servicer for entering into an assumption or modification agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Certain Legal Aspects of Mortgage Assets—Due-On-Sale Clauses” in the prospectus.
Hazard Insurance
     The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee’s clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.
     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.
     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.
     Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.
Realization Upon Defaulted Mortgage Loans
     The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the pooling and servicing agreement. However, the servicer will not expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.
Optional Repurchase of Delinquent Mortgage Loans
     The depositor has the option, but is not obligated, to purchase from the Issuing Entity any mortgage loan that is 90 days or more delinquent subject to certain terms and conditions set forth in the pooling and servicing agreement. The purchase price will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the servicer related to the mortgage loan.
Removal and Resignation of the Servicer
     Each of the trust administrator or the trustee may, and at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of any event described in clauses (a) through (h) below. Each of the following constitutes a “servicer event of default”:
     (a) any failure by the servicer to remit to the trust administrator any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor, the trust administrator, the master servicer or trustee or to the servicer, the depositor, the trust administrator, the master servicer and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or
     (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, or the breach of any representation and warranty set forth in the pooling and servicing agreement as being true and correct, which continues unremedied for a period of thirty days after the earlier of (i) the date on which written notice of such failure or breach, as applicable, requiring the same to be remedied, is given to the servicer by the depositor, the trust administrator, the master servicer or trustee, or to the servicer, the depositor, the trust administrator, the master servicer and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates, and (ii) actual knowledge of such failure by a servicing officer of the servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the servicer, the cure period may be extended for an additional 30 days upon delivery by the servicer to the trustee and the trust administrator of a certificate to the effect that the servicer believes in good faith that the failure or breach can be cured within such additional time period and the servicer is diligently pursuing remedial action; or
     (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty days; or
     (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or
     (e) the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or
     (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or
     (g) certain servicing performance criteria as set forth in the pooling and servicing agreement are not satisfied as of any Distribution Date or certain reports are not timely delivered by the servicer to the trustee; or
     (h) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee, the trust administrator, the master servicer or the depositor, or to the servicer, the trustee, the trust administrator, the master servicer or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates.
     Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement or resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor, the trust administrator, the master servicer and the trustee or upon the determination that the servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.
     Pursuant to the terms of the pooling and servicing agreement, upon removal or resignation of the servicer, subject to the depositor’s right to appoint a successor servicer acceptable to the master servicer, the master servicer will either appoint a successor servicer or assume primary servicing obligations for the mortgage loans itself (subject to a transition period set forth in the pooling and servicing agreement). The successor servicer will be obligated to make P&I Advances no later than the next Distribution Date and servicing advances as and when required by the Pooling and Servicing Agreement, unless it determines reasonably and in good faith that any such advances would not be recoverable. The successor servicer will be obligated to assume the other responsibilities, duties and liabilities of the predecessor servicer as soon as practicable but in no event later than 90 days after the trust administrator or the trustee has notified the predecessor servicer that it is being terminated upon the assumption by the successor servicer of the servicing obligations for the mortgage loans. If, however, the master servicer is unwilling or unable to act as successor servicer, or the holders of the certificates entitled to a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies and having a net worth of not less than $30,000,000 as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.
     The master servicer and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See "—Servicing Fees, Master Servicing Compensation, Other Compensation and Payment of Expenses” above.
     The terminated servicer, subject to certain provisions in the pooling and servicing agreement, will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer or the trustee will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund.
Pledge of Servicing Rights
     See “Description of the Securities — Pledge of Servicing Rights” in the prospectus.
Termination; Optional Clean-up Call
     The servicer may, at its option, purchase the mortgage loans and REO properties and terminate the Issuing Entity on any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the second preceding Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans [and the amount on deposit in the Pre-funding Account] as of the Cut-off Date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, together with any unpaid remaining Net WAC Rate Carryover Amounts, and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the party exercising the right to purchase the mortgage loans at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate. Such purchase of the mortgage loans would result in the final distribution on the Offered Certificates on such Distribution Date. The Servicer shall deliver written notice of its intention to exercise such option to the

Depositor, the Issuing Entity, the Trust Administrator and the Master Servicer not less than 20 days prior to the applicable Distribution Date. The Depositor shall notify the Servicer, the Trustee and the Trust Administrator of the date the Depositor intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties. A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution.
     The Issuing Entity also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer) or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.
Amendment
     The pooling and servicing agreement may be amended from time to time by the parties thereto by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, or to add to the duties of the depositor, the servicer, the master servicer, the trust administrator or the trustee, to comply with any requirements in the Code or to conform the provisions of the pooling and servicing agreement to the descriptions thereof in this prospectus supplement. The pooling and servicing agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee and the trust administrator, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Offered Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.
     The pooling and servicing agreement may be amended from time to time by the parties thereto with the consent of the holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding. Notwithstanding anything to the contrary above, the pooling and servicing agreement may not be amended if such amendment would disqualify any REMIC created thereunder or result in a prohibited transaction or contribution tax under the Code on any REMIC created thereunder.
     Certain Matters Regarding the Depositor, the Servicer, the Master Servicer, the Trustee and the Trust Administrator
     The pooling and servicing agreement provides that none of the depositor, the servicer, the master servicer, the trustee or the trust administrator, nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment, provided that none of the depositor, the servicer, the master servicer, the trustee or the trust administrator will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s, the servicer’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.
     The depositor, the servicer, the master servicer, the trustee, the trust administrator and any director, officer, employee, affiliate or agent of the depositor, the servicer, the master servicer, the trustee or the trust administrator will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of the depositor’s, the servicer’s, the master servicer’s, the trustee’s or the trust administrator’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling and servicing agreement.
     None of the depositor, the servicer, the master servicer, the trustee or the trust administrator is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer, the master servicer, the trustee and the trust administrator, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the master servicer, the trustee or the trust administrator undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.
PREPAYMENT AND YIELD CONSIDERATIONS
Structuring Assumptions
     Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement (the “Prepayment Assumption”) assumes a prepayment rate for the fixed-rate mortgage loans of [___]% of the Fixed-Rate Prepayment Vector and a prepayment rate for the adjustable-rate mortgage loans of [___]% of the Adjustable-Rate Prepayment Vector. A “Fixed-Rate Prepayment Vector” assumes a constant prepayment rate (“CPR”) of [___]% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately [___]% per annum in each month thereafter until the 12th month. Beginning in the 12th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of [___]%. An "Adjustable-Rate Prepayment Vector” assumes a CPR of ___]% per annum of the then unpaid principal balance of such mortgage loans in the first month of the life of such mortgage loans and an additional approximately [___]% per annum in each month until the 24th month. Beginning in the 24th month and in each month thereafter during the life of such mortgage loans, such prepayment vector assumes a CPR of [___]%. CPR is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust fund.

     Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.
     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions (“Structuring Assumptions”):
•	the closing date for the certificates occurs on [ , 2005;

•	distributions on the certificates are made on the 25th day of each month, commencing in [ ] 2006, regardless if such day is a business day, in accordance with the priorities described in this prospectus supplement;

•	the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under “Prepayment Scenarios” below;

•	the optional termination is not exercised (except with respect to the weighted average life to call, in which case a 10% optional cleanup call is assumed);

•	prepayments include 30 days’ interest on the related mortgage loan;

•	the Overcollateralization Target Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

•	with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Index (subject to the applicable periodic rate cap and maximum interest rate), (b) Six-Month LIBOR remains constant at [___]%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (after taking into account any interest only term);

•	all adjustable-rate mortgage loans are indexed to Six-Month LIBOR and adjust every six months after taking into account the first rate reset;

•	One-Month LIBOR remains constant at [___]%;

•	the Expense Fee Rate per annum on the mortgage loans is not to exceed [___]%;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•	scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments are received on the last day of each month, commencing in February 2006;

•	the initial Certificate Principal Balance of each class of certificates is as set forth on the cover page of this prospectus supplement, and the Certificate Principal Balance of the Class P Certificates is zero;

•	[cash on deposit in the Pre-funding Account does not accrue interest;]

•	interest accrues on each class of certificates at the applicable Pass-through Rate set forth or described in this prospectus supplement; and

•	the assumed mortgage loans have the approximate characteristics described below:

Assumed Mortgage Loan Characteristics

		Remaining			Original	First			Initial		Lifetime
		Amortization	Loan	Remaining	Interest	Rate	Mortgage		Periodic	Periodic	Maximum	Floor
	Principal	Term	Age	Term	Only Term(1)	Reset	Rate	Margin	Cap	Cap	Rate	Rate
Group	Balance ($)	(Months)	(Months)	(Months)	(Months)	(Months)	(%)	(%)	(%)	(%)	(%)	(%)
1
1
1
2
2
2

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case.
Defaults in Delinquent Payments
     The yield to maturity of the Offered Certificates, and particularly the Subordinate Certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates, except as set forth herein and to the extent of Subsequent Recoveries. See “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae or Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.
     The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the Mortgaged Properties could result. Those delays and additional costs could in turn delay the distribution of net Liquidation Proceeds to the certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the Issuing Entity to the servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with a Certificate Principal Balance greater than zero with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Loan Pool—General” in this prospectus supplement.
Prepayment Considerations and Risks
     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, as described in this prospectus supplement. Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans. See “The Mortgage Loan Pool” in this prospectus supplement.
     Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining respective terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.
     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.
     As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed-rate loan to “lock in” a lower interest rate. The existence of the applicable initial rate cap, periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed-rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, the ARMs (which consist of 2/28 adjustable mortgage loans, the 3/27 adjustable mortgage loans and the 5/25 mortgage loans) will not have their initial Adjustment Date until two years, three years or five years after their origination. The prepayment experience of the 2/28 adjustable mortgage loans, the 3/27 adjustable mortgage loans and the 5/25 mortgage loans may differ from that of the other ARMs. The 2/28 adjustable mortgage loans, the 3/27 adjustable mortgage loans and the 5/25 mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 adjustable mortgage loans or the 3/27 adjustable mortgage loans or the 5/25 mortgage loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.
     The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.
     When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Absent sufficient Compensating Interest, a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest. Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.
     To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated to the Offered Certificates, pro rata, according to the amount of interest to which each class of such certificates would otherwise be entitled in reduction of that amount.
     The Pass-through Rate for each class of Offered Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on Six-Month LIBOR. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the LIBOR Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR. It is possible that a decrease in Six-Month LIBOR, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of Offered Certificates were to be higher than the Net WAC Rate, the Pass-through Rate on the related Offered Certificates, as applicable, would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Net WAC Rate Carryover Amount from and to the extent of funds available in the Net WAC Rate Carryover Reserve Account including any Swap Agreement Payments, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.
[Mandatory Payment]
     [In the event that at the end of the Pre-Funding Period there are any remaining amounts on deposit in the Pre-Funding Account allocated to a loan group, the holders of the class or classes of Class [A] Certificates relating to that loan group will receive an additional distribution of principal in an amount equal to the amount remaining in the Pre-Funding Account for that loan group in accordance with their related distribution priorities.]
     [Although there can be no assurance, the Depositor anticipates that there should not be a material principal distribution to the holders of the related class of Class [A] Certificates due to a lack of subsequent mortgage loans.]
Overcollateralization Provisions
     The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. Unless and until the Overcollateralized Amount equals the Overcollateralization Target Amount, Excess Cashflow will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Excess Cashflow. Following the closing date, there can be no assurance as to when or whether the Overcollateralized Amount will equal the Overcollateralization Target Amount.
     Excess Cashflow generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and expenses at the Expense Rate. Such excess interest will be reduced as a result of realized losses on the Mortgage Loans. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Excess Cashflow. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Excess Cashflow available to make accelerated payments of principal of the Offered Certificates.

     As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.
Subordinate Certificates
     The Class M[ ] and Class B[ ] Certificates provide credit enhancement for the certificates that have a higher payment priority, and each such class may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M[ ] and Class B[ ] Certificates, in reverse order of their relative payment priorities (with the Class B[ ] Certificates, then the M[ ] Certificates), will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinate Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption. Realized losses on the mortgage loans will reduce the Certificate Principal Balance of each such class of Subordinate Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Certificate Principal Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans. As a result of such a reduction of the Certificate Principal Balance of a class of Subordinate Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.
     The principal distribution amount to be distributed to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Certificate Principal Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinate Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder’s expectations. Because of the disproportionate distribution of principal to the Senior Certificates, depending on the timing of realized losses, the Subordinate Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.
     For all purposes, the Class B2 Certificates will have the lowest payment priority of any class of Subordinate Certificates. The four Classes of B2 Certificates shall be pari pasu with each other with respect to interest and principal distributions and allocation of Realized Losses.
Weighted Average Lives
     The weighted average life of a certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Certificate Principal Balance of the certificate referred to in clause (a).
     For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield Considerations” in the prospectus.
     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the

Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.
     The interaction of the foregoing factors may have different effects on the various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Certificate Principal Balances, variability in the weighted average lives of those classes of certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of certificates may be affected at various constant percentages of the Prepayment Assumption, see "—Decrement Tables” below.
Decrement Tables
     The following tables indicate the percentages of the initial Certificate Principal Balances of the classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the Structuring Assumptions.
Prepayment Scenarios

	SCENARIO	SCENARIO	SCENARIO	SCENARIO	SCENARIO
	I	II	III	IV	V
Fixed-rate mortgage loans(1)
Adjustable-rate mortgage loans(1)

(1)	Percentage of Prepayment Assumption.

Percent of Initial Certificate Principal Balance Outstanding(1)

Class 1-A[ ,5]
PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V
Initial Percentage
February 2007
February 2008
February 2009
February 2010
February 2011
February 2012
February 2013
February 2014
February 2015
February 2016
February 2017
February 2018
February 2019
February 2020
February 2021
February 2022
February 2023
February 2024
February 2025
February 2026
February 2027
February 2028
February 2029
February 2030
February 2031
February 2032
February 2033
February 2034
February 2035
February 2036
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years) (2)(3)

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class 2-A-[ ]					Class 2-A-[ ]
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
February 2007
February 2008
February 2009
February 2010
February 2011
February 2012
February 2013
February 2014
February 2015
February 2016
February 2017
February 2018
February 2019
February 2020
February 2021
February 2022
February 2023
February 2024
February 2025
February 2026
February 2027
February 2028
February 2029
February 2030
February 2031
February 2032
February 2033
February 2034
February 2035
February 2036
Weighted Average Life to Maturity (years) (2)
Weighted Average Life to Call (years) (2) (3)

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

*	Indicates an outstanding balance greater than 0.0% and less than 0.5% of the initial Certificate Principal Balance.

Percent of Initial Certificate Principal Balance Outstanding(1)

	Class M[ ]					Class B[ ]
	PREPAYMENT SCENARIO					PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage
February 2007
February 2008
February 2009
February 2010
February 2011
February 2012
February 2013
February 2014
February 2015
February 2016
February 2017
February 2018
February 2019
February 2020
February 2021
February 2022
February 2023
February 2024
February 2025
February 2026
February 2027
February 2028
February 2029
February 2030
February 2031
February 2032
February 2033
February 2034
February 2035
February 2036
Weighted Average Life to Maturity (years) (2)
Weighted Average Life to Call (years) (2) (3)

(1)	Rounded to the nearest whole percentage.

(2)	The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the certificate principal balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Last Scheduled Distribution Date
     The last scheduled Distribution Date for each class of Offered Certificates is the Distribution Date in [___] 2036.
     The last scheduled Distribution Date for each class of Offered Certificates is the date on which the initial Certificate Principal Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The last scheduled Distribution Dates for all classes have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.
     Since the rate of distributions in reduction of the Certificate Principal Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Certificate Principal Balance of each class could be reduced to zero significantly earlier than the last scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See “—Prepayment Considerations and Risks” and “—Weighted Average Lives” above and “Yield Considerations” in the prospectus.
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
     The discussion in this section and in the section “Material Federal Income Tax Considerations” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.
General
     The pooling and servicing agreement provides that certain segregated asset pools within the Issuing Entity (exclusive, among other things, of the Net WAC Rate Carryover Reserve Account, the Swap Agreements and certain other assets specified in the pooling and servicing agreement) will comprise multiple REMICs (each, a “Trust REMIC”) organized in a tiered REMIC structure. Elections will be made to treat each of the related Trust REMICs as a REMIC for federal income tax purposes. The Class R Certificates represent ownership of the sole class of residual interest in one or more of the Trust REMICs. The Class RX Certificates represent ownership of the sole class of residual interest in the remaining Trust REMICs. Upon the issuance of the Offered Certificates, Hunton & Williams LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.
Taxation of the Offered Certificates
     For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated as beneficially owning two assets: (i) a REMIC regular interest and (ii) the right to receive payments from the Net WAC Rate Carryover Reserve Account in respect of the Net WAC Rate Carryover Amount (the “Notional Principal Contract Arrangement”). None of the Net WAC Rate Carryover Reserve Account or the Swap Agreements are assets of any Trust REMIC. The REMIC regular interest corresponding to an Offered Certificate (the “Regular Interest”) will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds. As a result of the foregoing, the amount of distributions on the Regular Interest corresponding to an Offered

Certificate may exceed the actual amount of distributions on the Offered Certificate. Any payment on an Offered Certificate from the Net WAC Rate Carryover Reserve Account will be deemed to have been paid pursuant to the Notional Principal Contract Arrangement. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the Regular Interest component as discussed under “Material Federal Income Tax Considerations—REMIC Certificates” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income accruing with respect to the Notional Principal Contract Arrangement component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract Arrangement component, subject to the discussion under “—The Notional Principal Contract Arrangement Component” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.
     A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components – the Regular Interest component and the Notional Principal Contract Arrangement component. To the extent the Notional Principal Contract Arrangement component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Material Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in the prospectus.
     Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. The amount of the sale price allocated to the right to receive payments under the Notional Principal Contract Arrangement would be considered a “termination payment” under the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”) allocable to the related Offered Certificate, as the case may be. A holder of an Offered Certificate will have gain or loss from such a termination of the Notional Principal Contract Arrangement equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) upon entering into or acquiring its interest in the right to receive payments under the Notional Principal Contract Arrangement. Gain or loss realized upon the termination of the right to receive payments from the Notional Principal Contract Arrangement will generally be treated as capital gain or loss. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Notional Principal Contract Arrangement component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Material Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition”.
     Interest on the Regular Interest component of an Offered Certificate must be included in income by the beneficial owner of the Offered Certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be issued with OID. See “Material Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to the respective percentages of the related Prepayment Assumptions under Scenario III, as set forth under “Prepayment and Yield Considerations—Prepayment Scenarios” in this prospectus supplement. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.
Status of the Offered Certificates
     The Regular Interest components of the Offered Certificates (but not the Notional Principal Contract Arrangement Components) will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section

856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the Issuing Entity, exclusive of any trust assets not included in any Trust REMIC, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Notional Principal Contract Arrangement components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code.
The Notional Principal Contract Arrangement Component
     As indicated above, a portion of the purchase price paid by a beneficial owner of an Offered Certificate to acquire the certificate will be attributable to the Notional Principal Contract Arrangement component of such certificate. The Trust Administrator will, as required, treat payments made to the holders of the Offered Certificates with respect to the Net WAC Rate Carryover Amount, as includible in income based on the regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The regulations governing OID provide that the Issuing Entity’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Issuing Entity’s allocation. The Trust Administrator must separately treat the right to receive payments from the Net WAC Rate Carryover Account as a distinct property right and may assign that right more than a de minimis value. Upon request, the Trustee will make available information regarding such amounts and values as has been provided to it.
     The portion of the overall purchase price of an Offered Certificate attributable to the Notional Principal Contract Arrangement component must be amortized over the life of the Notional Principal Contract Arrangement, taking into account the declining balance of the related Regular Interest component. The Notional Principal Contracts Regulations provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield or constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the Trustee’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the price paid for the right to the Net WAC Rate Carryover Amount under the Notional Principal Contract Regulations. Beneficial owners of Offered Certificates should consult their own tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Notional Principal Contract Arrangement component of an Offered Certificate.
     Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding Regular Interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract Arrangement.

     A beneficial owner’s ability to recognize a net deduction with respect to the Notional Principal Contract Arrangement component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect the Notional Principal Contract Arrangement component in computing the beneficial owner’s alternative minimum tax liability.
     It is possible that the right to receive payments in respect of the Notional Principal Contract Arrangement could be treated as a partnership among the holders of all of the Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Net WAC Rate Carryover Amount. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.
Other Matters
     For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Material Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” and “—Taxation of Certain Foreign Holders of REMIC Certificates” in the prospectus.
STATE AND LOCAL TAXES
     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding these tax consequences.
ERISA CONSIDERATIONS
     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such Plans.
     Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code (“Similar Law”). Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.
     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.
     The U.S. Department of Labor (“DOL”) has issued individual exemptions to various underwriters that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities if they are underwritten by an “underwriter” and where the trust and the offered securities meet certain specified conditions.
     The Offered Certificates are eligible for relief under an administrative exemption issued to Credit Suisse First Boston LLC (Prohibited Transaction Exemption (“PTE”) 90-59 as most recently amended and restated by PTE 2002-41 (the “Exemption”)), and may be purchased by Plans, or by a person acting for, on behalf of or with plan assets of, such Plan if certain conditions stated in the Exemption are met.
     For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in this prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.
     The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus supplement to be eligible for exemptive relief:
•	The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;
•	If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;
•	The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by [Standard & Poor’s, a Division of the McGraw-Hill Companies, Inc. (“S&P”)], [Moody’s Investors Service, Inc. (“Moody’s”)] or [Fitch Ratings (“Fitch”)] (each, a “Rating Agency”);
•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;
•	The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the Issuing Entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith; and
•	The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an Issuing Entity that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the Issuing Entity, the sponsor, each servicer, any obligor with respect to obligations included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets of the Issuing Entity on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.
     A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for such certificate.
     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.
     A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption have been met.
     The rating of an Offered Certificate may change. If a class of Offered Certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a certificate of that class when the class had a permitted rating would not be required by the Exemption to dispose of it). Consequently, an Offered Certificate rated below investment grade (“ERISA-Restricted Offered Certificate”) will not be registered by the trustee unless:
(a) the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, from the transferee to the effect that the transferee is not a Plan, or a person acting for, on behalf of or with the assets of, a Plan;
(b) the trustee and the trust administrator receive a representation, acceptable to and in form and substance satisfactory to the trustee and the trust administrator, to the effect that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Section I and III of PTCE 95-60; or

(c) the trustee and the trust administrator receive an opinion of counsel satisfactory to the trustee and the trust administrator that the purchase and holding of the ERISA-Restricted Offered Certificate by a Plan, or any person acting for, on behalf of or with the assets of, a Plan will not result in a non-exempt prohibited transaction under Title I of ERISA, Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee, the trust administrator, the master servicer or the servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the pooling and servicing agreement.
     If a class of Offered Certificates no longer has a rating of at least BBB-, each transferee of a book-entry certificate will be deemed to have made either the representation in clause (a) above or clause (b) above, as applicable.
     This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.
LEGAL INVESTMENT CONSIDERATIONS
     [At the end of the Pre-funding Period,] none of the Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), and, as a result, the appropriate characterization of these certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, is subject to significant interpretive uncertainties.
     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.
     Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.
     See “Legal Investment Considerations” in the prospectus.
USE OF PROCEEDS
     Substantially all of the net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase price of the Mortgage Loans, to fund the repayment of any related financing [and to fund the Pre-Funding Account on the Closing Date]. [Proceeds from the offering of the Certificates will be used to pay certain expenses incurred in connection with the acquisition of trust property to [name of recipient] in the amount of $[___].]
METHOD OF DISTRIBUTION
     Subject to the terms and conditions set forth in an underwriting agreement, dated the date of this prospectus supplement, the Depositor has agreed to sell and [the Underwriters] have agreed to purchase each class of the Offered Certificates. The Offered Certificates are referred to in this section as the “Underwritten Certificates”.
     The proceeds to the Depositor from the sale of the each class of Offered Certificates sold to the Underwriters (excluding accrued interest) will be approximately the percentages of the Certificate

Principal Balance of such Offered Certificates set forth in the table on the cover page of this prospectus supplement before deducting expenses. Under the underwriting agreement, the underwriters have agreed to take and pay for all of the Underwritten Certificates, if any are taken. The underwriters will distribute the Underwritten Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the Underwritten Certificates paid to the Depositor and the proceeds from the sale of the Underwritten Certificates realized by the underwriters will constitute underwriting discounts and commissions.
     The Depositor has been advised by the underwriters that they propose initially to offer the Underwritten Certificates of each class to the public at the offering price set forth on the cover page and to certain dealers at such price less a selling concession, not in excess of [ ]% of the Certificate Principal Balance of the related class of Underwritten Certificates. The Underwriters may allow and such dealers may reallow a reallowance discount, not in excess of [ ]% of the Certificate Principal Balance of the related class of Underwritten Certificates, to certain other dealers. After the initial public offering, the public offering prices, such concessions and such discounts may be changed.
     The Underwritten Certificates are a new issue of securities with no established trading market. The Depositor has been advised by the underwriters that the underwriters intend to make a market in the Underwritten Certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Underwritten Certificates.
     The Depositor and Fremont have agreed to indemnify the underwriters against, or make contributions to the underwriters with respect to certain civil liabilities, including liabilities under Securities Act of 1933, as amended.
     Some of the mortgage loans may have been the subject of financing provided by affiliates of the underwriters.
LEGAL MATTERS
     Certain legal matters with respect to the Offered Certificates will be passed upon for the depositor by Hunton & Williams LLP and for the underwriters by Thacher Proffitt & Wood LLP.
LEGAL PROCEEDINGS
     [Insert brief description of any legal proceedings pending against sponsor, depositor, indenture trustee, owner trustee, issuing entity or servicer, or of which any property of the foregoing is the subject, that is material to security holders. See Item 1117 of Regulation AB.]
AFFILIATED PARTIES
     As of the Closing Date, Fremont is the Sponsor, the Originator and the Servicer. The Depositor is a wholly-owned subsidiary of Fremont. The Issuing Entity was created by the Depositor. None of Wells Fargo Bank, the Trustee, [the Swap Agreement Counterparty,] or the underwriters is affiliated with any of the foregoing entities.

RATINGS
     In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by [S&P], [Moody’s] and [Fitch]:

Class	[S&P]	[Moody’s]	[Fitch]
1-A[ ]
2-A[ ]
2-A[ ]
M[ ]
B[ ]
     A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Net WAC Rate Carryover Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from [Standard & Poor’s, 55 Water Street, New York, New York 10041], [Moody’s Investors Service, Inc., 90 Church Street, New York, New York 10007], and [Fitch, Inc., One State Street Plaza, New York, New York 10004.]
     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by [S&P], [Moody’s] or [Fitch] are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such certificates.

GLOSSARY OF TERMS
     The following terms have the meanings given below when used in this prospectus supplement.
     “Adjusted Net Mortgage Rate” means for any mortgage loan a per annum rate equal to the mortgage rate for such mortgage loan as of the first day of the month preceding the month in which such Distribution Date occurs less the Expense Fee Rate.
     “Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.
     “Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.
     “ARM” means an adjustable-rate mortgage loan.
     “Available Funds” means, with respect to any Distribution Date, an amount equal to the sum of the following amounts with respect to the mortgage loans, net of amounts reimbursable therefrom to the servicer, the master servicer, the trust administrator or the trustee: (i) the aggregate amount of monthly payments on the mortgage loans, after deduction of the Servicing Fee and any accrued and unpaid Servicing Fees in respect of any prior Distribution Dates, (ii) certain unscheduled payments in respect of the mortgage loans, including prepayments, insurance proceeds, net liquidation proceeds, Subsequent Recoveries and proceeds from repurchases of and substitution for such mortgage loans occurring during the related Prepayment Period, excluding prepayment charges, (iii) payments from the servicer in connection with Advances for such Distribution Date and payments by the servicer and the master servicer in connection with Compensating Interest for such Distribution Date [and (iv) with respect to the [ ] Distribution Date, the amount remaining in the Pre-funding Account at the end of the Pre-funding Period in respect of that loan group].
     “Base Rate” for each class of Offered Certificates is a per annum rate as follows: for the Class 1-A[ ] Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class 2-A[ ] Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class 2-A[ ] Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); for the Class M[ ] Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable); and for the Class B[ ] Certificates, one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean-up call is exercisable).
     “Certificate Principal Balance” means, with respect to any class of certificates as of any Distribution Date, the initial Certificate Principal Balance of that class reduced by the sum of:
all amounts previously distributed to holders of certificates of that class as payments of principal, and in the case of any class of Subordinate Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of certificates; provided, however, that the Certificate Principal Balances of the Subordinate Certificates then outstanding will be increased in direct order of seniority by the amount of any Subsequent Recoveries distributed to any class of certificates senior to such class.
     “Code” has the meaning set forth in “Material Federal Income Tax Considerations” in this prospectus supplement.
     “Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement.

     “Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.
     “Credit Enhancement Percentage” means for any Distribution Date and a class of Subordinate Certificates, the percentage obtained by dividing (x) the sum of the aggregate Certificate Principal Balance of each class of certificates junior in priority to such class and the Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the mortgage loans, calculated prior to taking into account distributions of principal on the mortgage loans and distribution of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date. The initial Credit Enhancement Percentage for each class of Subordinate Certificates approximately is as follows: Class M[ ] ([___]%) and Class B[ ] ([___]%).
     “Credit Scores” has the meaning set forth in “Sale and Servicing of Trust Assets—Credit Scores” in the prospectus.
     “Cumulative Realized Losses” with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the mortgage loans from the Cut-off Date through the last day of the related Due Period by (y) the sum of the Stated Principal Balances of the mortgage loans as of the Cut-off Date.
     “Current Interest” means, for each class of Offered Certificates on any Distribution Date, the aggregate amount of interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance immediately prior to such Distribution Date at the related Pass-through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.
     “Cut-off Date” means [___] 1, 2006.
     “Delinquency Rate” means for any month the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all mortgage loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans (including all foreclosures and REO Properties) as of the close of business on the last day of such month.
     “Determination Date” means, for each Distribution Date, the 18th of that month or, if that day is not a business day, the immediately preceding business day.
     “Distribution Date” means the 25th day of each month or, if that day is not a business day, the immediately succeeding business day. The first Distribution Date is in [___] 2006.
     “DOL” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.
     “Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.
     “ERISA” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.
     “Excess Cashflow” means, with respect to any Distribution Date, the sum of (1) the excess, if any, of (x) the interest collected on the mortgage loans by the servicer on or prior to the related Determination Date (exclusive of any Prepayment Interest Excess) or advanced by the servicer for the related Servicer Remittance Date, net of the Servicing Fee, the Master Servicing Fee and the Trust Administration Fee, over (y) the sum of the amounts paid to the classes of certificates pursuant to clauses (I), (II) and (III) under “Description of the Certificates—Distributions of Interest and Principal —Interest Distributions” in this prospectus supplement and (2) any Overcollateralization Release Amount for such Distribution Date.
     “Excess Overcollateralized Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.
     “Exemption” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.
     “Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the Master Servicing Fee Rate, the Trust Administration Fee Rate and the Servicing Fee Rate. The Expense Fee Rate is not expected to exceed [___]%.
     “Extra Principal Distribution Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.
     “Formula Rate” for each class of Offered Certificates means the related Base Rate for that class.
     “Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.
     “Group 1 Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Principal Remittance Amount for the Group 1 Mortgage Loans for such Distribution Date, and the denominator of which is (ii) the sum of the Principal Remittance Amount for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans for such Distribution Date.
     “Group 1 Interest Remittance Amount” means, with respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 1 Mortgage Loans.
     “Group 1 Mortgage Loans” means the mortgage loans designated as “group 1 mortgage loans” under the pooling and servicing agreement.
     “Group 1 Net WAC Rate” for any Distribution Date means a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates then in effect at the beginning of the related Due Period on the Group 1 Mortgage Loans (adjusted for prepayments during such Due Period that were distributed on the Distribution Date falling within such Due Period), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.
     “Group 1 Principal Distribution Amount” with respect to any Distribution Date is the sum of (i) the excess of (x) the Principal Remittance Amount for the Group 1 Mortgage Loans over (y) the Overcollateralization Release Amount multiplied by the Group 1 Allocation Percentage for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group 1 Allocation Percentage.
     “Group 1 Senior Certificates” means the Class 1-A-[ ] Certificates.
     “Group 2 Allocation Percentage” for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (i) the Principal Remittance Amount for the Group 2 Mortgage Loans for such Distribution Date, and the denominator of which is (ii) the sum of the Principal Remittance Amount for the Group 1 Mortgage Loans and the Group 2 Mortgage Loans for such Distribution Date.

     “Group 2 Interest Remittance Amount” means, with respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2 Mortgage Loans.
     “Group 2 Mortgage Loans” means the mortgage loans designated as “group 2 mortgage loans” under the pooling and servicing agreement.
     “Group 2 Net WAC Rate” for any Distribution Date means a per annum rate equal to (a) the weighted average of the Adjusted Net Mortgage Rates then in effect at the beginning of the related Due Period on the Group 2 Mortgage Loans (adjusted for prepayments during such Due Period that were distributed on the Distribution Date falling within such Due Period), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.
     “Group 2 Principal Distribution Amount” with respect to any Distribution Date is the sum of (i) the excess of (x) the Principal Remittance Amount for the Group 2 Mortgage Loans over (y) the Overcollateralization Release Amount multiplied by the Group 2 Allocation Percentage for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group 2 Allocation Percentage.
     “Group 2 Senior Certificates” means the Class 2-A-[ ] Certificates and Class 2-A-[ ] Certificates.
     “Index” shall mean the Six-Month LIBOR Index.
     “Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.
     “Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.
     “Interest Accrual Period” for any Distribution Date means with respect to the Senior Certificates and the Subordinate Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.
     “LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.
     “Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through the sale or assignment of such defaulted mortgage loan, a trustee’s sale, foreclosure sale or otherwise.
     “Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—-Adjustable-Rate Mortgage Loans” in this prospectus supplement.
     “MERS Designated Mortgage Loan” means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns, has been designated the mortgagee of record and (2) the trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.
     “Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.

     “Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.
     “Net WAC Rate” for any Distribution Date means the Group 1 Net WAC Rate, the Group 2 Net WAC Rate and the Subordinate Net WAC Rate, as applicable.
     “Net WAC Rate Carryover Amount” has the meaning set forth in “Description of the Certificates—Net WAC Rate Carryover Reserve Account” in this prospectus supplement.
     “Net WAC Rate Carryover Payment” has the meaning set forth in “Description of the Certificates—Net WAC Rate Carryover Reserve Account” in this prospectus supplement.
     “Net WAC Rate Carryover Reserve Account” has the meaning set forth in “Description of the Certificates—Net WAC Rate Carryover Reserve Account” in this prospectus supplement.
     “Notional Principal Contract Arrangement” has the meaning set forth in “Material Federal Income Tax Considerations—The Notional Principal Contract Arrangement Component” in this prospectus supplement.
     “Offered Certificates” means the Class 1-A-[ ], Class 2-A-[ ], Class 2-A-[ ] and Class B2-[ ]Certificates being offered by this prospectus supplement.
     “One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trust administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trust administrator (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.
     “Overcollateralization Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.
     “Overcollateralization Release Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.
     “Overcollateralization Target Amount” means with respect to any Distribution Date (i) prior to the Stepdown Date, [___]% of the aggregate Stated Principal Balance of all of the mortgage loans [and the amount on deposit in the Pre-funding Account] as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (A) [___]% of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date and (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. The Rating Agencies may increase the foregoing percentages in connection with the closing, which revised percentages will be set forth in the Pooling and Servicing Agreement filed in connection therewith.

     “Overcollateralized Amount” means for any Distribution Date an amount equal to (i) the aggregate Stated Principal Balance of the mortgage loans [and the amount on deposit in the Pre-funding Account] as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on the related Determination Date minus (ii) the sum of the aggregate Certificate Principal Balance of the Offered Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).
     “P&I Advances” means advances made by the servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.
     “Pass-through Rate” means for any Distribution Date for each class of Offered Certificates the lesser of (a) the related Formula Rate for that class and that Distribution Date and (b) the Net WAC Rate for that class for such Distribution Date. With respect to the Offered Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed (which, for the first Interest Accrual Period, shall be 36 days).
     “Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable-Rate Mortgage Loans” in this prospectus supplement.
     “Plan” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.
     [“Pre-funding Account” means the account established by the Trust Administrator, for the benefit of the Certificateholders, into which the [Sponsor] is required to deposit or cause to be deposited an amount equal to approximately $[___] on the Closing Date.]
     [“Pre-funding Period” means the period from the Closing Date to [___], 200[_], during which the [Sponsor] is expected to transfer subsequent mortgage loans to the Issuing Entity.]
     “Prepayment Assumption” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this prospectus supplement.
     “Prepayment Interest Excess” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this prospectus supplement.
     “Prepayment Period” means, with respect to any Distribution Date, either (a) with respect to unscheduled receipt of principal (other than voluntary partial principal prepayment), the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the period beginning on the Cut-off Date) to and including the 15th day of the month in which that Distribution Date occurs, or (b) with respect to voluntary principal prepayments in part, the calendar month prior to the Distribution Date.
     “Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this prospectus supplement.
     “Principal Remittance Amount” means, with respect to any Distribution Date and any loan group, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date, (ii) all full and partial principal prepayments and any advances of principal with respect to mortgage loans for the related Prepayment Period, (iii) the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period, (iv) the portion of the repurchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior Distribution Date through the Servicer Remittance Date prior to the current Distribution Date, (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that Distribution Date, and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).
     “Realized Loss” means, if a mortgage loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such mortgage loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the mortgage loans will, in effect, be absorbed first, by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be allocated as Applied Realized Loss Amounts in reverse sequential order, first to the Class B[ ] Certificates and second to the Class B[ ] Certificates. No Realized Losses will be allocated as Applied Realized Loss Amounts to the Senior Certificates. The Realized Losses allocated as Applied Realized Loss Amounts to the class of Subordinate Certificates then outstanding with the highest distribution priority will be decreased by the amount of Subsequent Recoveries until reduced to zero (with any remaining Subsequent Recoveries applied to reduce the realized loss amount allocated to the class with the highest next distribution priority) and the certificate principal balance of such class or classes of Subordinate Certificates will be increased by the same amount.
     “Record Date” means, with respect to the Offered Certificates, the business day immediately preceding the related Distribution Date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last day of the calendar month immediately preceding the related Distribution Date (or if such day is not a business day, on the immediately preceding business day).
     “Reference Banks” means leading banks selected by the trust administrator (after consultation with the depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.
     “REIT” has the meaning set forth in “Material Federal Income Tax Considerations” in this prospectus supplement.
     “Rolling Three-Month Delinquency Rate” means with respect to any Distribution Date, the weighted average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.
     “Scored Program” has the meaning set forth in “The Originator and The Servicer—Underwriting Guidelines” in this prospectus supplement.
     “Senior Certificates” means the Class 1-A-[ ] Certificates, the Class 2-A-[ ] Certificates and the Class 2-A-[ ] Certificates.
     “Senior Enhancement Percentage” means for any Distribution Date the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Certificate Principal Balance of the Subordinate Certificates and the Overcollateralized Amount (which, for purposes of this definition, will not be less than zero), and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans, after giving effect to distributions on that Distribution Date. As of the closing date, the initial Senior Enhancement Percentage is equal to approximately [___]%.
     “Servicer Remittance Date” means, with respect to any Distribution Date, the 24th day of the month in which such Distribution Date occurs if it is a business day or, if the 24th day of the month is not a business day, the business day preceding the 24th day of the month in which such Distribution Date occurs.
     “Servicing Fee Rate” means a per annum rate equal to 0.50%.

     “Six-Month LIBOR” has the meaning set forth in “The Mortgage Loan Pool—The Index” in this prospectus supplement.
     “Stated Principal Balance” means, as to any Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date, after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the servicer with respect to the related Mortgage Loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.
     “Stepdown Date” means the earlier to occur of (1) the Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates will be reduced to zero, assuming 100% of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount is used to pay the related Senior Certificates, and (2) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (for this purpose only, before taking into account distributions to the certificates) meets or exceeds [ ]% and (ii) the 37th Distribution Date. Notwithstanding the foregoing, to the extent that the Stepdown Date is caused by clause (1) above, prior to giving effect to the changes in priorities caused by the Stepdown Date, the outstanding principal balance of the related Senior Certificates will be reduced to zero.
     “Structuring Assumptions” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this prospectus supplement.
     “Subordinate Certificates” means any of the Class M[ ] and Class B[ ] Certificates.
     “Subordinate Net WAC Rate” for any Distribution Date means a per annum rate equal to the weighted average of the Group 1 Net WAC Rate and the Group 2 Net WAC Rate, weighted based on (a) the excess of (i) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans over (ii) the aggregate Certificate Principal Balance of the Group 1 Senior Certificates and (b) the excess of (i) the aggregate Stated Principal Balance of the Group 2 Mortgage Loans over (ii) the aggregate Certificate Principal Balance of the Group 2 Senior Certificates.
     “Substitute Mortgage Loan” means a mortgage loan substituted by the originator for a mortgage loan that is in breach of the originator’s representations and warranties regarding the mortgage loans, which must, on the date of such substitution, (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1.00% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by the originator.
     [“Subsequent Cut-off Date” means, with respect to any subsequent mortgage loan, the date that mortgage loan is transferred to the Trust Fund.]
     “Substitution Adjustment Amount” has the meaning set forth in “The Mortgage Loan Purchase Agreement—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.
     “Swap Agreement” has the meaning set forth in “Description of the Certificates—Swap Agreements” in this prospectus supplement.

     “Swap Provider” has the meaning set forth in “Description of the Certificates—Swap Agreements” in this prospectus supplement.
     “Target Senior Enhancement Percentage” means, with respect to the Group 1 Senior Certificates or the Group 2 Senior Certificates, as applicable, and for any Distribution Date, the greater of (i) 200% of the initial Senior Enhancement Percentage or (ii) the fraction, expressed as a percentage, the numerator of which is an amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period.
     “Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).
     A “Trigger Event” is in effect on any Distribution Date (i) if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date or (ii) if cumulative Realized Losses for the related Distribution Date as a percentage of the principal balance of the mortgage loans as of the Cut-off Date are greater than:

Distribution Date Occurring in	Loss percentage
March 2008 through February 2009	[___]% for the first month, plus an additional 1/12th of [___]% for each month thereafter

March 2009 through February 2010	[___]% for the first month, plus an additional 1/12th of [___]% for each month thereafter

March 2010 through February 2011	[___]% for the first month, plus an additional 1/12th of [___]% for each month thereafter

March 2011 through February 2012	[___]% for the first month, plus an additional 1/12th of [___]% for each month thereafter

March 2012 and thereafter	[___]%
     “Trust REMIC” has the meaning set forth in “Material Federal Income Tax Considerations—General” in this prospectus supplement.
     “Unpaid Interest Amounts” for any class of certificates and any Distribution Date will equal the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such class for the immediately preceding Distribution Date and (B) any Unpaid Interest Amount from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date, and (2) interest on the amount in clause (1) for the related Interest Accrual Period at the applicable Pass-through Rate (to the extent permitted by applicable law).

SCHEDULE A
MORTGAGE LOAN POOL STATISTICAL INFORMATION2
[Begins on following page.]

[2]	References to OLTV in this Schedule A refer (i) in the case of the first-lien mortgage loans, to the loan-to-value ratio at origination of such mortgage loans, and (ii) in the case of the second-lien mortgage loans, to the combined loan-to-value ratio at origination of such mortgage loans.

Schedule A-1

Description of the Total Collateral
Collateral Summary
Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans

Aggregate Current Principal Balance

Average Current Principal Balance
Aggregate Original Principal Balance

Average Original Principal Balance
Fully Amortizing Mortgage Loans

1st Lien
Weighted Avg. Gross Coupon

Weighted Avg. Original Term (months)
Weighted Avg. Remaining Term (months)

Weighted Avg. Margin(ARM Loans Only)

Weighted Avg. Maximum Rate (ARM Loans Only)

Weighted Avg. Minimum Rate (ARM Loans Only)

Weighted Avg. OLTV[3]

Weighted Avg. Borrower FICO

Geographic Distribution (Top 5)

[3]	References to OLTV in this Schedule A refer (i) in the case of the first-lien mortgage loans, to the loan-to-value ratio at origination of such mortgage loans, and (ii) in the case of the second-lien mortgage loans, to the combined loan-to-value ratio at origination of such mortgage loans.

Schedule A-2

Description of the Total Collateral

Collateral Type
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
COLLATERAL TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2 YR/6MO LIB
2 YR/6MO LIB- 40 Year Amortization
2 YR/6MO LIB- 5YR IO
3 YR/6MO LIB
3 YR/6MO LIB- 40 Year Amortization
3 YR/6MO LIB- 5YR IO
5 YR/6MO LIB
5 YR/6MO LIB- 40 Year Amortization
FIXED RATE
FIXED RATE- 40/30 Balloon

Total:

Principal Balances at Origination
		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
PRINCIPAL BALANCES	MORTGAGE	AS OF	AS OF	MATURITY	INCOME	COUPON		OLTV
AT ORIGINATION ($)	LOANS	ORIGINATION ($)	ORIGINATION	(months)*	(%)*	(%)*	FICO*	(%)

0.01 to 25,000.00
25,000.01 to 50,000.00
50,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to 350,000.00
350,000.01 to 400,000.00
400,000.01 to 450,000.00
450,000.01 to 500,000.00
500,000.01 to 550,000.00
550,000.01 to 600,000.00
600,000.01 to 650,000.00
650,000.01 to 700,000.00
700,000.01 to 750,000.00
750,000.01 to 800,000.00
800,000.01 to 850,000.00
850,000.01 to 900,000.00
950,000.01 to 1,000,000.00

Total:

*	Based on the original balances of the Mortgage Loans.

Schedule A-3

Description of the Total Collateral

Principal Balance as of the Cut-Off Date
		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
BALANCES AS OF THE	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 to 25,000.00
25,000.01 to 50,000.00
50,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to 350,000.00
350,000.01 to 400,000.00
400,000.01 to 450,000.00
450,000.01 to 500,000.00
500,000.01 to 550,000.00
550,000.01 to 600,000.00
600,000.01 to 650,000.00
650,000.01 to 700,000.00
700,000.01 to 750,000.00
750,000.01 to 800,000.00
800,000.01 to 850,000.00
850,000.01 to 900,000.00
950,000.01 to 1,000,000.00

Total:

Remaining Term to Maturity
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF MONTHS	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
REMAINING	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1 - 60
61 - 120
121 - 180
181 - 240
241 - 300
301 - 360

Total:

Schedule A-4

Description of the Total Collateral

Mortgage Rates
		PRINCIPAL		REMAINING				WTD
RANGE OF CURRENT	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
MORTGAGE RATES	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001 to 5.500
5.501 to 6.000
6.001 to 6.500
6.501 to 7.000
7.001 to 7.500
7.501 to 8.000
8.001 to 8.500
8.501 to 9.000
9.001 to 9.500
9.501 to 10.000
10.001 to 10.500
10.501 to 11.000
11.001 to 11.500
11.501 to 12.000
12.001 to 12.500
12.501 to 13.000
13.001 to 13.500
13.501 to 14.000

Total:

OLTV Ratios
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF OLTV	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00
95.01 to 100.00

Total:

Schedule A-5

Description of the Total Collateral

FICO Score at Origination
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
RANGE OF FICO	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
SCORES	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

500 to 519
520 to 539
540 to 559
560 to 579
580 to 599
600 to 619
620 to 639
640 to 659
660 to 679
680 to 699
700 to 719
720 to 739
740 to 759
760 to 779
780 to 799
800 to 819

Total:

Debt-to-Income Ratio
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF DEBT-TO-	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
INCOME RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00
50.01 - 55.00
55.01 >=

Total:

Schedule A-6

Description of the Total Collateral

Geographic Distribution
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
STATE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Maine
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Vermont
Washington
Virginia
West Virginia
Wisconsin
Wyoming
Washington DC

Total:

Schedule A-7

Description of the Total Collateral

Occupancy Status
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
OCCUPANCY	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
STATUS	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Owner Occupied
Non-Owner Occupied
2nd Home

Total:

Documentation Type
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
DOCUMENTATION	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Full
Stated
Easy

Total:

Loan Purpose
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
PURPOSE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Refinance — Cashout
Purchase
Refinance — Rate/Term

Total:

Schedule A-8

Description of the Total Collateral

Property Type
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
PROPERTY TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Single Family
Multi Family
Condo

Total:

Prepayment Charge Term
		PRINCIPAL		REMAINING				WTD
PREPAYMENT CHARGE	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
TERM AT ORIGINATION	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(MONTHS)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty
12
24
30
36

Total:

Schedule A-9

Description of the Total Collateral

Maximum Mortgage Rates of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF MAXIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

11.001 to 11.500
11.501 to 12.000
12.001 to 12.500
12.501 to 13.000
13.001 to 13.500
13.501 to 14.000
14.001 to 14.500
14.501 to 15.000
15.001 to 15.500
15.501 to 16.000
16.001 to 16.500
16.501 to 17.000
17.001 to 17.500
17.501 to 18.000
18.001 to 18.500
18.501 to 19.000

Total:

Minimum Mortgage Rates of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF MINIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001 to 5.500
5.501 to 6.000
6.001 to 6.500
6.501 to 7.000
7.001 to 7.500
7.501 to 8.000
8.001 to 8.500
8.501 to 9.000
9.001 to 9.500
9.501 to 10.000
10.001 to 10.500
10.501 to 11.000
11.001 to 11.500
11.501 to 12.000
12.001 to 12.500
12.501 to 13.000

Total:

Schedule A-10

Description of the Total Collateral

Gross Margins of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF GROSS	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MARGINS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2.751 to 3.000
3.251 to 3.500
3.501 to 3.750
3.751 to 4.000
4.001 to 4.250
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000

Total:

Schedule A-11

Description of the Total Collateral

Next Rate Adjustment Date of the Adjustable-Rate Loans
		PRINCIPAL	% OF PRINCIPAL	REMAINING
NEXT RATE	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
ADJUSTMENT	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV
DATE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

May 200_
June 200_
July 200_
August 200_
September 200_
October 200_
November 200_
December 200_
March 200_
April 200_
May 200_
July 200_
August 200_
September 200_
October 200_
November 200_
December 200_
September 20__
October 20__
November 20__
December 20__

Total:

Initial Periodic Rate Cap of the Adjustable-Rate Loans
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
INITIAL PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

2.000
3.000

Total:

Periodic Rate Cap of the Adjustable-Rate Loans
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

1.500

Total:

Schedule A-12

Delinquency Status of the Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Delinquency Status	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation
Current
30 - 59 Days
60 - 89 Days
[Insert additional 30 day periods as applicable through charge-off]

Total:

Delinquency History of the Mortgage Loans

					Weighted	Weighted	Weighted
	Number of	Principal	Percent of	Average	Average	Average	Average
30 – 59 days	Mortgage	Balance	Mortgage	Principal	Credit	Original	Gross
(# of times delinquent)	Loans	Outstanding	Pool	Balance	Score	CLTV	Coupon
0
1
2
3
5

Total:

					Weighted	Weighted	Weighted
	Number of	Principal	Percent of	Average	Average	Average	Average
60 - 89 days	Mortgage	Balance	Mortgage	Principal	Credit	Original	Gross
(# of times delinquent)	Loans	Outstanding	Pool	Balance	Score	CLTV	Coupon
0
1

Total:

Schedule A-13

[Insert additional “Delinquency History of the Mortgage Loans” tables for 30 day periods beyond 89 days, if applicable, through charge-off]

Description of the Group 1 Collateral

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans

Aggregate Current Principal Balance

Average Current Principal Balance
Aggregate Original Principal Balance

Average Original Principal Balance
Fully Amortizing Mortgage Loans

1st Lien

Weighted Avg. Gross Coupon

Weighted Avg. Original Term (months)
Weighted Avg. Remaining Term (months)

Weighted Avg. Margin (ARM Loans Only)

Weighted Avg. Maximum Rate (ARM Loans Only)

Weighted Avg. Minimum Rate (ARM Loans Only)

Weighted Avg. OLTV[4]

Weighted Avg. Borrower FICO

Geographic Distribution (Top 5)

[4]	References to OLTV in this Schedule A refer (i) in the case of the first-lien mortgage loans, to the loan-to-value ratio at origination of such mortgage loans, and (ii) in the case of the second-lien mortgage loans, to the combined loan-to-value ratio at origination of such mortgage loans.

Schedule A-14

Description of the Group 1 Collateral

Collateral Type
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
COLLATERAL TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2 YR/6MO LIB
2 YR/6MO LIB- 40 Year
Amortization
2 YR/6MO LIB- 5YR IO
3 YR/6MO LIB
3 YR/6MO LIB- 40 Year
Amortization
3 YR/6MO LIB- 5YR IO
5 YR/6MO LIB
5 YR/6MO LIB- 40 Year
Amortization
FIXED RATE
FIXED RATE- 40/30
Balloon

Total:

Principal Balances at Origination
		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
PRINCIPAL BALANCES	MORTGAGE	AS OF	AS OF	MATURITY	INCOME	COUPON		OLTV
AT ORIGINATION ($)	LOANS	ORIGINATION ($)	ORIGINATION	(months)*	(%)*	(%)*	FICO*	(%)

0.01 to 25,000.00
25,000.01 to 50,000.00
50,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to 350,000.00
350,000.01 to 400,000.00
400,000.01 to 450,000.00
450,000.01 to 500,000.00
500,000.01 to 550,000.00
550,000.01 to 600,000.00
600,000.01 to 650,000.00

Total:

*	Based on the original balances of the Mortgage Loans.

Schedule A-15

Description of the Group 1 Collateral

Principal Balance as of the Cut-Off Date
		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
BALANCES AS OF THE	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 to 25,000.00
25,000.01 to 50,000.00
50,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to 350,000.00
350,000.01 to 400,000.00
400,000.01 to 450,000.00
450,000.01 to 500,000.00
500,000.01 to 550,000.00
550,000.01 to 600,000.00
600,000.01 to 650,000.00

Total:

Remaining Term to Maturity
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF MONTHS	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
REMAINING	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1 - 60
61 - 120
121 - 180
181 - 240
241 - 300
301 - 360

Total:

Schedule A-16

Description of the Group 1 Collateral

Mortgage Rates
		PRINCIPAL		REMAINING				WTD
RANGE OF CURRENT	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
MORTGAGE RATES	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001 to 5.500
5.501 to 6.000
6.001 to 6.500
6.501 to 7.000
7.001 to 7.500
7.501 to 8.000
8.001 to 8.500
8.501 to 9.000
9.001 to 9.500
9.501 to 10.000
10.001 to 10.500
10.501 to 11.000
11.001 to 11.500
11.501 to 12.000
12.001 to 12.500
12.501 to 13.000
13.001 to 13.500
13.501 to 14.000

Total:

OLTV Ratios
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF OLTV	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00
95.01 to 100.00

Total:

Schedule A-17

Description of the Group 1 Collateral

FICO Score at Origination
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
RANGE OF FICO	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
SCORES	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

500 to 519
520 to 539
540 to 559
560 to 579
580 to 599
600 to 619
620 to 639
640 to 659
660 to 679
680 to 699
700 to 719
720 to 739
740 to 759
760 to 779
780 to 799
800 to 819

Total:

Debt-to-Income Ratio
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
DEBT-TO-INCOME RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00
50.01 - 55.00
55.01 >=

Total:

Schedule A-18

Description of the Group 1 Collateral

Geographic Distribution
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
STATE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Maine
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Vermont
Washington
Virginia
West Virginia
Wisconsin
Wyoming
Washington DC

Total:

Schedule A-19

Description of the Group 1 Collateral

Occupancy Status
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
OCCUPANCY	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
STATUS	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Owner Occupied
Non-Owner Occupied
2nd Home

Total:

Documentation Type
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
DOCUMENTATION TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Full
Stated
Easy

Total:

Loan Purpose
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
PURPOSE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Refinance — Cashout
Purchase
Refinance — Rate/Term

Total:

Schedule A-20

Description of the Group 1 Collateral

Property Type
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
PROPERTY TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Single Family
Multi Family
Condo

Total:

Prepayment Charge Term
		PRINCIPAL		REMAINING				WTD
PREPAYMENT CHARGE	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
TERM AT ORIGINATION	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(MONTHS)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty
12
24
36

Total:

Schedule A-21

Description of the Group 1 Collateral

Maximum Mortgage Rates of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF MAXIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

11.001 to 11.500
11.501 to 12.000
12.001 to 12.500
12.501 to 13.000
13.001 to 13.500
13.501 to 14.000
14.001 to 14.500
14.501 to 15.000
15.001 to 15.500
15.501 to 16.000
16.001 to 16.500
16.501 to 17.000
17.001 to 17.500
17.501 to 18.000
18.001 to 18.500
18.501 to 19.000

Total:

Minimum Mortgage Rates of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF MINIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001 to 5.500
5.501 to 6.000
6.001 to 6.500
6.501 to 7.000
7.001 to 7.500
7.501 to 8.000
8.001 to 8.500
8.501 to 9.000
9.001 to 9.500
9.501 to 10.000
10.001 to 10.500
10.501 to 11.000
11.001 to 11.500
11.501 to 12.000
12.001 to 12.500
12.501 to 13.000

Total:

Schedule A-22

Description of the Group 1 Collateral

Gross Margins of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF GROSS	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MARGINS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2.751% to 3.000%
3.251% to 3.500%
3.501% to 3.750%
3.751% to 4.000%
4.001% to 4.250%
4.251% to 4.500%
4.501% to 4.750%
4.751% to 5.000%
5.001% to 5.250%
5.251% to 5.500%
5.501% to 5.750%
5.751% to 6.000%
6.001% to 6.250%
6.251% to 6.500%
6.501% to 6.750%
6.751% to 7.000%

Total:

Schedule A-23

Description of the Group 1 Collateral

Next Rate Adjustment Date of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING
NEXT RATE		BALANCE	% OF PRINCIPAL	TERM TO				WTD AVERAGE
ADJUSTMENT	NUMBER OF	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
DATE	MORTGAGE LOAN	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

May 200_
June 200_
July 200_
August 200_
September 200_
October 200_
November 200_
December 200_
April 200_
May 200_
July 200_
September 200_
October 200_
November 200_
December 200_
September 20__
October 20__
November 20__
December 20__

Total:

Initial Periodic Rate Cap of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING
		BALANCE	% OF PRINCIPAL	TERM TO				WTD AVERAGE
INITIAL PERIODIC	NUMBER OF	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
CAP (%)	MORTGAGE LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

2.000
3.000

Total:

Periodic Rate Cap of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING
		BALANCE	% OF PRINCIPAL	TERM TO				WTD AVERAGE
PERIODIC	NUMBER OF	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
CAP (%)	MORTGAGE LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

1.500

Total:

Schedule A-24

Delinquency Status of the Group 1 Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Delinquency Status	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation
Current
30 - 59 Days
60 - 89 Days
[Insert additional 30 day periods as applicable through charge-off]

Total:

Delinquency History of the Group 1 Mortgage Loans

					Weighted	Weighted	Weighted
	Number of	Principal	Percent of	Average	Average	Average	Average
30 – 59 days	Mortgage	Balance	Mortgage	Principal	Credit	Original	Gross
(# of times delinquent)	Loans	Outstanding	Pool	Balance	Score	CLTV	Coupon
0
1
2
3
5

Total:

					Weighted	Weighted	Weighted
	Number of	Principal	Percent of	Average	Average	Average	Average
60 - 89 days	Mortgage	Balance	Mortgage	Principal	Credit	Original	Gross
(# of times delinquent)	Loans	Outstanding	Pool	Balance	Score	CLTV	Coupon
0
1

Total:

Schedule A-25

[Insert additional “Delinquency History of the Mortgage Loans” tables for 30 day periods beyond 89 days, if applicable, through charge-off]

Description of the Group 2 Collateral
Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics	Range (if applicable)
Number of Mortgage Loans

Aggregate Current Principal Balance

Average Current Principal Balance
Aggregate Original Principal Balance

Average Original Principal Balance
Fully Amortizing Mortgage Loans

1st Lien

Weighted Avg. Gross Coupon

Weighted Avg. Original Term (months)
Weighted Avg. Remaining Term (months)

Weighted Avg. Margin (ARM Loans Only)

Weighted Avg. Maximum Rate (ARM Loans Only)

Weighted Avg. Minimum Rate (ARM Loans Only)

Weighted Avg. OLTV[5]

Weighted Avg. Borrower FICO

Geographic Distribution (Top 5)

[5]	References to OLTV in this Schedule A refer (i) in the case of the first-lien mortgage loans, to the loan-to-value ratio at origination of such mortgage loans, and (ii) in the case of the second-lien mortgage loans, to the combined loan-to-value ratio at origination of such mortgage loans.

Schedule A-26

Description of the Group 2 Collateral

Collateral Type
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO		GROSS		WTD AVERAGE
	MORTGAGE	AS OF THE	AS OF	MATURITY	DEBT-TO-	COUPON		OLTV
COLLATERAL TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	(%)	FICO	(%)

2 YR/6MO LIB
2 YR/6MO LIB- 40 Year Amortization
2 YR/6MO LIB- 5YR IO
3 YR/6MO LIB
3 YR/6MO LIB- 40 Year Amortization
3 YR/6MO LIB- 5YR IO
5 YR/6MO LIB
5 YR/6MO LIB- 40 Year Amortization
FIXED RATE
FIXED RATE- 40/30 Balloon

Total:

Principal Balances at Origination
		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
PRINCIPAL BALANCES	MORTGAGE	AS OF	AS OF	MATURITY	INCOME	COUPON		OLTV
AT ORIGINATION ($)	LOANS	ORIGINATION ($)	ORIGINATION	(months)*	(%)*	(%)*	FICO*	(%)

0.01 to 25,000.00
25,000.01 to 50,000.00
50,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to 350,000.00
350,000.01 to 400,000.00
400,000.01 to 450,000.00
450,000.01 to 500,000.00
500,000.01 to 550,000.00
550,000.01 to 600,000.00
600,000.01 to 650,000.00
650,000.01 to 700,000.00
700,000.01 to 750,000.00
750,000.01 to 800,000.00
800,000.01 to 850,000.00
850,000.01 to 900,000.00
950,000.01 to 1,000,000.00

Total:

*	Based on the original balances of the Mortgage Loans.

Schedule A-27

Description of the Group 2 Collateral

Principal Balance as of the Cut-Off Date
		PRINCIPAL	% OF PRINCIPAL	REMAINING
RANGE OF PRINCIPAL	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
BALANCES AS OF THE	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
CUT-OFF DATE ($)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 to 25,000.00
25,000.01 to 50,000.00
50,000.01 to 100,000.00
100,000.01 to 150,000.00
150,000.01 to 200,000.00
200,000.01 to 250,000.00
250,000.01 to 300,000.00
300,000.01 to 350,000.00
350,000.01 to 400,000.00
400,000.01 to 450,000.00
450,000.01 to 500,000.00
500,000.01 to 550,000.00
550,000.01 to 600,000.00
600,000.01 to 650,000.00
650,000.01 to 700,000.00
700,000.01 to 750,000.00
750,000.01 to 800,000.00
800,000.01 to 850,000.00
850,000.01 to 900,000.00
950,000.01 to 1,000,000.00

Total:

Remaining Term to Maturity
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF MONTHS	MORTGAGE	AS OF THE	AS OF	MATURITY	INCOME	COUPON		OLTV
REMAINING	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

1 - 60
61 - 120
121 - 180
181 - 240
301 - 360

Total:

Schedule A-28

Description of the Group 2 Collateral

Mortgage Rates
		PRINCIPAL		REMAINING				WTD
RANGE OF CURRENT	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
MORTGAGE RATES	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001 to 5.500
5.501 to 6.000
6.001 to 6.500
6.501 to 7.000
7.001 to 7.500
7.501 to 8.000
8.001 to 8.500
8.501 to 9.000
9.001 to 9.500
9.501 to 10.000
10.001 to 10.500
10.501 to 11.000
11.001 to 11.500
11.501 to 12.000
12.001 to 12.500
12.501 to 13.000
13.001 to 13.500

Total:

OLTV Ratios
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF OLTV	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 to 25.00
25.01 to 30.00
30.01 to 35.00
35.01 to 40.00
40.01 to 45.00
45.01 to 50.00
50.01 to 55.00
55.01 to 60.00
60.01 to 65.00
65.01 to 70.00
70.01 to 75.00
75.01 to 80.00
80.01 to 85.00
85.01 to 90.00
90.01 to 95.00
95.01 to 100.00

Total:

Schedule A-29

Description of the Group 2 Collateral

FICO Score at Origination
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
RANGE OF	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
FICO SCORES	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

500 to 519
520 to 539
540 to 559
560 to 579
580 to 599
600 to 619
620 to 639
640 to 659
660 to 679
680 to 699
700 to 719
720 to 739
740 to 759
760 to 779
780 to 799
800 to 819

Total:

Debt-to-Income Ratio
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF DEBT-TO-	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
INCOME RATIOS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

0.01 - 20.00
20.01 - 25.00
25.01 - 30.00
30.01 - 35.00
35.01 - 40.00
40.01 - 45.00
45.01 - 50.00
50.01 - 55.00
55.01 >=

Total:

Schedule A-30

Description of the Group 2 Collateral

Geographic Distribution
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
STATE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Maine
Maryland
Massachusetts
Michigan
Minnesota
Missouri
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
Tennessee
Texas
Utah
Washington
Virginia
West Virginia
Wisconsin
Wyoming
Washington DC

Total:

Schedule A-31

Description of the Group 2 Collateral

Occupancy Status
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
OCCUPANCY	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
STATUS	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Owner Occupied
Non-Owner Occupied
2nd Home

Total:

Documentation Type
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
DOCUMENTATION TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Full
Stated
Easy

Total:

Loan Purpose
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO				AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	DEBT-TO-	GROSS		OLTV
PURPOSE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	INCOME (%)	COUPON (%)	FICO	(%)

Purchase
Refinance — Cashout
Refinance — Rate/Term

Total:

Schedule A-32

Description of the Group 2 Collateral

Property Type
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
PROPERTY TYPE	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

Single Family
Multi Family
Condo

Total:

Prepayment Charge Term
		PRINCIPAL		REMAINING				WTD
PREPAYMENT CHARGE	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
TERM AT ORIGINATION	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
(MONTHS)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

No Prepayment Penalty
12
24
30
36

Total:

Schedule A-33

Description of the Group 2 Collateral

Maximum Mortgage Rates of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING				WTD
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		AVERAGE
RANGE OF MAXIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

11.001 to 11.500
11.501 to 12.000
12.001 to 12.500
12.501 to 13.000
13.001 to 13.500
13.501 to 14.000
14.001 to 14.500
14.501 to 15.000
15.001 to 15.500
15.501 to 16.000
16.001 to 16.500
16.501 to 17.000
17.001 to 17.500
17.501 to 18.000
18.001 to 18.500
18.501 to 19.000

Total:

Minimum Mortgage Rates of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF MINIMUM	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MORTGAGE RATES (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

5.001 to 5.500
5.501 to 6.000
6.001 to 6.500
6.501 to 7.000
7.001 to 7.500
7.501 to 8.000
8.001 to 8.500
8.501 to 9.000
9.001 to 9.500
9.501 to 10.000
10.001 to 10.500
10.501 to 11.000
11.001 to 11.500
11.501 to 12.000
12.001 to 12.500
12.501 to 13.000

Total:

Schedule A-34

Description of the Group 2 Collateral

Gross Margins of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
RANGE OF GROSS	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
MARGINS (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

3.251 to 3.500
3.501 to 3.750
3.751 to 4.000
4.001 to 4.250
4.251 to 4.500
4.501 to 4.750
4.751 to 5.000
5.001 to 5.250
5.251 to 5.500
5.501 to 5.750
5.751 to 6.000
6.001 to 6.250
6.251 to 6.500
6.501 to 6.750
6.751 to 7.000

Total:

Schedule A-35

Description of the Group 2 Collateral

Next Rate Adjustment Date of the Adjustable-Rate Loans
		PRINCIPAL	% OF PRINCIPAL	REMAINING
NEXT RATE	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
ADJUSTMENT	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV
DATE	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

June 200_
July 200_
August 200_
September 200_
October 200_
November 200_
December 200_
March 200_
May 200_
August 200_
September 200_
October 200_
November 200_
December 200_
October 20__
November 20__
December 20__

Total:

Initial Periodic Rate Cap of the Adjustable-Rate Loans
		PRINCIPAL		REMAINING
	NUMBER OF	BALANCE	% OF PRINCIPAL	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
INITIAL PERIODIC	MORTGAGE	AS OF THE	BALANCE AS OF	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	THE CUT-OFF DATE	(months)	(%)	(%)	FICO	(%)

2.000
3.000

Total:

Periodic Rate Cap of the Adjustable-Rate Loans
		PRINCIPAL	% OF PRINCIPAL	REMAINING
	NUMBER OF	BALANCE	BALANCE AS OF	TERM TO	DEBT-TO-	GROSS		WTD AVERAGE
PERIODIC	MORTGAGE	AS OF THE	THE CUT-OFF	MATURITY	INCOME	COUPON		OLTV
CAP (%)	LOANS	CUT-OFF DATE ($)	DATE	(months)	(%)	(%)	FICO	(%)

1.500

Total:

Schedule A-36

Delinquency Status of the Group 2 Mortgage Loans

		Aggregate			Weighted	Average	Weighted
	Number of	Principal	Percent of	Weighted	Average	Principal	Average	Percent
	Mortgage	Balance	Mortgage	Average	Credit	Balance	Original	Full
Delinquency Status	Loans	Outstanding	Pool	Coupon	Score	Outstanding	LTV	Documentation
Current
30 - 59 Days
60 - 89 Days
[Insert additional 30 day periods as applicable through charge-off]

Total:

Delinquency History of the Group 2 Mortgage Loans

					Weighted	Weighted	Weighted
	Number of	Principal	Percent of	Average	Average	Average	Average
30 – 59 days	Mortgage	Balance	Mortgage	Principal	Credit	Original	Gross
(# of times delinquent)	Loans	Outstanding	Pool	Balance	Score	CLTV	Coupon
0
1
2
3
5

Total:

					Weighted	Weighted	Weighted
	Number of	Principal	Percent of	Average	Average	Average	Average
60 – 89 days	Mortgage	Balance	Mortgage	Principal	Credit	Original	Gross
(# of times delinquent)	Loans	Outstanding	Pool	Balance	Score	CLTV	Coupon
0
1

Total:

					Weighted	Weighted	Weighted
	Number of	Principal	Percent of	Average	Average	Average	Average
60 – 89 days	Mortgage	Balance	Mortgage	Principal	Credit	Original	Gross
(# of times delinquent)	Loans	Outstanding	Pool	Balance	Score	CLTV	Coupon
0
1

Total:

Schedule A-37

[Insert additional “Delinquency History of the Mortgage Loans” tables for 30 day periods beyond 89 days, if applicable, through charge-off]

ANNEX I
SWAP AGREEMENT SCHEDULES
Group 1 Senior Swap Agreement Schedule

Notional Balance
Period	($)	Strike Rate (%)	Ceiling Rate (%)

1		N/A	N/A
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35

Annex I-1

Group 2 Senior Swap Agreement Schedule

Notional Balance
Period	($)	Strike Rate (%)	Ceiling Rate (%)

1		N/A	N/A
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35

Annex I-2

Subordinate Swap Agreement Schedule

Notional Balance
Period	($)	Strike Rate (%)	Ceiling Rate (%)

1		N/A	N/A
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29

Annex I-3

ANNEX II
CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS
     A beneficial owner of book-entry certificates holding securities through Clearstream Banking, société anonyme or Euroclear Bank, société anonyme (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.
     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.
     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).
     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).
     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, Form W-8BEN and Form W-8ECI are effective until the end of the third succeeding calendar year following the date the form is signed.
     The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or “original issue discount” paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

Annex II-1

$[     ]
(Approximate)
Fremont Home Loan Trust 2006-[  ]
Mortgage-Backed Certificates, Series 2006-[  ]
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Sponsor, Originator and Servicer

PROSPECTUS SUPPLEMENT

[Underwriters]
You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.
For the 90 days following the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Sponsor
Pass-Through Certificates
Asset-Backed Notes
Issuable in Series

Consider carefully
the risk factors
beginning on page 9
in this prospectus

Your securities will represent obligations of your issuing entity only and will not represent interests in or obligations of Fremont Mortgage or any of its affiliates. Unless expressly provided in the accompanying prospectus supplement, your securities are not insured or guaranteed by any person.	The Securities
Fremont Mortgage may offer to sell mortgage-backed certificates or mortgage-backed notes in one or more series with one or more classes.

	•	Each issuance of securities will have its own series designation.

	•	Each class of securities will evidence either the ownership interest in the assets of an issuing entity or will evidence a debt obligation of an issuing entity, secured by the assets of the related issuing entity.

	•	Each class of securities will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

	•	Holders of the securities will receive interest and principal payments from collections on their issuing entity’s assets but have no entitlement to payments from other assets of Fremont Mortgage.

These securities are not deposits or other obligations of a bank and are not insured by the FDIC or any other government agency.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
	•	No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

Each issuing entity may include

	•	various types of one- to four-family residential first lien mortgage loans, and may include junior-lien mortgage loans,

	•	manufactured housing installment sales contracts,

	•	cooperative apartment loans,

	•	non-conforming mortgage loans that do not qualify for purchase by government sponsored agencies, and

	•	beneficial interests in these items.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
May 16, 2006

(ii)

(iii)

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
     We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities, and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:
•	the principal amount, interest rate and authorized denominations of each class of securities,

•	the timing of interest and principal payments,

•	statistical and other information about the specific assets of your issuing entity,

•	information concerning the seller or sellers of the mortgage loans,

•	information concerning the cooperative apartment loans,

•	information concerning any servicer,

•	information about credit enhancement for each class,

•	the ratings for each class, and

•	the method for selling your securities.
     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.
     We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the accompanying prospectus supplement provides the pages on which these captions are located.
Incorporation of Certain Documents by Reference
     The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.
     All documents filed by us with respect to an issuing entity referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.
     We will provide, without charge to each person to whom a copy of this prospectus and any related prospectus supplement is delivered, a copy of any documents incorporated by reference herein. You may request a copy by writing or telephoning us at our principal executive offices at the following address:
Fremont Mortgage Securities Corporation
2727 East Imperial Highway
Brea, California 92821
Attention: General Counsel
Telephone: (714) 961-5261
     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

SUMMARY OF PROSPECTUS
     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.

Securities	An issuing entity will issue either mortgage-backed certificates (“certificates”) or mortgage-backed notes (“notes,” and together with the certificates, the “securities”), which securities will be issued from time to time in series.

Seller	Each of the sellers of mortgage assets or other trust assets to Fremont Mortgage pursuant to a sale agreement, which sellers may include affiliates of the depositor.

Depositor	Fremont Mortgage Securities Corporation (or FMSC), a Delaware corporation, will acquire the underlying assets from the sponsor, and will transfer them to each issuing entity. It is not expected that the depositor will have any business operations other than offering asset-backed certificates and asset-backed notes and related activities.

Issuing Entity	An issuing entity created pursuant to either a pooling and servicing agreement, in connection with the issuance of certificates, or an owner trust agreement, in connection with the issuance of notes.

Sponsor	Fremont Investment & Loan, a California industrial bank or another entity named in the related prospectus supplement. The sponsor will sell the underlying assets to the depositor on the closing date specified in the related prospectus supplement by means of a purchase agreement between the sponsor and the depositor. The sponsor is an affiliate of the depositor.

Master Servicer	A master servicer may supervise the servicing of the mortgage assets of a issuing entity for certain series. The master servicer, upon a default by a servicer, generally will assume the primary servicing responsibilities with respect to the mortgage assets serviced by the defaulting servicer or engage a successor servicer. Any master servicer shall be set forth in the related prospectus supplement.

Trustee	Each trustee under the applicable pooling and servicing agreement or indenture and named as such in the related prospectus supplement.

Servicer	Mortgage assets will be serviced by one or more servicers as identified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, Fremont Investment & Loan shall serve as the servicer.

Securities Administrator	The securities administrator, if any, under the applicable pooling and servicing agreement or indenture and named as such in the related prospectus supplement.

Trust Assets	Your issuing entity primarily will include mortgage assets or cash designated to acquire mortgage assets.

• Mortgage Assets	• various types of one- to four-family residential first lien mortgage loans, and may include junior-lien mortgage loans,

• manufactured housing installment sales contracts,

• cooperative apartment loans,

• non-conforming mortgage loans that do not qualify for purchase by government sponsored agencies, and

• beneficial interests in these items.

• Pre-funding Account	An account containing funds deposited on the closing date to be used to acquire mortgage assets within 90 days of the issuance of securities.

• Credit Enhancement	One or more items as described under “Credit Enhancement” in this prospectus.

Important Dates	The following are certain significant dates and periods related to your securities.

• Distribution Date	The business day set forth in the related prospectus supplement on which payments are made to the securityholders.

• Remittance Date	The business day set forth in the related prospectus supplement on which the servicer remits collections on the trust assets and advances, if any, to the master servicer or the trustee.

• Determination Date	The business day set forth in the related pooling and servicing agreement or indenture, as applicable, on which the servicer is required to determine among other things the amounts to be advanced with respect to the securities.

• Record Date	With respect to fixed rate securities, the last business day of the month preceding the distribution date. With respect to floating rate securities, the business day preceding the distribution date; provided however, that in the case of certificated securities, the record date shall be the last day of the month.

• Interest Accrual Period	With respect to fixed rate securities, the calendar month preceding the distribution date. With respect to floating rate securities, the period from the preceding distribution date through the business day preceding the distribution date.

• Due Period	With respect to a distribution date, the period from the second day of the calendar month preceding the calendar month in which the distribution date occurs through the first day of the calendar month in which the distribution date occurs.

• Prepayment Period	The period beginning on the 15th day of the preceding calendar month to, but not including, the 15th day of the calendar month in which the distribution date occurs.

Credit Enhancement	If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets may be provided to one or more classes of securities in the form of subordination of one or more other classes of securities of such series, or may be provided by one or more of the following other types of credit enhancement: letter of credit; pool insurance policy; special hazard insurance policy; mortgage bankruptcy insurance; financial guarantee insurance policy; primary mortgage insurance; reserve fund or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement. The prospectus supplement also will describe the credit support of any financial assets that are included in the related issuing entity. See “Risk Factors—Risks Related to the Securities—Credit enhancement may not cover all losses on your securities” in this prospectus.

Advances	The servicers may be obligated as part of their servicing responsibilities to make certain advances that in the servicer’s good faith judgment it deems recoverable with respect to delinquent scheduled payments of principal and interest on mortgage assets. The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to mortgage assets. Neither Fremont Mortgage nor any of its affiliates that are not also servicers will have any responsibility to make such advances. Advances made by any servicer would be reimbursable generally from subsequent recoveries in respect of such mortgage assets and otherwise to the extent described herein and in the related prospectus supplement. The prospectus supplement will describe any advance obligations in connection with the mortgage assets included in your issuing entity. See “Sale and Servicing of the Trust Assets” in this prospectus.

Optional Termination or Redemption	If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the trust assets of your issuing entity by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the certificate principal amount of a specified class or classes of securities to a specified percentage or amount on and after a date specified in such prospectus supplement, the party specified therein will solicit bids for the purchase of all of the trust assets of the related issuing entity, or of a sufficient portion of such trust assets to retire such class or classes, or purchase such trust assets at a price set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled distribution date at the option of the seller, the trustee, the securities administrator, the servicer or another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner provided therein. If an election is made to treat the issuing entity (or one or more segregated pools of assets of such issuing entity) as one or more “real estate mortgage investment conduits,” any optional termination or redemption will be permitted only pursuant to a “qualified liquidation,” as defined under Section 860F of the Internal Revenue Code of 1986, as amended. See “Risk Factors—Related to the Securities—Exercise of any right of optional termination or redemption will affect the yield to maturity on your securities” and “Description of the Securities—Optional Redemption or Termination” in this prospectus.

Book-Entry Securities	If so provided in the related prospectus supplement, one or more classes of the securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person’s interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described herein. See “Risk Factors—Related to the Securities—Book-Entry registration may affect the liquidity of your securities” and “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in this prospectus.

Tax Status of the Securities	The federal income tax considerations to securityholders will vary depending on whether one or more elections are made to treat the related trusts or specified portions thereof as one or more REMICs under the provisions of the Code. The prospectus supplement for each series of securities will specify whether such an election will be made. The opinion of Hunton & Williams, counsel to the depositor, is contained herein regarding the federal income tax treatment of each class of securities. See “Federal Income Tax Considerations—General” in this prospectus.

If an election is made to treat all or a portion of the issuing entity relating to a series of securities as a REMIC, each class of securities of each series will constitute, in whole or in part, “regular interests” in a REMIC or “residual interests” in a REMIC.

A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In that case, holders of securities generally will be treated as the owners of a pro rata undivided interest in each of the Assets of the issuing entity.

If an issuing entity is classified as a partnership for federal income tax purposes, the issuing entity will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. If notes are issued by an owner trust, such notes generally will be treated as indebtedness for federal income tax purposes.

If one or more REMIC elections are made, certificates that are regular interests will be treated as newly issued debt instruments of the REMIC and must be accounted for under an accrual method of accounting. Certificates that are residual interests are not treated as debt instruments, but rather must be treated according to the rules prescribed in the Internal Revenue Code for REMIC residual interests, including restrictions on transfer and the reporting of net income or loss of the REMIC, including the possibility of a holder of such certificate having taxable income without a corresponding distribution of cash to pay taxes currently due.

The material federal income tax considerations for investors associated with the purchase, ownership and disposition of the securities are set forth herein under “Federal Income Tax Considerations.” The material federal income tax considerations for investors associated with the purchase, ownership and disposition of Offered Securities will be set forth under the heading “Federal Income Tax

Considerations” in the related prospectus supplement. See “Federal Income Tax Considerations” in this prospectus.

ERISA Considerations	A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code, or similar law should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA, Section 4975 of the Code, or similar law. See “ERISA Considerations” herein and in the related prospectus supplement.

Legal Investment	The prospectus supplement will specify which, if any, of the classes of offered securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Securities designated as qualifying as “mortgage related securities” will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Classes of securities that qualify as “mortgage related securities” under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities. See “Legal Investment

Considerations” in this prospectus and in the related prospectus supplement.

Ratings	It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

RISK FACTORS
     An investment in the securities involves significant risks. You should consider the following information and the information under the caption Risk Factors in the accompanying prospectus supplement in deciding whether to purchase the securities.

The timing and amount of prepayments on your securities could reduce your yield to maturity	Prepayment Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:
•	the extent of prepayments on the underlying mortgage assets in your issuing entity,

•	how payments of principal are allocated among the classes of securities of a series, as specified in the prospectus supplement,

•	if any party has an option to terminate your issuing entity or redeem the securities early, the effect of the exercise of the option,

•	the rate and timing of defaults and losses on the assets in your issuing entity,

•	whether or not the underlying mortgage assets have prepayment penalties,

•	the extent that amounts in any pre-funding account have not been used to purchase additional assets for your issuing entity, and

•	repurchases of assets in your issuing entity as a result of material breaches of representations and warranties made by Fremont Mortgage, the servicer or the seller.

The assets included in your issuing entity generally may be prepaid at any time. When interest rates decline, home buyers are more likely to prepay so that they may obtain lower alternative financing on their homes. In this event, you may not be able to reinvest the proceeds of prepayments in another investment of similar credit risk and yield. Conversely, prepayments are likely to decline if interest rates rise and you could reinvest prepayment proceeds in investments of similar credit risk and higher yield.

Yield

In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. Your securities’ sensitivity to prepayments will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

The yield to maturity on certain classes of securities including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the mortgage loans and to the occurrence of an early retirement of the securities than other classes of securities.

Your securities will be obligations of your issuing entity only, and not of any other party	Your securities will be payable solely from the assets of your trust, including any credit support, and will not have any claims against the assets of any other issuing entity or recourse to any other party. Your securities will not represent an interest in or obligation of Fremont Mortgage, the master servicer, the seller, any of their affiliates, or any other person.

Neither your securities nor the underlying assets will be guaranteed or insured by the FDIC, any other governmental agency or instrumentality, by Fremont Mortgage, the master servicer, the seller, any of their affiliates, or by any other person, unless identified as guaranteed or insured in the accompanying prospectus supplement.

The payment performance of your securities will be related to the payment performance of your trust assets and there may be greater risk of loss associated with certain types of trust assets	The mortgage assets backing your securities include mortgage loans or manufactured housing installment sales contracts. Certain mortgage assets may have a greater likelihood of delinquency, foreclosure, and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage assets included in your trust, resulting losses not covered by credit support will be allocated to the securities (other than notes) in the manner described in the prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage assets. You should consider the following risks associated with mortgage assets included in your trust.

Non-conforming and Sub-prime Loans

Non-conforming mortgage loans are mortgage assets that do not qualify for purchase by government sponsored agencies such as Fannie Mae and Freddie Mac. This is due primarily to credit characteristics that do not satisfy Fannie Mae and Freddie Mac guidelines, including obligors whose creditworthiness and repayment ability do not satisfy Fannie Mae and Freddie Mac underwriting standards and obligors who may have a record of derogatory credit items. Accordingly, non-conforming mortgage assets are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac standards. The principal differences between conforming mortgage assets and non-conforming mortgage assets include the applicable loan-to-value ratios, the credit and income histories of the obligors, the documentation required for approval of the mortgage assets, the types of properties securing the mortgage loans, the loan sizes and the mortgagors’ occupancy status. The interest rates charged on non-conforming mortgage assets are often higher than those charged on conforming mortgage assets. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage assets.

Junior Lien Mortgage Assets

Your issuing entity may contain mortgage assets secured by junior liens and the senior liens may not be included in your trust. A decline in residential real estate values could reduce the value of a mortgaged property securing a junior lien mortgage asset to below that of all liens on the mortgaged property. Because mortgage assets secured by junior liens are subordinate to the rights under senior liens, a decline would adversely affect the position of the junior lienholder before having any affect on the position of the senior lienholder. Interest rates, the condition of the mortgaged property and other factors may also reduce the value of the mortgaged property. This reduction of value will reduce the likelihood that, in the event of a default by the obligor, liquidation or other proceeds will be sufficient to repay amounts owing on the junior lien mortgage asset.

Other factors may influence the prepayment rate of junior lien mortgage assets. These include the amounts of, and interest on, the senior mortgage loan and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing. Accordingly, junior lien mortgage assets may experience a higher rate of prepayments than senior lien mortgage loans. Any future limitations on the rights of obligors to deduct interest payments on junior lien mortgage assets for federal income tax purposes may increase the rate of prepayments on junior lien mortgage assets.

Negatively Amortizing Loans

In the case of mortgage assets that are subject to negative amortization, their principal balances could be increased to an amount at or above the value of the underlying mortgaged properties. This would increase the likelihood of default. To the extent that losses are not covered by credit support, your issuing entity will bear the risk of loss resulting from default by obligors and will look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage assets.

Buydown Mortgage Assets

Some mortgage assets are subject to temporary buydown plans in which the monthly payments made by the obligor during the early years of the mortgage asset will be less than the scheduled monthly payments on the mortgage asset. The difference will be made up from an amount contributed by the obligor, the seller of the mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the obligor, or additional buydown funds to be contributed over time by the obligor’s employer or another source. Generally, the obligor under each buydown mortgage asset will be qualified at the lower monthly payment. Accordingly, the repayment of a buydown mortgage asset is dependent on the ability of the obligor to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage assets, during the initial buydown period. If an obligor is not able to make larger monthly payments there could be losses on the mortgage asset. If these losses are not covered by credit support, they could adversely affect your yield to maturity.

Balloon Loans

Certain mortgage assets may not be fully amortizing — or may not amortize at all — over their terms to maturity and will require substantial payments of principal at their stated maturity. Mortgage assets of this type involve a greater degree of risk than fully amortizing loans because the ability of an obligor to make a balloon payment typically will depend upon his ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to make the balloon payment. The ability of an obligor to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the obligor’s equity in the mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties.

Adjustable Rate Mortgage Assets

The interest rates on adjustable rate mortgage assets will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower’s monthly payment will change. As a result, borrowers on adjustable rate mortgage assets may be more likely to default on their obligations than borrowers on mortgage assets bearing interest at fixed rates. In addition, some adjustable rate mortgage assets allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan. The seller of convertible mortgage assets may be required to repurchase a convertible mortgage assets if the obligor elects conversion. This repurchase of a convertible mortgage asset will have the same effect on you as a repayment in full of the mortgage asset. If your issuing entity includes convertible mortgage assets with this repurchase obligation, your securities may experience a higher rate of prepayment than would otherwise be the case.

Limited Recourse and Non-Recourse Obligations

Some or all of the mortgage loans included in your issuing entity may be nonrecourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

Consumer protection laws may adversely affect your trust’s assets	The mortgage assets in your issuing entity and any mortgage assets underlying any trust assets may also be subject to federal, state and local laws relating to the origination and underwriting of mortgage loans. These laws
•	require certain disclosures to prospective borrowers regarding the terms of the loans;

•	prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

•	regulate the use and reporting of information related to the borrower’s credit experience; and

•	require additional application disclosures, limit changes that may be made to the mortgage asset documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

The trust assets may also be subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related mortgage loans. In addition, the trust, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the mortgage loan.

If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans. The issuing entity also could be subject to damages and administrative enforcement.

A significant percentage of cooperative loans may adversely affect your investment in the securities	The percentage of the mortgage assets included in your issuing entity that constitute cooperative loans, if not de minimis, will be set forth in the prospectus supplement. Cooperative loans are evidenced by promissory notes secured by interests in shares issued by private corporations, or cooperatives, and by the related proprietary leases or occupancy agreements. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. Also, the cooperative apartment building and underlying land related to a cooperative loan generally will be subject to a blanket mortgage or an underlying lease of the land. The interests of the occupants under the proprietary leases or occupancy agreement generally are subordinate to the interests of any holder of a blanket mortgage or land lease. If the cooperative defaults on any blanket mortgage or lease, the holder of the mortgage or lease could foreclose on the related real property and terminate any related proprietary leases or occupancy agreements. Any such foreclosure could eliminate or substantially diminish the value of the collateral for any related cooperative loan. Therefore, the presence of a significant percentage of cooperative loans in the mortgage pool may result in a higher risk of losses as a result of delinquency, foreclosure or repossession than for mortgage assets secured by a direct interests in real property. If losses are greater than expected, and adequate credit support is not available to absorb the losses, you could suffer a loss on your investment.

Your ability to resell your securities may be limited	At the time a series of securities is issued, there will not be a secondary market for them. A secondary market for your securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your securities. Your securities will not be listed on any trading exchange. Also, ERISA plans and investors subject to legal investment restrictions may be prohibited from purchasing your securities, if noted in the accompanying prospectus supplement.

Book-entry registration may affect the liquidity of your securities	Transfers and pledges of securities registered in the name of a nominee of Depository Trust Company can be effected only through book entries at DTC through participants. The liquidity of the secondary market for DTC registered securities may be reduced if investors are unwilling to hold securities in book entry form, and the ability to pledge DTC registered securities may be limited due to the lack of a physical certificate. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest. If DTC or a participant in whose name DTC registered securities are recorded becomes insolvent, the ability of beneficial owners to obtain payment may be impaired.

Your securities will be obligations of your issuing entity only, and not of any other party	Your securities will be payable solely from the assets of your trust, including any credit support, and will not have any claims against the assets of any other issuing entity or recourse to any other party. Your securities will not represent an interest in or obligation of Fremont Mortgage, the master servicer, the seller, any of their affiliates, or any other person.

Since certain representations and warranties with respect to the trust assets may have been made and/or assigned in connection with transfers of the trust assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

Neither your securities nor the underlying trust assets will be guaranteed or insured by the FDIC, any other governmental agency or instrumentality, by Fremont Mortgage, the master servicer, the seller, any of their affiliates, or by any other person, unless identified as guaranteed or insured in the accompanying prospectus supplement.

Proceeds of the assets included in the related issuing entity for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your securities.

In addition, certain amounts remaining in certain funds or accounts, including the distribution account, the collection account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities	The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the issuing entity during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of the specified period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

Credit enhancement may not cover all losses on your securities	Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying trust assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. For example, credit support may not protect against risks related to the timing of payments, like payments that are merely late. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

An issuing entity may include one or more financial instruments, such as interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder’s ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when they performed their initial rating analysis. None of the depositor, the seller, the master servicer, any servicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

There is a risk to holders of subordinate securities that losses on the trust assets will have a greater impact on them	The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the servicer, any master servicer, the trustee and any securities administrator, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that distributions on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your issuing entity and the timing of any such losses. If the actual rate and amount of losses experienced by the assets in your issuing entity exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

The subordination of other classes to your class may not protect you from all losses	The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinated securities or other items of credit enhancement, like a reserve fund, then you may have losses on your securities.

You may experience delays or reductions of distributions on your securities if the transfer of assets to your issuing entity is not considered a sale	The acquisition of the trust assets by Fremont Mortgage is intended to be a sale. However, in the event that a seller or one of its affiliates becomes insolvent, a court may decide that this acquisition was a loan rather than a sale. This could delay or reduce distributions to you. Likewise, if an affiliate of Fremont Mortgage becomes insolvent, a court might decide to consolidate the assets and liabilities of Fremont Mortgage and its affiliates. This also could delay or reduce distributions to you.

If the FDIC is appointed receiver or conservator of a seller or the master servicer, it has the power as receiver or conservator to disaffirm or repudiate any of the seller’s contracts or leases if the performance would be burdensome and the disaffirmance or repudiation would promote the orderly administration of the seller’s affairs. The FDIC has indicated that it will not seek to repudiate transfers made as part of a securitization. The transfer of the mortgage assets to Fremont Mortgage has been structured with the specific intent to satisfy the requirements of the FDIC’s rules relating to receivership and conservatorship. Any attempt by the FDIC to repudiate the transfer of the mortgage assets to Fremont Mortgage, even if unsuccessful, could result in delays or reductions in payments of principal and interest on the securities.

The difference between end of the interest accrual period and the related distribution date may reduce the effective yield of your securities	Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The accompanying prospectus supplement will specify the interest accrual period for your securities. If interest accrues during the calendar month before the distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

There is a possibility that, upon an optional termination of a trust, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest	Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

You may have income for tax purposes prior to your receipt of cash	Securityholders who purchase securities at a discount or purchase securities at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receiving the related cash payments.

In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Federal Income Tax Considerations.” Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the related REMIC’s taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder’s share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:
•	generally, will not be subject to offset by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for exemption from withholding tax.

Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

See “Federal Income Tax Considerations” in this prospectus.

ERISA plans that invest in the securities must follow technical benefit plan regulations	If you are buying the securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. However, due to the complexity of regulations that govern these plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, Section 4975 of the Code, or similar law, we suggest that you consult with your counsel regarding any consequences under ERISA, Section 4975 of the Code, or similar law, of the acquisition, ownership and disposition of the securities.

See “ERISA Considerations” in this prospectus.

The ratings provided by the rating agencies do not purport to address all risks contained in your investment	Your securities will be rated in one of the four highest rating categories by one or more rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not lower or withdraw its rating in the future. The rating agency could lower or withdraw its rating due to:
•	any decrease in the adequacy of the value of the underlying trust assets or any related credit enhancement, or

•	any adverse change in the financial or other condition of any credit enhancement provider.

In the event any rating is reduced or withdrawn, the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the issuing entity that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

Failure of the seller to repurchase or replace a mortgage asset may result in losses	Each seller will make representations and warranties in respect of the mortgage assets sold by it. In the event of a breach of a seller’s representation or warranty that materially and adversely affects your interests, the seller will be obligated to cure the breach, repurchase or replace the mortgage asset. A seller may not have the resources to honor its obligation to cure, repurchase or replace any mortgage asset as to which such a breach of a representation or warranty arises. A seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of your securities.

In instances where a seller is unable or disputes its obligation to repurchase affected mortgage assets, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected mortgage assets. A settlement could lead to losses on the mortgage assets, which would be borne by the securities. Neither Fremont Mortgage, the master servicer nor the servicer will be obligated to purchase a mortgage asset if a seller defaults on this obligation. We cannot assure you that sellers will carry out their repurchase obligations. A default by a seller is not a default by Fremont Mortgage, the master servicer or by the servicer. Any affected mortgage asset not repurchased or substituted for shall remain in your issuing entity and losses shall be allocated first to the reduction of credit enhancement and next to the classes of securities (other than any notes).

A seller’s representations and warranties will have been made as of the cut-off date, which is prior to the initial issuance of your securities. Accordingly, the seller’s repurchase and substitution obligation does not attach to events occurring on or after the cut-off date. The occurrence of events during this period could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

Regional economic downturns and the decline in the value of mortgaged properties could result in losses	An investment in the securities may be affected by a decline in real estate values and changes in borrowers’ financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers’ timely payment of scheduled payments of principal and interest on the mortgage assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your trust. If residential real estate values decline and the balances of the mortgage assets in your issuing entity exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loans-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

Localities within the United States periodically will experience weaker regional economic conditions and housing markets. Consequently, loans secured by mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on mortgage assets generally. For example, a region’s economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots. The mortgage assets underlying your securities may be concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in mortgage-backed securities generally.

The failure to comply with consumer protection laws may create liabilities on your trust	A failure by an originator to comply with federal, state or local consumer protection laws could create liabilities on behalf of your trust. These liabilities could include a reduction in the amount payable under the mortgage assets, the inability to foreclose on the mortgaged property, or liability of your issuing entity to an obligor. Each originator will warrant that the origination of each mortgage asset materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the obligor under any mortgage asset and that each mortgage asset is enforceable against the obligor in accordance with its terms. A breach of any warranty that materially and adversely affects your trust’s interest in any mortgage asset would create an obligation on the part of the originator to repurchase or substitute for the mortgage asset unless the breach is cured. However, the failure of an originator to repurchase the defective asset or pay the liability could expose your issuing entity to losses.

State law may limit the servicer’s ability to foreclose on assets in a manner that maximizes your return	Substantial delays can be encountered in connection with the liquidation of defaulted mortgage assets and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain sufficient liquidation proceeds. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated mortgage asset and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any mortgaged properties fail to provide adequate security for the mortgage assets and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the mortgage asset at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted mortgage assets, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of mortgage assets with lower principal balances than of loans with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for loans with lower principal balances, as compared with the percentage recovery for loans with higher principal balances.

Contesting the trustee’s security interest in manufactured homes could reduce or delay distributions	The steps necessary to create and perfect a security interest in manufactured homes differ from state to state. Because of the expense involved, the master servicer will not take any steps to name Fremont Mortgage or the trustee, on behalf of your trust, as the lien-holders of any manufactured home. As a consequence, a person may contest the security interest of the trustee. Whether successful or unsuccessful, any contest of the security interest could reduce or delay distributions to you.

Fremont Mortgage will not be required to record assignments of the mortgages to the trustee in the real property records of several states. The seller will retain record title to these mortgages on behalf of Fremont Mortgage, the trustee and you.

Recordation of the assignments of the mortgages in favor of the trustee is not necessary to effect a transfer of mortgage loans to the trustee. However, if the seller or Fremont Mortgage were to sell, assign, satisfy or discharge any mortgage loan prior to recording the assignment in favor of the trustee, the other parties to this sale, assignment, satisfaction or discharge may have rights superior to those of the trustee. In some states, in the absence of recordation of the assignments of mortgages, the transfer to the trustee of these mortgage loans may not be effective against creditors or purchasers from the seller or Fremont Mortgage or a trustee in bankruptcy of either. If these other parties, creditors or purchasers have rights to these mortgage loans that are superior to the trustee’s, you could lose the right to future payments of principal and interest from these mortgage loans, and you would suffer a loss on your investment if these lost proceeds are not covered by credit enhancement.

The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage assets	Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on owners and operators whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property. Mortgage assets contained in your issuing entity may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer and servicer generally are prohibited from foreclosing on a mortgaged property unless they have taken adequate steps to ensure environmental compliance. However, to the extent the master servicer or servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a mortgage asset seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your issuing entity could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

DESCRIPTION OF THE SECURITIES
General
     The securities will be issued from time to time in series. A particular series of securities will consist of certificates and notes. Each series of certificates will be issued pursuant to a pooling and master servicing agreement among Fremont Mortgage Securities Corporation, a Delaware corporation (“Fremont Mortgage”), the master servicer and/or servicer, as applicable and the trustee. Each series of notes will be issued pursuant to an indenture between an issuer and the indenture trustee. The issuer of a series of notes will be either Fremont Mortgage or an owner trust established by it for the sole purpose of issuing the series of notes pursuant to an owner trust agreement between Fremont Mortgage and the owner trustee. The indenture trustee and owner trustee, if any, will be named in the accompanying prospectus supplement. For purposes of the discussion in this prospectus, a pooling and servicing agreement or an indenture is referred to as an agreement and the trustee, the indenture trustee and the owner trustee is referred to as trustee in certain instances. The provisions of each agreement will vary depending on the nature of the securities to be issued and the nature of the trust. Forms of pooling and master servicing agreement, indenture and owner trust agreement have been filed as exhibits to the registration statement of which this prospectus is a part.
     With respect to each Trust, Fremont Mortgage will assign and transfer to such issuing entity for the benefit of the holders of the securities the related trust assets, a distribution account, and possibly a reserve fund or other funds, the related insurance policies, if applicable, related sale agreement or agreements, the related servicing agreement or agreements and any additional assets. See “The Trusts” and “Certain Terms of the Pooling and Servicing Agreement and the Indenture” in this prospectus. The following summaries describe the material provisions common to each series of securities. These summaries do not purport to be complete and are subject to and qualified by the accompanying prospectus supplement and the specific provisions of the agreements. When particular provisions or terms used in the agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.
     The pooling and servicing agreement or indenture for a series will generally provide that securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include
•	one or more classes of senior securities entitled to certain preferential rights to distributions of principal and interest,

•	one or more classes of subordinate securities,

•	one or more classes representing an interest only in a specified portion of interest payments on the assets in the related issuing entity and that may have no principal balance, a nominal principal balance or a notional principal balance (“Interest Only Class,” “IO Class” or “Strip Class”),

•	one or more classes representing an interest only in payments of principal on the assets in the related issuing entity (“Principal Only Class” or “PO Class”),

•	one or more classes upon which interest will accrue but will not be distributed until certain other classes of that series have received their final distribution, each an “accretion class,”

•	one or more classes entitled to distributions from specified portions of the assets in the related trust, and

•	one or more classes entitled to fixed or targeted principal payments under certain conditions (“PAC Classes”), and companion classes thereto, referred to as companion classes.
     Each series as to which a real estate mortgage investment conduit (a “REMIC”) election has been or is to be made will consist of one or more classes of REMIC regular certificates, which may consist of certificates of the types specified in the preceding sentence, and one, but no more than one, class of residual certificates for each REMIC (the “Residual Certificates”). A Residual Certificate is a certificate evidencing a residual interest in a REMIC. A REMIC is a real estate mortgage investment conduit as defined in the Internal Revenue Code of 1986, as amended (the “Code”).
     Similarly, with respect to a series of notes, the ownership of the equity of an issuing entity will be represented by equity certificates issued under the owner trust agreement. Any equity certificate will be subordinate to the notes of the same series.
     Fremont Mortgage may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933. The securities of series offered by this prospectus and a related prospectus supplement will be rated on issuance by a nationally recognized statistical rating organization, such as Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch, Inc.
     The securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee will make distributions of principal and interest to each class of securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final distributions in retirement of each class of securities in certificated form will be made only upon presentation and surrender of such securities at the corporate trust office of the trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related agreement and described in the related prospectus supplement, distributions of principal and interest may be made to certain holders of a class of securities by wire transfer of “immediately available” or “next day” funds. Distributions with respect to securities in book-entry form will be made as set forth below.

Book-Entry Procedures and Definitive Certificates
     If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in definitive, certificated form and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. No service charge will be made for any such registration or transfer of such certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.
     If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in book-entry form and may be initially represented by one or more securities registered in the name of Cede and Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”). If specified in the related prospectus supplement, persons acquiring beneficial interests in the securities may hold beneficial interests in book-entry securities through DTC, in the United States, or Clearstream Luxembourg (“Clearstream”) or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificate. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.
     Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through DTC participants and indirect DTC participants. DTC participants who are owners of book-entry securities will receive a credit for such securities on DTC’s records. The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream or Euroclear, as appropriate. Unless and until definitive certificates are issued, it is anticipated that the only “holder” of book-entry securities of any series will be Cede as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.
     Owners of book-entry securities will receive all distributions of principal and interest on the book-entry securities from the trustee through DTC and DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit distributions of principal of and interest on the book-entry securities. DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners will not possess securities, the DTC rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.
     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European depositaries.
     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.
     DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations referred to as Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in many currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.
     Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.
     Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee of DTC. Payments and distributions with respect to book-entry securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.
     DTC has advised the trustee that, unless and until certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry securities only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited. DTC has advised the trustee that DTC will take such action with respect to any percentage interests of the book-entry securities of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry securities. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Indenture, the owner trust agreement, or the pooling and servicing agreement, as the case may be, on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.
     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.
     Book-entry securities of a series will be issued in registered form, as definitive certificates, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related pooling and servicing agreement or indenture, as applicable, which generally will include, except if otherwise provided therein, if (1) DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of such series and the servicer is unable to locate a qualified successor, (2) the servicer, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default, a majority of the aggregate percentage interest of any class of securities of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical securities being issued to owners is no longer in the best interests of owners of such class of securities. Upon issuance of definitive certificates of a series to owners, such book-entry securities will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trust administrator, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.
     Monthly and annual reports on each issuing entity will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.
     None of the depositor, the sponsor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereto.
     The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.
Global Clearance, Settlement and Tax Documentation Procedures
     The globally offered securities to be issued from time to time (the “Global Securities”) will initially be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.
     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).
     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.
     Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.
     A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement
     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.
     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.
     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.
Secondary Market Trading
     Establishing Place of Delivery. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.
     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.
     Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between organizations participating in the Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.
     Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in the Clearstream or Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.
     Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.
     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear system participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.
     Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending Global Securities to the respective depositary for the benefit of organizations participating in Clearstream. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.
     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Clearstream and the Euroclear system may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the account of the DTC participant against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New

York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.
     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:
     (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;
     (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or
     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream or Euroclear participant.
     The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy. The settlement procedures described in this section are subject to change at any time. The depositor assumes no responsibility for any losses that my result from any disruption in the operations of the settlement systems as procedures described in this prospectus.
Certain U.S. Federal Income Tax Documentation Requirements
     A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the U.S. withholding agent) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:
•	the Trustee or the U.S. withholding agent receives a statement —
from the holder on a properly executed Internal Revenue Service (IRS) Form W-8BEN (or any successor form) signed under penalties of perjury that certifies that such owner is not a United States person;

from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that provides a properly executed 8-WIMY signed under penalties of perjury with all required attachments;

from the holder that it claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) signed under penalties of perjury;

from the holder that it claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) signed under penalties of perjury; or

from the holder that it is a nonwithholding partnership and provides a properly executed IRS Form W-8IMY (or any successor form) signed under penalties of perjury with all necessary attachments.
     Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Securities.
     A holder holding book-entry securities through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry securities, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, a Form W-8ECI and a Form 8-WIMY generally will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.
     In addition, all holders holding book-entry securities through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 28% unless the holder:
•	provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) signed under penalties of perjury if that person is not a United States person;

•	provides a properly executed IRS Form W-9 (or any substitute form) signed under penalties of perjury if that person is a United States person; or

•	is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

     This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.
     The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the issuing entity and one or more United States persons have authority to control all substantial decisions of the trust, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.
     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.
Principal and Interest Distributions
     The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the assets in the related issuing entity with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The available distribution amount will be allocated among the classes of securities of your series — including any securities not offered through this prospectus — in the proportion and order of application found in the pooling and servicing agreement or indenture, as applicable, and described in the accompanying prospectus supplement. The available distribution amount may be allocated so that amounts paid as interest on the trust assets may be distributed as principal on the securities and amounts paid as principal on the assets may be distributed as interest on the securities.
     A class of securities entitled to distributions of interest may receive interest at a specified rate, which may be fixed or adjustable. The classes of securities within a series may have the same or different interest rates. The accompanying prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each applicable class, and the method of determining the amount to be distributed on any Strip Classes on each Distribution Date. All indices utilized for determination of interest rates for a class of securities will be based on debt transactions and not based on a securities or commodities index. Residual Securities may or may not have an interest rate. In addition to representing entitlement to regular distributions of principal and interest, if any, that are allocated to the Residual Securities, Residual Securities also generally will represent an entitlement to receive amounts remaining in the distribution account on any Distribution Date after allocation of scheduled distributions to all other outstanding classes of securities of that series and after all required deposits have been made into any related reserve funds. Strip Classes may have a notional principal amount, which is a notional principal amount used solely for determining the class amount of interest distributions and other rights. A notional principal amount is determined by reference to the principal amount of the assets, a subset of the assets, or one or more classes of principal bearing securities. Interest distributions on the securities generally will include interest accrued through the end of the interest accrual period. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.
     For any Distribution Date, the trustee will pay to the securityholders all amounts actually received from the servicers representing scheduled collections of principal in the related due period and all unscheduled principal payments for the related prepayment period.
     Principal and interest distributable on a class of securities may be distributed among the securities of a class pro rata in the proportion that the outstanding principal or notional principal amount of each security of the class bears to the aggregate outstanding principal or notional principal amount of all securities of the class, or in another manner as may be detailed in the related prospectus supplement.
     The final scheduled distribution date for each class of securities will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the issuing entity for that series, as defined in the prospectus supplement.
Allocation of Realized Losses
     With respect to a series that includes one or more classes of subordinate securities, the senior securities will generally not bear any Realized Losses on the related assets in the related trust, until the subordinate securities (other than any notes) of that series have borne Realized Losses up to a specified subordination amount or loss limit or until the principal amount of such subordinate securities has been reduced to zero as a result of the allocation of Realized Losses or distributions of principal, or both. With respect to a series that includes a class of subordinate securities, any shortfall may result in a reallocation of amounts otherwise distributable to less senior securities for distribution to more senior securities. In the case of subordinated notes, Realized Losses generally will not be allocated in reduction of the outstanding balance of subordinated or senior notes. However, Realized Losses will likely impair the ability of the issuing entity to make payments in full on such notes.
     “Realized Loss” means:
•	the amount of any loss realized by an issuing entity in respect of any related liquidated mortgage loan, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated mortgage loan, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the servicer for previously unreimbursed servicing advances, minus net liquidation proceeds in respect of the liquidated mortgage loan,
•	the amount of any principal cramdown in connection with any mortgage asset that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Distribution Date occurs (a “Prepayment Period”) preceding a Distribution Date. The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage asset exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage asset, either the portion of the unpaid principal balance that remains secured by the mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

•	any other amount of a loss realized by an issuing entity in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the prospectus supplement.
     Distributions of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Prepayment Interest Shortfalls or Servicemembers Shortfall on the trust assets. A “Servicemembers Shortfall” means a shortfall in respect of a mortgage asset resulting from application of the federal Servicemembers Civil Relief Act or similar state laws. “Prepayment Interest Shortfall” means, for any mortgage asset that is prepaid in full or liquidated on any date other than a due date for the mortgage asset, those shortfalls in interest collections resulting from voluntary principal prepayments in full (excluding (1) any payments made upon liquidation of any mortgage loan, (2) voluntary principal prepayments in part and (3) voluntary principal prepayments in full with respect to any mortgage loans that occur from the 1st day of the month through the 15th day of the month).
Valuation of Mortgage Assets
     The mortgage assets and other assets included in the issuing entity will have an initial aggregate asset value at least equal to 100% of the initial principal amount of the securities. The asset value of any mortgage asset in the issuing entity will generally equal
•	the scheduled principal balance of the mortgage asset, or

•	the lesser of the present value of the stream of remaining regularly scheduled payments of principal and interest due on such mortgage asset — after taking into account charges for servicing, administration, insurance and related matters — discounted at a discount rate, if any, and the scheduled principal balance of the mortgage asset multiplied by the applicable asset value percentage.
     The asset value percentage will be the percentage limitation that, based upon the scheduled net payments on the mortgage assets included in the trust, is intended to assure the availability of sufficient funds to make scheduled distributions on the securities in the event of substantial principal prepayments on the mortgage assets. In each case asset value will be determined after the subtraction of applicable servicing, master servicing, administrative and guarantee fees, and insurance premiums and the addition, if the related prospectus supplement so specifies, of any reinvestment income on the amounts on deposit in the accounts held by the trust. The asset value of an asset that has been liquidated or purchased from the issuing entity pursuant to the related sale agreement shall be zero.
Pledge of Servicing Rights
     The servicer may pledge and assign all of its right, title and interest in, to and under the pooling and servicing agreement to one or more lenders (“Servicing Rights Pledgees”), selected by the servicer. Provided that no servicer event of default exists, the trustee, the trust administrator, the master servicer and the depositor shall agree that upon delivery to the trust administrator and the trustee by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer resigns as servicer under the pooling and servicing agreement, the trustee will appoint the servicing rights pledgee or its designee as successor servicer, provided that (i) at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer set forth in the pooling and servicing agreement, (ii) a letter from each Rating Agency is delivered to the trust administrator and the trustee confirming that the transfer of servicing to the Servicing Rights Pledgee will not result in the reduction, qualification or withdrawal of such Rating Agency’s then current rating on the certificates and (iii) that the servicing rights pledgee or such designee agrees to be subject to the terms of the pooling and servicing agreement and agrees not to sell, acquire, assign or foreclose on the servicing rights.
Optional Redemption or Termination
     To the extent and under the circumstances specified in the related prospectus supplement, the securities of any series may be redeemed, and/or the issuing entity terminated, prior to the final scheduled distribution date of the securities of any series at the option of the seller, the securities administrator, the servicer, the master servicer or another party, or parties, specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the outstanding series of securities or the purchase of the assets of the trust. The right to redeem the securities generally will be conditioned upon
•	the passage of a certain date specified in the prospectus supplement, or

•	the asset value or scheduled principal balance of the mortgage assets in the trust, or the outstanding principal amount of a specified class of securities at the time of purchase aggregating less than a percentage specified in the prospectus supplement, of the initial asset value of the mortgage assets in the issuing entity or the initial principal amount of the applicable class of securities.
     In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable interest rate (along with, in the case of notes, any additional shortfalls), net of any unreimbursed advances and unrealized losses allocated to any certificate; however, under certain circumstances set forth in the related prospectus supplement, the asset value of the mortgage assets in the issuing entity may be less than such amount, resulting in a potential loss to your securities. Notice of the redemption of the securities of any series will be given to related securityholders as provided in the related pooling and servicing agreement or indenture.
     In addition, in the case of an issuing entity for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a “qualified liquidation” under Section 860F of the Code, as specified in the related pooling and servicing agreement. See “Federal Income Tax Considerations — REMIC Certificates — Liquidation of the REMIC” in this prospectus.
Maturity And Prepayment Considerations
     Generally, all of the mortgage loans that are assets of an issuing entity and the mortgage loans underlying the other trust assets included in an issuing entity for a series will consist of first lien residential mortgages or deeds of trust. However, if so specified in the prospectus supplement, certain or all of the mortgage loans that are assets of the issuing entity and the mortgage loans underlying the other mortgage assets included in the issuing entity for a series may consist of second or junior lien, residential mortgages or deeds of trust.
•	The prepayment experience on the mortgage assets will affect

•	the average life of the securities and each class thereof issued by the related issuing entity,

•	the extent to which the final distribution for each class occurs prior to its final scheduled distribution date, and

•	the effective yield on each class of such securities.
     Because prepayments will be passed through to the holders of securities as distributions or payments of principal on such securities, it is likely that the actual final distributions on the classes of securities of a series will occur prior to their respective final scheduled distribution dates. Accordingly, in the event that the mortgage assets of an issuing entity experience significant prepayments, the actual final distributions on the securities of the related series may occur substantially before their respective final scheduled distribution dates causing a shortening of the weighted average life of each class of such series.
     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the mortgage assets comprising or underlying the assets in the issuing entity is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the securities may be affected by the varying maturities of the mortgage assets comprising or underlying the assets in an issuing entity. If any mortgage assets comprising or underlying the assets in a particular issuing entity have actual terms to maturity less than those assumed in calculating final scheduled distribution dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage assets comprising or underlying such assets. Other factors affecting weighted average life include the type of mortgage asset, defaults, foreclosures, refinancing and inclusion of due-on-sale clauses.
     Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (referred to as “CPR”) or the Standard Prepayment Assumption prepayment model (referred to as “SPA”) each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month. It is unlikely that the prepayment of the mortgage assets of any issuing entity will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.
     No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans. The rate of principal payments on mortgage loans included in an issuing entity (or mortgage loans underlying other trust assets) will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments — including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the servicer. The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in an issuing entity — or mortgage loans underlying other trust assets —, such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.
     It should also be noted that certain mortgage assets in the issuing entity for a series may be backed by mortgage loans with different interest rates. Accordingly, the prepayment experience of such mortgage assets will to some extent be a function of the mix of interest rates of the underlying mortgage loans. For example, the stated certificate rate on certain mortgage certificates may be up to 3% less than the stated interest rate on the underlying mortgage loans. Other factors affecting the prepayment of mortgage loans included in an issuing entity — or mortgage loans underlying other mortgage assets — include changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties and servicing decisions.

YIELD CONSIDERATIONS
     Distributions of interest on the securities generally will include interest accrued through the last day of the interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because distributions to you will not be made until the Distribution Date following the applicable interest accrual period.
     Securities of any class within a series may have fixed, variable or adjustable pass-through rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related issuing entity. The prospectus supplement with respect to any series of securities will specify the interest rate for each class of such securities or, in the case of a variable or adjustable pass-through rate or interest rate, the method of determining the interest rate; the effect, if any, of the prepayment of any asset on the interest rate of one or more classes of securities; and whether the distributions of interest on the securities of any class will be dependent, in whole or in part, on the performance of any borrower under a cash flow agreement.
     The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage assets. If the purchaser of a security offered at a discount from its Parity Price, which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying mortgage assets, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage assets, the actual yield to maturity will be lower than that so calculated.
     The timing of changes in the rate of prepayments on the mortgage assets may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on an underlying mortgage asset, the greater will be the effect on a related investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher — or lower — than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction — or increase — in the rate of principal payments. Because the rate of principal payments on the underlying mortgage assets affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying mortgage assets and the suitability of the applicable securities to their investment objectives. See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.
     The yield on your securities also will be affected by any Realized Losses or Prepayment Interest Shortfalls allocated to your securities. If Realized Losses and shortfalls are not absorbed by securities subordinate to your securities or other items of credit enhancement, like a reserve fund, then you may have losses or delays in payment on your securities. Losses on your securities will, in turn, reduce distributions to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield. See “Description of the Securities—Allocation of Realized Losses” in this prospectus.
THE ISSUING ENTITIES
General
     Fremont Mortgage will pledge or sell, assign and transfer to your issuing entity:
•	single family mortgage loans –which may be sub-prime or junior lien–, manufactured housing installment sales contracts, cooperative loans or beneficial interests in these items,

•	the distribution account for the series,

•	if applicable, a reserve fund and other funds and accounts for the series,

•	if applicable, a pre-funding account,

•	if applicable, all proceeds that may become due under insurance policies for the related series,

•	if applicable, Fremont Mortgage’s rights under the servicing agreements and sale agreements, and

•	all payments on these items, having an aggregate initial unpaid principal balance at least equal to 100% of the original principal amount of the securities.
     The trust assets for your series will be assigned and transferred to your issuing entity for the sole benefit of securityholders, except that some credit enhancement items required by the rating agencies may also be assigned to issuing entities for other series of securities or may secure other series of securities issued by Fremont Mortgage. Particular assets that might be assigned to issuing entities for other series or that secure other notes may include pool insurance policies, special hazard insurance policies, borrower bankruptcy insurance, reserve funds and additional assets.
Assignment of Trust Assets
     In connection with the issuance of securities, Fremont Mortgage will cause the trust assets to be sold, assigned and transferred to the trustee, together with all principal and interest paid on the trust assets from the cut-off date under a pooling and servicing agreement. The trustee will, in exchange for the trust assets, deliver to Fremont Mortgage securities of a series in authorized denominations registered in the names that Fremont Mortgage requests, representing the beneficial ownership interest in the trust assets. In connection with the issuance of notes by an issuer that is an owner trust, Fremont Mortgage will cause the trust assets to be sold, assigned and transferred to the owner trustee, together with all principal and interest paid on the trust assets from the cut-off date pursuant to a contribution agreement between the issuer and Fremont Mortgage. The issuer, which can be either an owner trust or Fremont Mortgage, will pledge all of its rights in and to the trust assets to a trustee pursuant to an indenture. The issuer will direct the trustee to deliver notes of a series secured by a first priority security interest in the trust assets. The notes will be issued in authorized denominations registered in the names requested by Fremont Mortgage. Each pool of trust assets will constitute one or more issuing entities held by the trustee for the benefit of the holders of the series of securities. Each mortgage asset included in your issuing entity will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or indenture. This schedule will include information as to the scheduled principal balance of each mortgage asset as of the cut-off date and its interest rate, original principal balance and other information.
     Fremont Mortgage will deliver or cause to be delivered to your trustee or the issuer the mortgage note endorsed to the order of the trustee or the issuer, evidence of recording of the security instrument, an assignment of each security instrument in recordable form naming the trustee or the issuer as assignee (unless the mortgage loan is registered on the book-entry system of the Mortgage Electronic Registration Systems, Inc. (the “MERS System”), and certain other original documents evidencing or relating to each mortgage loan. With respect to mortgage loans registered on the MERS System, Fremont Mortgage must deliver to MERS the original recorded assignment or assignments showing a complete claim of assignment. Within one year following the settlement date, Fremont Mortgage will cause the assignments of the mortgage loans (other than mortgage loans registered on the MERS System) to be recorded in the appropriate public office for real property records wherever necessary to protect the trustee’s interest in the mortgage loans. In lieu of recording the assignments of mortgage loans in a particular jurisdiction, Fremont Mortgage may deliver or cause to be delivered an opinion of local counsel to the effect that recording is not required to protect the right, title and interest of the trustee or the issuer in the mortgage loans. The original mortgage documents other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System will be held by the trustee, the issuer or a custodian, except to the extent released to a servicer from time to time in connection with servicing the mortgage loan. The servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the trustee or MERS and instruments concerning your trust’s assets.
     Fremont Mortgage will make certain representations and warranties in the pooling and servicing agreement or the owner trust agreement with respect to the trust assets, including representations that it either is the owner of the trust assets or has a first priority perfected security interest in the trust assets. In addition, a seller of a mortgage asset may make certain representations and warranties with respect to the mortgage assets in the sales agreement. See “Origination and Sale of Mortgage Assets—Representations and Warranties” in this prospectus.
     Fremont Mortgage’s right to enforce representations and warranties of a seller, servicer will be assigned or made to the trustee under the pooling and servicing agreement or indenture. To the extent that a seller or servicer makes representations and warranties regarding the characteristics of the trust assets, Fremont Mortgage will generally not also make these representations and warranties. In the event that the representations and warranties of Fremont Mortgage or the seller are breached, and the breach or breaches adversely affect your interests in your trust’s assets, Fremont Mortgage or the seller will be required to cure the breach or, in the alternative, to substitute new trust assets, or to repurchase the affected trust assets, generally at a price equal to the unpaid principal balance of these trust assets, together with accrued and unpaid interest at the trust asset’s rate. In addition, in the event a servicer breaches its representations and warranties and this breach adversely affects your interests, the servicer generally will be required to cure this breach or to repurchase the trust asset. Unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the servicer. Neither Fremont Mortgage nor any servicer (unless it is the defaulting party) will be obligated to substitute trust assets or to repurchase trust assets if the defaulting seller or servicer, as the case may be, defaults upon its obligation to do so, and no assurance can be given that sellers or servicers will perform their obligations.
The Trust Assets
     Your prospectus supplement describes the type of trust assets that will be transferred to your issuing entity. The trust assets may include
•	mortgage loans, which may include single family residential loans, balloon loans, sub-prime residential mortgage loans and junior lien mortgage loans,

•	manufactured housing retail installment sales contracts,

•	cooperative loans, and

•	other assets evidencing interests in loans secured by residential property.
     The mortgage loans included in your issuing entity will be secured by first or junior liens on one-family, two- to four-family residential property sub-prime loans, and cooperative loans evidenced by promissory notes secured by a lien or the shares issued by private, non-profit, cooperative housing corporations and on proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative dwellings. Regular monthly installments of principal and interest on each mortgage loan or contract paid by the obligor will be collected by the servicer or master servicer and ultimately remitted to the trustee.
     The mortgaged property securing mortgage assets may consist of
•	detached homes,

•	units having a common wall,

•	units located in condominiums, and

•	other types of homes or units set forth in the accompanying prospectus supplement including but not limited to manufactured homes and cooperative units evidenced by a stock certificate.
     Each detached or attached home will be constructed on land owned in fee simple by the obligor or on land leased by the obligor for a term at least one year greater than the term of the applicable mortgage asset. Attached homes may consist of duplexes, triplexes and fourplexes or townhouses. The mortgage assets included in your issuing entity may be secured by mortgaged properties that are owner-occupied, are owned by investors or serve as second residences or vacation homes.
•	The mortgage assets included in your issuing entity may provide for

•	provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on the declining principal balance,

•	provide for periodic adjustments to the rate of interest to equal the sum of a fixed margin and an index,

•	consist of mortgage assets for which funds have been provided to reduce the obligor’s monthly payments during the early period of the mortgage assets,

•	provide for the one-time reduction of the asset rate,

•	provide for monthly payments during the first year that are at least sufficient to pay interest due, and

•	provide for an increase in the monthly payment in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization schedule,

•	include graduated payment mortgage assets, which allow for payments during a portion of their term which are or may be less than the amount of interest due on the unpaid principal balance of the mortgage assets, and which unpaid interest will be added to the principal balance and will be paid, together with accrued interest, in the later years,

•	include mortgage assets on which only interest is payable until maturity, as well as mortgage assets that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period,

•	include mortgage assets that provide for obligor payments to be made on a bi-weekly basis, and

•	include such other types of mortgage assets as are described in the accompanying prospectus supplement.
     Your issuing entity may contain contracts secured by manufactured homes. These contracts typically will provide for regular monthly payments that will amortize their principal amount over the term of the contract, typically ten to twenty years. Interest may be fixed or adjustable based upon an index. Unless the manufactured home is affixed to the real estate, the security interest in the manufactured home will be governed by state motor vehicle titling laws or the state’s Uniform Commercial Code. Manufactured homes may consist of either “single-wide”

or “double-wide” units. Additional information about the contracts and manufactured homes included in your issuing entity is contained in the accompanying prospectus supplement.
Substitution of Trust Assets
     Fremont Mortgage or the seller may, within three months of the settlement date, deliver to the trustee other trust assets in substitution for any one or more trust assets initially included in your issuing entity. In general, substitute trust assets must, on the date of substitution,
•	have an unpaid principal balance not greater than, and not more than $10,000 less than, the unpaid principal balance of the replaced trust asset,

•	have an applicable interest rate not less than, and not more than one percentage point in excess of, the applicable interest rate of the replaced trust asset,

•	have a net applicable interest rate equal to the net applicable interest rate of the replaced trust asset,

•	have a remaining term to maturity not greater than, and not more than one year less than, that of the replaced trust asset, and

•	comply with each representation and warranty relating to the trust assets and, if the seller is effecting the substitution, comply with each representation and warranty set forth in the sales agreement conveying the trust assets to Fremont Mortgage.
     In addition, only like-kind collateral may be substituted. If mortgage assets are being substituted, the substitute mortgage asset must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the substituted mortgage asset on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage asset is an adjustable-rate loan, in which case, the substituted mortgage asset must also
•	have a minimum lifetime applicable interest rate that is not less than the minimum lifetime applicable interest rate on the substituted mortgage asset,

•	have a maximum lifetime applicable interest rate that is not less than the maximum lifetime applicable interest rate on the substituted mortgage asset,

•	provide for a lowest possible net applicable interest rate that is not lower than the lowest possible net applicable interest rate for the substituted mortgage asset and a highest possible net applicable interest rate that is not lower than the highest possible net applicable interest rate for the substituted mortgage asset,

•	have a gross margin not less than the gross margin of the deleted mortgage asset,

•	have a periodic rate cap equal to the periodic rate cap on the deleted mortgage asset,

•	have a next interest adjustment date that is the same as the next interest adjustment date for the deleted mortgage asset or occurs not more than two months prior to the next interest adjustment date for the deleted mortgage asset, and

•	not be a mortgage asset convertible from an adjustable rate to a fixed rate unless the substituted mortgage asset is so convertible.
     In the event that more than one mortgage asset is substituted for a deleted mortgage asset, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement or indenture.
Pre-Funding Account
     If specified in the accompanying prospectus supplement, a portion of the issuance proceeds of your securities (the “Pre-Funded Amount”) will be deposited into a pre-funding account to be established with the trustee (the “Pre-Funding Account”), which will be used to acquire additional trust assets from time to time during the time specified in the prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional trust assets, the Pre-Funded Amount may be invested in one or more Eligible Investments. Any eligible investment must mature no later than the business day prior to the next Distribution Date.
     During any Pre-Funding Period, Fremont Mortgage will be obligated, subject only to availability, to transfer to your issuing entity additional trust assets from time to time during the Pre-Funding Period. Additional trust assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the trust assets included in your issuing entity on the settlement date, but exceptions may expressly be stated in the prospectus supplement.
     Use of a Pre-Funding Account with respect to any issuance of securities will be conditioned upon, among other things, the following:
•	the Pre-Funding Period will not exceed three months from the settlement date,

•	the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the trust assets included in the issuing entity on the settlement date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement,

•	the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued, and

•	the Pre-Funded Amount shall be invested in Eligible Investments.
     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional trust assets by the end of the Pre-Funding Period, the securityholders then entitled to receive distributions of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding

Account on the first Distribution Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.
     Information regarding additional assets acquired by your issuing entity during the Pre-Funding period comparable to the disclosure regarding the assets in the prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the Pre-Funding Period.
Accounts
     For each issuing entity, the trustee or the servicers will maintain the accounts described below. The prospectus supplement may describe additional accounts, including various custodial accounts in which trust assets are held.
Collection Account
     Each servicer will deposit into a collection account (the “Collection Account”) all payments of principal and interest on the mortgage assets for each Due Period and all unscheduled prepayments received during the principal prepayment period. The Collection Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Remittance Date, the servicer shall remit to the trustee all amounts deposited in the collection account for the related Due Period and Prepayment Period, along with any interest accrued on such amounts; provided that the servicer may retain any fees owing to such servicer with respect to the related Distribution Date.
Escrow Account
     Each servicer will deposit into one or more escrow accounts all payments with respect to tax and insurance escrow payments for each Due Periods. Any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers, shall either be retained by the servicer or remitted to the trustee as described in the related prospectus supplement.
Distribution Account
     The trustee or its designee will maintain a distribution account (the “Distribution Account”) into which it will deposit all amounts received from the servicers on any Remittance Date and any distributions received in respect of any financial asset. The Distribution Account will be an eligible account as required by the rating agencies. On the related Distribution Date, the trustee or its designees will make distributions of amounts in the Distribution Account as set forth in the prospectus supplement.
Cash Flow Agreements
     If so provided in the related prospectus supplement, the issuing entity may include one or more of the following agreements: interest rate exchange or swap agreements, interest rate cap or floor agreements, currency exchange agreements or corridor contracts. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the borrower under any such cash flow agreement.
Credit Enhancement
     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust property in the related issuing entity may be provided to one or more classes of securities in the related series. Credit support may be in the form of the subordination of one or more classes of securities, letters of credit, insurance agreements or policies, guarantees, the establishment of one or more reserve funds, cash flow agreements or derivative instruments as specified herein, or any combination of the foregoing.
     Unless otherwise provided in the related prospectus supplement for a series of securities the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire security balance of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies.
     The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R. § 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy, if any, relating to a series of securities will be filed with the SEC as an exhibit to a Current Report on Form 8-K.
Subordinate Securities
     If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to such rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.
Cross-Support Provisions
     lf the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of a series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the issuing entity. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.
Letter of Credit
     If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (each, an “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the issuing entity.
Reserve Fund or Accounts
     Fremont Mortgage may deposit or cause to be deposited cash, securities of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the trustee to make distributions of principal or interest on your securities to the extent funds are not otherwise available, if so provided in the pooling and servicing agreement or indenture and described in the accompanying prospectus supplement. The reserve funds will be maintained in the issuing entity but may or may not constitute trust assets of your issuing entity. Fremont Mortgage may have certain rights on a Distribution Date to cause the trustee to make withdrawals from the reserve fund and to pay these amounts in accordance with the instructions of Fremont Mortgage, as specified in the accompanying prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Financial Guarantee Insurance Policy
     If specified in the accompanying prospectus supplement, your series of securities may have the benefit of one or more financial guarantee insurance policies provided by one or more insurers. Financial guarantee insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of the financial guarantee insurance policy for your securities, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of your securities.
Mortgage Insurance on the Mortgage Assets
     Conventional mortgage loans included in your issuing entity may be covered by policies for primary mortgage insurance (“PMI”) or one or more mortgage pool insurance policies or any combination. In lieu of PMI policies, additional trust assets may be delivered to the trustee to secure the timely payment of principal and interest on the mortgage loans. FHA loans and VA loans included in your issuing entity will be covered by FHA insurance or VA guarantees and may be covered by a pool insurance policy.
     Conventional mortgage loans that have initial loan-to-value ratios of greater than 80% will, to the extent specified in the accompanying prospectus supplement, be covered by primary mortgage insurance policies. PMI policies will provide coverage on at least the amount of the mortgage loan in excess of 75% of the original fair market value of the mortgaged properties, and will remain in force until the principal balance of the mortgage loan is reduced to 80% of its original fair market value or, with the consent of the servicer and mortgage insurer, after the policy has been in effect for more than two years or such other period of time that may be required under state and local law if the loan-to-value ratio of the mortgage loan has declined to 80% or less based upon its current fair market value. The initial loan-to-value ratio of any mortgage loan represents the ratio of the principal amount of the mortgage loan outstanding at the origination divided by the fair market value of the mortgaged property. The fair market value of the mortgaged property securing a mortgage loan is the lesser of the purchase price paid by the borrower or the appraised value of the mortgaged property at origination. Some mortgage loans also may be covered by PMI and some PMI will, subject to their provisions, provide full coverage against any loss sustained by reason of nonpayments by the borrowers.
     The pool insurance policy or policies for any series of securities will generally be designed to provide coverage for all conventional mortgage loans that are not covered by full coverage insurance policies. However, the mortgage insurance policies will not insure against some losses sustained in the event of a personal bankruptcy of the borrower under a mortgage asset. See “Certain Legal Aspects of Mortgage Assets—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.
     The mortgage insurance policies will not provide coverage against hazard losses. Each mortgage loan will be covered by a standard hazard insurance policy but these policies typically will exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of the losses. Further, to the extent that mortgage loans are covered by a special hazard insurance policy, the special hazard insurance policy will not cover all risks, and the coverage of the policy will be limited. Not all hazard risks will be covered and losses may reduce distributions to you.
     To the extent necessary to restore or prevent a reduction of the rating assigned by a rating agency, a servicer will use its reasonable best efforts to replace a mortgage insurance policy with a new mortgage insurance policy issued by an insurer whose claims paying ability is acceptable to each rating agency.
Primary Mortgage Insurance
     Each PMI policy covering mortgage assets in your issuing entity will be issued by a mortgage insurer under its master policy. Fremont Mortgage and the trustee, as assignee of the lender under each mortgage asset, generally will be the insureds or assignees of record, as their interests may appear, under each PMI policy. The servicer will cause a PMI policy to be maintained in full force and effect on each mortgage asset requiring this insurance and to act on behalf of the insured concerning all actions required to be taken by the insured under each PMI policy.
     The amount of a claim for benefits under a PMI policy will consist of the insured portion of the unpaid principal amount of the covered mortgage asset and accrued and unpaid interest and reimbursement of some expenses, less
•	all rents or other payments collected or received by the insured — other than the proceeds of hazard insurance — that are derived from or are in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage asset,

•	amounts expended but not approved by the mortgage insurer,

•	claim payments previously made by the mortgage insurer, and

•	unpaid premiums.
     As conditions precedent to the filing of or payment of a claim under a PMI policy, the insured will generally be required to, in the event of default by the borrower
•	advance or discharge

•	all hazard insurance premiums and

•	as necessary and approved in advance by the mortgage insurer,

real estate property taxes,
•	all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted,

•	property sales expenses,

•	any outstanding liens on the mortgaged property, and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•	in the event of any physical loss or damages to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear excepted, and

•	tender to the mortgage insurer good and merchantable title to and possession of the mortgaged property.
     The PMI policy may impose limitations on the reimbursement of the insured’s attorneys’ fees in connection with a foreclosed mortgage asset. As a result, legal expenses in excess of this reimbursement limitation may be charged as a loss on your securities.
     Other provisions and conditions of each PMI policy generally will provide that:
•	no change may be made in the terms of the mortgage asset without the consent of the mortgage insurer,

•	written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two scheduled payments due under the mortgage asset or that any proceedings affecting the borrower’s interest in the mortgaged property have been commenced, and then the insured must report monthly to the mortgage insurer the status of any affected mortgage asset until the mortgage loan is brought current, such proceedings are terminated or a claim is filed,

•	the mortgage insurer will have the right to purchase the mortgage loan at any time subsequent to the 10 days’ notice described in the immediately preceding bullet point and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan plus accrued and unpaid interest and reimbursable amounts expended by the insured for the real estate taxes and hazard insurance on the mortgaged property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy and any due and unpaid premium with respect to the policy,

•	the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property,

•	the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price specified in the third bullet point at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid this amount unless the mortgage insurer specifies a lower or higher amount,

•	the insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the mortgage insurer, provided that the ability of the insured to assign specified rights to the mortgage insurer are not impaired or the specified rights of the mortgage insurer are not adversely affected,

•	the insured agrees that the mortgage insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter,

•	under some policies, the mortgage insurer will not pay claims involving or arising out of dishonest, fraudulent, criminal or knowingly wrongful acts — including error or omission — by some persons, or claims involving or arising out of the negligence of persons if this negligence is material either to the acceptance of the risk or to the hazard assumed by the mortgage insurer, and

•	the insured must comply with other notice provisions in the policy.
     As noted below, a seller and the servicer of mortgage assets must represent and warrant that each mortgage insurance policy is the valid and binding obligation of the mortgage insurer and that each mortgage insurance application was complete and accurate in all material respects when made. See “Origination and Sale of Mortgage Assets—Representations and Warranties” in this prospectus.
     Generally, the mortgage insurer will be required to pay to the insured either the insured percentage of the loss or, at its option under some of the PMI policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, scheduled payments in the amount that would have become due under the mortgage asset if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage asset would have been discharged in full if the default had not occurred, or an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

Pool Insurance
     If any mortgage asset is not covered by a full coverage insurance policy or other credit enhancement, Fremont Mortgage may obtain a pool insurance policy to cover loss by reason of default by the borrowers of the mortgage assets included in your issuing entity to the extent not covered by a PMI policy. The servicer must maintain the pool insurance policies, if any, for your series and to present claims to the insurer on behalf of Fremont Mortgage, the trustee and you.
     The amount of the pool insurance policy, if any, is specified in the accompanying prospectus supplement. A pool insurance policy will not be a blanket policy against loss, because claims may only be made for particular defaulted mortgage assets and only upon satisfaction of certain conditions.
     The pool insurance policy generally will provide that before the payment of any claim the insured will be required to advance
•	hazard insurance premiums on the mortgaged property securing the defaulted mortgage asset, as necessary and approved in advance by the related insurer,

•	real estate property taxes,

•	all expenses required to preserve and repair the mortgaged property, to protect the mortgaged property from waste, so that the mortgaged property is in at least as good a condition as existed on the date when coverage under the pool insurance policy with respect to the mortgaged property first became effective, ordinary wear and tear excepted,

•	property sales expenses,

•	any outstanding liens on the mortgaged property,

•	foreclosure costs including court costs and reasonable attorneys’ fees, and

•	if there has been physical loss or damage to the mortgaged property, to restore the mortgaged property to its condition — ordinary wear and tear excepted — as of the issue date of the pool insurance policy.
     It will be a condition precedent to the payment of claims under the pool insurance policy that the insured maintain a PMI policy acceptable to the pool insurer on all mortgage assets that have original loan-to-value ratios in excess of 80%. If these conditions are satisfied, the pool insurer will pay to the insured the amount of the loss, which will equal
•	the amount of the unpaid principal balance of the mortgage asset immediately prior to the approved sale of the mortgaged property,

•	the amount of the accumulated unpaid interest on the mortgage asset to the date of claim settlement at the contractual rate of interest, and

•	reimbursable amounts advanced by the insured described above, less payments such as the proceeds of any prior approved sale and any primary insurance policies.
     The pool insurance policy impose limitations on the reimbursement of the insured’s attorneys’ fees in connection with a foreclosed mortgage asset. As a result, legal expenses in excess of the reimbursement limitation may be charged as a loss against your securities. An approved sale is
•	a sale of the mortgaged property acquired by the insured because of a default by the borrower, to which the pool insurer has given prior approval,

•	a foreclosure or trustee’s sale of the mortgaged property at a price exceeding the minimum amount specified by the pool insurer,

•	the acquisition of the mortgaged property under the PMI policy by the mortgage insurer, or

•	the acquisition of the mortgaged property by the pool insurer.
     If the pool insurer elects to take title to the mortgaged property, the insured must, as a condition precedent to the payment of a loss, provide the pool insurer with good and merchantable title to the mortgaged property. If any property securing a defaulted mortgage asset is damaged and the proceeds, if any, from the standard hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer of the mortgage asset will not be required to expend its own funds to restore the damaged mortgaged property unless it determines and the servicer agrees that the restoration will increase the proceeds to your issuing entity on liquidation of the mortgage asset after reimbursement of the servicer for its expenses and that these expenses will be recoverable by it through liquidation proceeds or insurance proceeds.
     The pool insurance policies will generally not insure — and many primary insurance policies may not insure — against loss sustained by reason of a default arising from, among other things,
•	fraud or negligence in the origination or servicing of a mortgage asset, including misrepresentation by the borrower or the originator,

•	failure to construct mortgaged property in accordance with plans and specifications and

•	a claim regarding a defaulted mortgage asset occurring when the servicer of the mortgage asset, at the time of default or later, was not approved by the mortgage insurer.
     A failure of coverage attributable to one of the foregoing events might result in a breach of the seller’s or servicer’s representations and warranties. This occurrence might give rise to an obligation on the part of the seller or servicer to purchase the defaulted mortgage asset if the breach cannot be cured. In addition, if a terminated servicer has failed to comply with its obligation to purchase a mortgage loan upon which coverage under a pool insurance policy has been denied on the grounds of fraud, dishonesty or misrepresentation — or if the servicer has no such obligation — the servicer may be obligated to purchase the mortgage asset. See “Origination and Sale of Mortgage Assets—General” and “Sale and Servicing of the Trust Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Mortgage Assets” in this prospectus.
     The original amount of coverage under any pool insurance policy assigned to your issuing entity will be reduced over the life of your securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed mortgaged property. The amount of claims paid includes some expenses incurred by the servicer of the defaulted mortgage asset, as well as accrued interest on delinquent mortgage assets to the date of payment of the claim.
     The net amounts realized by the pool insurer will depend primarily on the market value of the mortgaged property securing the defaulted mortgage asset. The market value of the mortgaged property will be determined by a variety of economic, geographic, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original loan was made.
     If aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses may affect adversely distributions to you. In addition, unless the servicer determines that an advance on a delinquent mortgage asset is recoverable from the proceeds of the liquidation of the same mortgage asset or otherwise, the servicer must not make the advance because the advance would not be ultimately recoverable to it from either the pool insurance policy or from any other source. See “Sale and Servicing of the Trust Assets—Advances” in this prospectus.
     The original amount of coverage under the pool insurance policy assigned to your issuing entity also may be reduced or canceled to the extent each rating agency confirms that the reduction or cancellation will not result in the lowering of the rating of your securities.
     A pool insurance policy may insure against losses on the mortgage assets assigned to issuing entities for other series of securities or that secure other mortgage-backed securities issued by Fremont Mortgage or one of its affiliates. However, the extension of coverage — and corresponding assignment of the pool insurance policy — to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading of the credit rating of your securities.
Hazard Insurance Policies
Standard Hazard Insurance Policies
     The servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property, to the extent described in the accompanying prospectus supplement. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage asset, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the servicer under any standard hazard insurance policy — less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer — will be deposited to the custodial account or the Distribution Account.
     The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage assets’ standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement — including earthquakes, landslides and mudflows — nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968 the servicer will cause to be maintained flood insurance.
     The standard hazard insurance policies covering mortgaged properties typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage — generally 80% to 90% — of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of the actual cash value — the replacement cost less physical depreciation — of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.
     Any losses incurred with respect to mortgage assets due to uninsured risks — including earthquakes, mudflows and floods — or insufficient hazard insurance proceeds may reduce the value of the assets included in your trust to the extent these losses are not covered by the special hazard insurance policy and could affect distributions to you.
     The servicer will not require that a standard hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a cooperative note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the obligor’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.
Special Hazard Insurance Policy
     A special hazard insurance policy may be obtained with respect to the mortgage assets included in your trust. A special hazard insurance policy generally will protect you from
•	loss by reason of damage to mortgaged property underlying defaulted mortgage assets included in your trust caused by certain hazards — including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows — not covered by the standard hazard insurance policies, and

•	loss from partial damage to the mortgaged property securing the defaulted mortgage assets caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

•	Any special hazard insurance policy, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the accompanying prospectus supplement.
     The special hazard insurance policy will provide that when there has been damage to mortgaged property securing a defaulted mortgage asset and this damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of
•	the cost of repair of the mortgaged property, or

•	upon transfer of the property to it, the unpaid principal balance of the mortgage asset at the time of the acquisition of the mortgaged property, plus accrued interest to the date of claim settlement — excluding late charges and penalty interest — and certain other expenses.
No claim may be validly presented under a special hazard insurance policy unless
•	hazard insurance on the mortgaged property securing the defaulted mortgage asset has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and

•	the insured has acquired title to the mortgaged property as a result of default by the borrower.
     If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by this amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will reduce coverage by this amount.
     The servicer will maintain the special hazard insurance policy in full force and effect. The servicer also is required to present claims, on behalf of the trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims. See “Sale and Servicing of the Trust Assets—Maintenance of Insurance Policies; Insurance Claims and Other Realization Upon Defaulted Mortgage Assets” in this prospectus.
     Partially or entirely in lieu of a special hazard insurance policy, Fremont Mortgage may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other mortgage-backed securities obligations issued by Fremont Mortgage or one of its affiliates. However, the extension of coverage — and the corresponding assignment of the special hazard insurance policy — to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading of the credit rating of any outstanding securities of your series. Fremont Mortgage may also elect to insure against special hazard losses by the delivery of additional assets to your trust rather than through a special hazard insurance policy or special hazard fund.
Borrower Bankruptcy Insurance on the Mortgage Assets
     In the event of a personal bankruptcy of a borrower, the bankruptcy court may establish the value of the mortgaged property of the borrower at an amount less than the then outstanding principal balance of the mortgage asset secured by the mortgaged property. The amount of the secured debt could be reduced to this value, and the holder of the mortgage asset would become an unsecured creditor to the extent the outstanding principal balance of mortgage asset exceeds the value so assigned to the mortgaged property by the bankruptcy court. In addition, other modifications of the terms of a mortgage asset can result from a bankruptcy proceeding. See “Certain Legal Aspects of Mortgage Assets—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.
     Losses resulting from a bankruptcy proceeding affecting mortgage assets may be covered by borrower bankruptcy insurance or any other instrument that will not result in a down-grading of the credit rating of your securities by any rating agency. The amount and term of any borrower bankruptcy insurance, which will be specified in the accompanying prospectus supplement, must be acceptable to each rating agency rating your securities. Subject to the terms of the borrower bankruptcy insurance, the issuer may have the right to purchase any mortgage asset if a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the mortgage asset plus accrued and unpaid interest. In the alternative, partially or entirely in lieu of borrower bankruptcy insurance, to the extent specified in the accompanying prospectus supplement, Fremont Mortgage may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating your securities in an initial amount acceptable to each rating agency. This deposit will be credited to a borrower bankruptcy fund or similar fund or account, including a fund or account that may also provide coverage for special hazard losses, and the trustee will be able to draw on the fund or account to recover losses that would be insured against by borrower bankruptcy insurance. The borrower bankruptcy fund or account may or may not constitute a part of your trust. The amount of the borrower bankruptcy insurance or deposit may be reduced as long as any reduction will not result in a reduction of the credit rating of any securities in your series. The borrower bankruptcy insurance or any borrower bankruptcy fund may insure against losses on mortgage assets assigned to trusts for other series of securities or that secure other mortgage-backed securities issued by Fremont Mortgage or one of its affiliates. However, the extension of coverage — and corresponding assignment of the borrower bankruptcy insurance or borrower bankruptcy fund — to any other series or securities does not result in the downgrading of the credit rating of any securities of your series. Fremont Mortgage may elect to deposit or cause to be deposited additional assets to your trust in lieu of obtaining borrower bankruptcy insurance or establishing a borrower bankruptcy fund.
Fidelity Bonds and Errors and Omissions Insurance
     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement or indenture will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related pooling and servicing agreement or indenture will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as certain criteria set forth in the pooling and servicing agreement or indenture are met.
Other Coverage
     In addition to or in lieu of pool insurance, special hazard insurance, borrower bankruptcy insurance or other forms of insurance, additional credit enhancement may be provided in the form of non-recourse guarantees of the timely payment of principal and interest on trust assets included in your issuing entity or other instruments or guarantees satisfactory to each rating agency rating your series.
Investment of Funds
     Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the trustee, as directed by Fremont Mortgage, in certain investments approved by the rating agencies rating your series. Eligible Investments may include
•	obligations of the United States or any of its agencies, provided the obligations are backed by the full faith and credit of the United States,

•	general obligations or obligations guaranteed by any state of the United States or the District of Columbia, which are rated in the rating category required to support the then highest rating assigned to any class of securities in your series,

•	within certain limitations, securities bearing interest or sold at a discount issued by any corporation, which are rated in the rating category required to support the then highest rating assigned to any class of securities in your series,

•	commercial paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of securities in your series,

•	demand and time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state subject to supervision and examination by federal and/or state banking authorities, provided that the long-term unsecured debt obligations and/or commercial paper of the depository institution or trust company — or provided that the long-term unsecured debt obligations and/or commercial paper of the parent company of the depository institution or trust company — are then rated in the security rating category required to support the then highest rating assigned to any class of securities in your series,

•	demand and time deposits and certificates of deposit issued by any bank or trust company or savings institution and fully insured by the FDIC,

•	guaranteed reinvestment agreements issued by any bank, insurance company, corporation or other entity acceptable to each rating agency rating your series,

•	certain repurchase agreements of securities or obligations described in the first two bullet points in this section, and

•	units of a taxable money market portfolio which have the highest rating of the rating agencies rating your securities and the securities of which are restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, including money-market portfolios for which the trustee, the master servicer, the securities administrator, or any of its affiliates is investment manager or advisor.
     Eligible Investments will include only obligations or securities that mature on or before the date when the Distribution Account, reserve fund and other funds or accounts for your series are required or may be anticipated to be required to be applied. Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series. Reinvestment income from permitted investments may be payable to the servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

SALE AND SERVICING OF THE TRUST ASSETS
General
     If the trust for your series includes mortgage assets, one or more servicers will provide customary servicing functions pursuant to separate servicing agreements, which will be assigned to the trustee. For certain series a master servicer may oversee the performance of the servicers. Upon the default of any servicer, the master servicer will assume, or cause another servicer to assume, the servicing with respect to the mortgage assets previously serviced by the now defaulted servicer. For purposes of the following discussion, the master servicer is deemed to be a servicer. The servicers may be entitled to withhold their servicing fees and other fees and charges from remittances of payments received on the mortgage assets they service.
     Each servicer must be approved by the master servicer, if any. In determining whether to approve a servicer, the master servicer will review the credit of the servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the master servicer’s mortgage servicing personnel will review the servicer’s servicing record and will evaluate the ability of the servicer to conform with required servicing procedures. Generally, the master servicer will be responsible for appointing servicers and successor servicers from time to time. Once a servicer is approved, the master servicer will continue to monitor on a regular basis the financial position and servicing performance of the servicer.
     The duties to be performed by the servicers include collection and remittance of principal and interest payments on the mortgage assets, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the mortgage assets. Each servicer also will provide necessary accounting and reporting services to the trustee, and if applicable, the master servicer. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage asset serviced by it. With the consent of the master servicer or trustee, some servicing obligations of a servicer may be delegated to another person approved by the master servicer or trustee.
     In some cases, a servicer may pledge and assign its right to service the mortgage loans to one or more lenders, or servicing rights pledgees, selected by the servicer. In such cases, the Trustee and Depositor will agree that upon delivery to the trustee by the servicing rights pledgee of a letter signed by the servicer whereunder the servicer shall resign as servicer, the trustee shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the governing agreement.
     The master servicer will administer and supervise the performance by the servicers of their duties and responsibilities. The master servicer will be entitled to receive a portion of the interest payments on the mortgage assets included in your trust to cover its fees as master servicer. The master servicer or the trustee may terminate a servicer who fails to comply with its covenants or breaches one of its representations. Upon termination of a servicer by the master servicer, the master servicer will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.
     If the mortgage assets are covered by a pool insurance policy and a terminated servicer has failed to comply with its obligation to purchase a mortgage asset where mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, the master servicer is obligated to purchase the mortgage asset, subject to limitations, if any, described in the accompanying prospectus supplement. If required by the rating agencies, the master servicer may secure its performance of this obligation through cash, a letter of credit or another instrument acceptable to the rating agencies. Alternatively, a pool insurer may agree to waive its right to deny a claim under its pool insurance policy resulting from a loss sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the mortgage asset, subject to the limitations applicable to the master servicer’s obligation to purchase the mortgage asset. To the extent there are limitations on the master servicer’s obligation to purchase mortgage assets included in your trust upon which mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, payments to you could be affected if a servicer and the master servicer fail to honor their obligations.
Fremont Investment & Loan
     Fremont Investment & Loan owns all of the outstanding capital stock of Fremont Mortgage and, if so specified in the prospectus supplement, is expected to serve as asset seller and servicer or master servicer with respect to each series of securities. Established in 1937, Fremont is currently engaged in the business of residential sub-prime real estate lending and commercial real estate lending. Acquired in 1990, Fremont is an indirect subsidiary of Fremont General Corporation (“Fremont General”), a financial services holding company listed on the New York Stock Exchange. Fremont Investment & Loan’s principal offices are located at 2727 East Imperial Highway, Brea, California 92821, and its telephone number is (714) 961-5261. Fremont General maintains its principal offices at 2425 Olympic Boulevard, 3rd Floor, Santa Monica, California 90404, and its telephone number is (310) 315-5500.
Delivery of Mortgage Loan Documents
     In connection with the sale, transfer, assignment or pledge of the mortgage loans to an issuing entity, the depositor will cause to be delivered to the trustee, or the trust administrator on its behalf, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:
     (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee (except with respect to no more than 1.00% of the mortgage loans for which there is a lost note affidavit and a copy of the note);
     (b) the original of any guaranty executed in connection with the mortgage note;

     (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;
     (d) except with respect to each MERS Designated Mortgage Loan, the intervening mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee – which assignment may, at the originator’s option, be combined with the assignment referred to in clause (e) below;
     (e) except with respect to each MERS Designated Mortgage Loan, a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;
     (f) originals of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;
     (g) an original lender’s title insurance policy or attorney’s opinion of title and abstract of title; and
     (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).
     Pursuant to the pooling and servicing agreement, the trustee, or the trust administrator on its behalf, will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause the trust administrator to review, each mortgage file within ninety days after the closing date – or, with respect to any Substitute Mortgage Loan, within thirty days after the receipt of the mortgage file by the trustee – and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:
•	all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•	based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the pooling and servicing agreement.

     If the trustee, or the trust administrator on its behalf, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify the servicer and the depositor in writing. The originator will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the earlier of either discovery by or notice to the originator of such defect, the originator has not caused the defect to be remedied, the originator will be required to either (a) substitute, if within two years of the closing date, in lieu of such mortgage loan a Substitute Mortgage Loan and, if the then unpaid principal balance of such Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest on that mortgage loan, remit to the servicer cash equal to the amount of any such shortfall or (b) purchase such mortgage loan at a price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus all accrued and unpaid interest thereon, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase, which purchase price shall be deposited in the distribution account on the next succeeding servicer distribution date after deducting any amounts received in respect of such repurchased mortgage loan or loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. The obligations of the originator to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the Offered Certificates and the trustee.
Representations and Warranties
     Fremont Mortgage generally will acquire mortgage assets from Fremont Investment & Loan or another asset seller. An asset seller or an affiliate may act as a servicer of mortgage assets included in your trust or an unrelated party may act as servicer. The asset seller will make or will assign its rights in representations and warranties concerning the mortgage assets. In addition, the servicer – which may be the asset seller – will make representations and warranties concerning the mortgage assets serviced by the servicer. An asset seller and the servicer each will represent and warrant, among other things, as follows:
(1)	that each mortgage asset has been originated in material compliance with all applicable laws, rules and regulations,

(2)	that no mortgage asset is more than 59 days delinquent as of the cut-off date,

(3)	that each mortgage insurance policy is the valid and binding obligation of the mortgage insurer,

(4)	that each mortgage insurance application was complete and accurate in all material respects when made,

(5)	that each security instrument constitutes a good and valid first lien or junior lien, as the case may be, on the mortgaged property;

(6)	that the obligor holds good and marketable title to the mortgaged property;

(7)	As of the Cut-off Date, no payment required under the mortgage loan is one month or more delinquent, nor has any payment under the mortgage loan been one month or more delinquent at any time;

(8)	As of the Cut-off Date (other than payments due but not yet one month or more delinquent), there are no defaults in complying with (i) the terms of the mortgage, and (ii) all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(9)	The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

(10)	The mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any valid right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the mortgage loan was originated;

(11)	Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

(12)	Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all predatory and abusive lending laws or unfair and deceptive practices laws applicable to the mortgage loan (including, without limitation, any provisions relating to prepayment penalties), have been complied with and the consummation of the transactions contemplated by the pooling and servicing agreement will not involve the violation of any such laws or regulations;
(13)	The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The originator has not waived the performance by the mortgagor of any action, if the mortgagor’s failure to perform such action would cause the mortgage loan to be in default, nor has the originator waived any default resulting from any action or inaction by the mortgagor;

(14)	The mortgage is a valid and subsisting first or second lien on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the related mortgage loan. The lien of the mortgage is subject only to:
     (i) the lien of current real property taxes and assessments not yet due and payable;
            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal;
     (iii) with respect to each second lien mortgage, the first or senior lien on the related property; and
            (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;
(15)	The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment penalties), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated in them or necessary to make the information and statements in the documents, instruments and agreements not misleading. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, (including without limitation, the mortgagor, any appraiser, or any other party involved in the origination or servicing of the mortgage loan);
(16)	The mortgage loan is covered by an American Land Title Association lender’s title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California, a California Land Title Association lender’s title insurance policy and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the originator, its successors and assigns, as to the first priority lien of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (i), (ii) or (iii) of representation 8 above;

(17)	As of the Cut-off Date, other than payment delinquencies of less than one month, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the originator nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

(18)	The mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority;

(19)	The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee’s sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;
(20)	The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(21)	The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(22)	There is no proceeding pending or, to the best of the originator’s knowledge, threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is habitable under applicable state and local laws;

(23)	The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

(24)	None of the mortgage loans are (i) covered by the Home Ownership and Equity Protection Act of 1994 as amended or (ii) in violation of, or classified as “high cost,” “threshold,” “covered” or “predatory” loans under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(25)	None of the mortgage loans has a prepayment penalty period in excess of three years;

(26)	None of the mortgage loans originated on or after October 1, 2002, and prior to March 7, 2003, is secured by property located in the state of Georgia. There is no mortgage loan that was originated on or after March 7, 2003, that is a “high cost home loan” as defined under the Georgia Fair Lending Act, as amended;
(27)	No proceeds from any mortgage loan were used to finance a single premium credit life insurance policy; and

(28)	The origination, servicing and collection practices used by the originator and the servicer and their respective affiliates with respect to the mortgage loans have been in all respects in compliance with accepted servicing practices, applicable laws and regulations, has reported or caused to be reported the mortgagor credit files to each of the three primary credit repositories monthly in a timely manner and have been in all respects legal and proper and prudent in the mortgage origination and servicing business.
     The asset seller is required to submit to the trustee with each mortgage asset a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance. If a preliminary title report is delivered initially, the asset seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of a policy.
     In the event the asset seller or the servicer breaches a representation or warranty made with respect to a mortgage asset or if any principal document executed by the obligor concerning a mortgage asset is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the trustee may require the breaching party to purchase the mortgage asset from your trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage asset plus accrued interest at the asset rate through the end of the month in which the purchase occurs. This sum will be net of any unreimbursed advances of principal made by the servicer and any outstanding servicing fees owed to the servicer with respect to this mortgage asset. In the event of a breach by the asset seller of a representation or warranty with respect to any mortgage asset or the delivery by the asset seller to the trustee of a materially defective document with respect to a mortgage asset, the asset seller may, under certain circumstances, rather than repurchasing the affected mortgage asset, substitute a mortgage asset having characteristics substantially similar to those of the defective one. See “The Trusts—The Trust Assets—Substitution of Trust Assets” in this prospectus.
     Neither an asset seller’s nor a servicer’s obligation to purchase a mortgage asset will be guaranteed by the master servicer or Fremont Mortgage. If the asset seller or a servicer defaults upon its obligation to purchase a mortgage asset and no one elects to assume this obligation, distributions to you could be reduced. See “The Trusts—Assignment of Trust Assets” in this prospectus.
Origination of the Mortgage Assets
     Fremont Investment & Loan has been originating sub-prime residential mortgage loans since May 1994 and substantially all of its residential mortgage loan originations consist of sub-prime mortgage loans. Fremont Investment & Loan currently operates wholesale residential real estate loan production offices located in Anaheim, California; Concord, California; Downers Grove, Illinois; Westchester County, New York; and Tampa, Florida. Fremont Investment &

Loan conducts business in 45 states and the District of Columbia and its primary source of originations is through licensed mortgage brokers. Fremont Investment & Loan funds its loans primarily through FDIC insured deposits, warehouse lines of credit and advances from the Federal Home Loan Bank.
     Fremont Investment & Loan’s underwriting standards accommodate borrowers whose creditworthiness and repayment ability do not meet the more stringent underwriting requirements of Fannie Mae and Freddie Mac. These borrowers may have impaired or limited credit profiles, and loans made to them may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten in accordance with more stringent standards. Fremont Investment & Loan provides underwriters with specific underwriting guidelines and maintains strict control procedures to manage the quality of its originations at all locations. Generally, Fremont Investment & Loan’s guidelines require an analysis of the following
•	a borrower’s creditworthiness, as reflected in particular by the borrower’s credit history and employment stability,

•	a borrower’s “debt-to-income ratio,” which measures a borrower’s projected income relative to the proposed mortgage payment and to other fixed obligations, and

•	the “loan-to-value ratio” of the proposed loan, which measures the adequacy of the mortgaged property to serve as the collateral for a mortgage loan.
Credit History/Credit Scores
     Fremont Investment & Loan obtains a credit bureau report from an independent, nationally recognized credit reporting agency for each borrower, including a credit score to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by Fair, Isaac & Company and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW) which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans. A borrower’s lack of credit payment history and/or relatively low Credit Score, however, will not necessarily preclude Fremont Investment & Loan from making a loan if other favorable borrower characteristics exist, including an adequate debt-to-income ratio or sufficient equity in the property.
Debt-to-Income Ratio
     Fremont Investment & Loan calculates a borrower’s debt-to-income ratio to determine if a borrower has sufficient income to satisfy all debt repayment requirements. The ratio is calculated by dividing the borrower’s total monthly payment obligations, including payments due under the proposed loan from Fremont Investment & Loan, but after any debt consolidation from the proceeds of that loan, by the borrower’s monthly gross income. The calculation of a borrower’s debt-to-income ratio involves a careful review of all debts listed on the credit report and the loan application, as well as the verification of gross income. Other than with respect to “stated income applications,” which we describe in more detail below, Fremont Investment & Loan verifies a borrower’s income through various means, including applicant interviews, written verifications from employers, and the review of pay stubs, bank statements, tax returns and W-2 wage and tax statements.
Loan-to-Value Ratio
     The “loan to value ratio” of a loan helps Fremont Investment & Loan determine if the property will constitute sufficient security for repayment of the proposed loan. Fremont Investment & Loan calculates the “loan-to-value” ratio by dividing
•	the principal amount of the proposed loan by

•	the lesser of
♦ the sales price of the mortgaged property, or

♦ the appraised value of the mortgaged property at origination, or

♦ in the case of a refinanced or modified loan, the appraised value at the time of refinancing or modification.
     Fremont Investment & Loan has established appraisal procedure guidelines, and all appraisers are typically licensed independent appraisers selected in accordance with those guidelines.
     The appraisal procedure guidelines generally require the appraiser, or an agent on its behalf, to inspect the property personally and to verify whether the property is in good condition and that construction, if new, has been substantially completed. The appraisal also considers a market data analysis of recent sales of comparable properties and when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Loan Application Programs
     Prospective borrowers may submit loan applications under one of three documentation programs: the “full documentation” program, the “easy documentation” program, or the “stated income” program. In all three programs, borrowers furnish information about their assets, liabilities, income, credit history, and employment history. The full documentation program emphasizes a borrower’s income profile and thus requires borrowers to submit documentation verifying at least two years of income and employment history. The easy documentation and stated income programs, however, place more emphasis on the value of the mortgaged property and the borrower’s credit history and thus require less supporting documentation and verification. Under the easy documentation program, borrowers must submit documentation verifying only six months of income. Under the stated income program, borrowers need not submit any verification, but rather qualify for loans based on the monthly income stated in the loan application if the other information in the loan package supports the borrower’s claim.
     Based on the data provided in the loan application, the required supporting documents, and the appraisal or other valuation of the mortgaged property, Fremont Investment & Loan determines whether the borrower’s monthly income would be sufficient to enable the borrower to meet his monthly obligations on the mortgage loan and other expenses related to the property, such as property taxes, utility costs, standard hazard insurance and other fixed obligations. In certain circumstances, Fremont Investment & Loan may also consider income from investment properties and the amount of liquid assets available to the borrower. Fremont Investment & Loan then assigns each mortgage loan a risk grade and categorizes it into a particular “loan class.” This risk classification system is designed to assess the likelihood that each borrower will satisfy the repayment obligations associated with the related mortgage loan and to establish the maximum permissible loan-to-value ratio for the loan.
     Substantially all of the mortgage loans originated by Fremont Investment & Loan are based on loan application packages submitted through licensed mortgage brokers. These brokers must meet minimum standards set by Fremont Investment & Loan based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing), signed broker agreement, and signed broker authorization. Once approved, licensed mortgage brokers are eligible to submit loan application packages in compliance with the terms of a signed broker agreement.
Underwriting Programs
     Fremont Investment & Loan’s underwriting standards are primarily intended to assess the ability and willingness of the borrower to repay the debt and to evaluate the adequacy of the mortgaged property as collateral for the mortgage loan. All of the mortgage loans in the mortgage pool were underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. Fremont Investment & Loan considers, among other things, a mortgagor’s Credit Score, past payment history, repayment ability and debt service-to-income ratio, as well as the value, type and use of the mortgaged property.
     The mortgage loans were underwritten in accordance with Fremont’s current underwriting programs, referred to as the Scored Programs (“Scored Programs”). Fremont

Investment & Loan began originating mortgage loans pursuant to Scored Programs in 2001 and the Scored Programs have been the exclusive type of origination programs beginning in 2004. Within the Scored Programs, there are three documentation types, Full Documentation, Easy Documentation, and Stated Income. All of the mortgage loans were originated in accordance with Fremont Investment & Loan’s underwriting guidelines, subject to various exceptions as described in this section. A Credit Score is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, loan-to-value ratio as an aid to, not a substitute for, the underwriter’s judgment. Fremont Investment & Loan’s underwriting staff fully reviews each loan to determine whether it’s underwriting guidelines for income, assets, employment and collateral are met.
     The Scored Programs were developed to simplify the origination process. In contrast to assignment of credit grades according to traditional non-agency credit assessment methods, i.e., mortgage and other credit delinquencies, the Scored Programs rely upon a borrower’s Credit Score, mortgage payment history and seasoning on any bankruptcy/foreclosure initially to determine a borrower’s likely future credit performance. Licensed mortgage brokers are able to access Credit Scores at the initial phases of the loan application process and use the Credit Score to determine the interest rates a borrower may qualify for based upon Fremont Investment & Loan’s Scored Programs risk-based pricing matrices. Final loan terms are subject to approval by Fremont Investment & Loan.
     Under the Scored Programs, Fremont Investment & Loan requires credit reports for each borrower, using the Credit Score of the primary borrower (the borrower with the highest percentage of total income) to determine program eligibility. Credit Scores must be requested from each national credit repository. For the purpose of determining program eligibility,
•	if Credit Scores are available from all three credit repositories, the middle of the three Credit Scores is used,

•	if Credit Scores are available from only two of the repositories, the lower of the two Credit Scores is used, and

•	if a single Credit Score is available, the single Credit Score will be used; however, potential borrowers with a single Credit Score will not qualify for loan amounts in excess of $750,000, loans with loan-to-value ratios in excess of 90% or 80% (depending on type of program) and second mortgage loans with loan-to-value ratios in excess of 5%.
     Generally, the minimum applicable Credit Score allowed is 500, however borrowers with no Credit Scores are not automatically rejected and may be eligible for certain loan programs in appropriate circumstances.
     All of the mortgage loans were underwritten by Fremont Investment & Loan’s underwriters having the appropriate approval authority. Each underwriter is granted a level of authority commensurate with their proven judgment, experience and credit skills. On a case by case basis, Fremont Investment & Loan may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below is nonetheless qualified to receive a loan, i.e. an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt to income ratio, substantial liquid assets, good credit history, stable employment and time in residence at the applicant’s current address. It is expected that a substantial portion of the mortgage loans may represent such underwriting exceptions.
     Fremont Investment & Loan’s underwriters verify the income of each applicant under various documentation types as follows: under Full Documentation, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on credit profile; under Easy Documentation, the borrower is qualified based on verification of adequate cash flow by means of personal or business bank statements; under Stated Income, applicants are qualified based on monthly income as stated on the mortgage application. The income is not verified under the Stated Income Program; however, the income stated must be reasonable and customary for the applicant’s line of work.
     Fremont Investment & Loan originates loans secured by 1-4 unit residential properties made to eligible borrowers with a vested fee simple (or in some cases a leasehold) interest in the property. Fremont Investment & Loan’s underwriting guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and require an appraisal of the mortgaged property, and if appropriate, a review appraisal. Generally, initial appraisals are provided by qualified independent appraisers licensed in their respective states. Review appraisals may only be provided by appraisers approved by Fremont Investment & Loan. In some cases, Fremont Investment & Loan relies on a statistical appraisal methodology provided by a third-party. Qualified independent appraisers must meet minimum standards of licensing and provide errors and omissions insurance in states where it is required to become approved to do business with Fremont Investment & Loan. Each uniform residential appraisal report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The review appraisal may be a desk review, field review or an automated valuation report that confirms or supports the original appraiser’s value of the mortgaged premises.
     Fremont Investment & Loan requires title insurance on all first mortgage loans, which are secured by liens on real property. Fremont Investment & Loan also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.
     Fremont Investment & Loan conducts a number of quality control procedures, including a post-funding compliance audit as well as a full re-underwriting of a random selection of loans to assure asset quality. Under the compliance audit, all loans are reviewed to verify credit grading, documentation compliance and data accuracy. Under the asset quality procedure, a random selection of each month’s originations is reviewed. The loan review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is sent monthly to each loan production office for response. The audit findings and branch responses are then reviewed by Fremont Investment & Loan’s senior management. Adverse findings are tracked monthly. This review procedure allows Fremont Investment & Loan to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional staff training.
Scored Programs
     Fremont Investment & Loan’s underwriting guidelines under the Scored Programs generally require,
•	debt to income ratios of 55% or less on mortgage loans with loan-to-value ratios of 80% or less, however, debt to income ratios of 50% or less are required on loan-to-value ratios greater than 80%,

•	applicants to have a Credit Score of at least 500,

•	that no liens or judgments affecting title may remain open after the funding of the loan, other than liens in favor of the internal revenue service that are subordinated to the loan, and

•	that any collection, charge-off, or judgment not affecting title that is less than 1 year old must be paid through closing if either its balance is greater than $1,000 or the aggregate balances of all such collections, charge-offs or judgments are greater than $2,500.
     In addition, the various risk categories generally have the following criteria for borrower eligibility:
     “A+.” Under the “A+” category, an applicant must have no 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “A.” Under the “A” category, an applicant must have not more than one 30-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 100% with a minimum Credit Score of 600. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “A-.” Under the “A-” category, an applicant must not more than three 30-day late mortgage payments within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 90% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.

     “B.” Under the “B” category, an applicant must have not more than one 60-day late mortgage payment within the last 12 months and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum loan-to-value ratio is 85% with a Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “C.” Under the “C” category, an applicant must have not more than one 90-day late mortgage payment within the last 12 months, and it must be at least 24 months since discharge of any Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 80% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “C-.” Under the “C-” category, an applicant must not be more than 150 days delinquent with respect to its current mortgage payment and it must not be in subject of a Chapter 7 or Chapter 13 bankruptcy and/or foreclosure. The maximum permitted loan-to-value ratio is 70% with a minimum Credit Score of 550. The maximum permitted loan-to-value ratio is reduced for: reduced income documentation, non-owner occupied properties, properties with 3-4 units, or properties with rural characteristics.
     “D.” Under the “D” category, an applicant must not be more than 180 days delinquent with respect to its current mortgage payment. Any Chapter 7 or Chapter 13 bankruptcy proceedings and/or foreclosure actions must be paid through closing. The maximum permitted loan-to-value ratio is 65% with a minimum Credit Score of 500. The maximum permitted loan-to-value ratio is reduced to 60% if the property is currently subject to foreclosure proceedings.
Payments on Mortgage Assets
     Each servicer will be required to establish and maintain one or more separate, insured custodial accounts into which the servicer will deposit on a daily basis payments of principal and interest received with respect to mortgage assets serviced by it. These amounts will include principal prepayments, insurance proceeds and liquidation proceeds, any advances by the servicer, and proceeds of any mortgage assets withdrawn from your trust for defects in documentation, breach of representations or warranties or otherwise.
     To the extent deposits in each custodial account are required to be insured by the FDIC, if at any time the sums in any custodial account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw such excess funds from this account and remit these amounts to a servicer custodial account, master servicer custodial account, or to the trustee for deposit in either the Distribution Account or a custodial account for your series. The amount on deposit in any servicer custodial account or Distribution Account will be invested in permitted investments.
     On each Remittance Date, which will be identified in the accompanying prospectus supplement, each servicer will be required to remit to the servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage assets received or advanced by the servicer that were due during the applicable Due Period, principal prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property, including funds paid by the servicer for any mortgage assets withdrawn from your trust received during the applicable Prepayment Period, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the servicer. To the extent that a borrower prepays a mortgage asset in full or a mortgage asset is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the master servicer and/or the related servicer may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the master servicing fee or servicing fee which is owed to the master servicer or the servicer, as applicable (any such payment shall constitute a “compensating interest payment”). On or before the Distribution Date, the trustee will withdraw from the servicer custodial account and remit to the Distribution Account those amounts allocable to the available distribution for the Distribution Date. In addition, there will be deposited in the Distribution Account for your series advances of principal and interest made by the servicer or the trustee and any insurance, guarantee or liquidation proceeds — including amounts paid in connection with the withdrawal of defective mortgage assets from your trust — to the extent these amounts were not deposited in the custodial account or received and applied by the servicer.
     On each Determination Date, the servicer will furnish to the trustee a statement setting forth required information concerning the mortgage assets included in your trust.
Servicing Processes and Procedures
     Each servicer or the master servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement and current market standards, follow such collection procedures as it follows with respect to sub-prime residential mortgage loans held for its own account which are comparable to the mortgage loans. Upon receipt of collections on the mortgage loans included in the mortgage pool and prior to the deposit of such collections into the segregated collections account established for this transaction, each servicer deposits such amounts into a joint collection account that includes collections on its entire residential sub-prime mortgage loan portfolio. Each servicer transfers collections to the appropriate segregated collection account as soon as proper allocation can be determined, generally within two business days after receipt.
     Each servicer will be required to act with respect to mortgage loans in default, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. Consistent with the above, each servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement. These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans; however, such actions may result in delays or reductions in amounts payable with respect to one or more classes of securities, and may be adverse to the interest of such classes of certificates.
     Each servicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.
     If each servicer acquires knowledge that a mortgaged property has been or is about to be conveyed and/or transferred by the mortgagor, each servicer will be obligated to accelerate the maturity of the mortgage loan, unless each servicer, in its sole business judgment, believes that applicable law precludes it from accelerating the debt pursuant to the “due-on-sale” clause or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from accelerating the debt pursuant to the “due-on-sale” clause or that such enforcement is not in the best interest of the trust fund, each servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.
     Any fee collected by each servicer for entering into an assumption or modification agreement will be retained by each servicer as additional servicing compensation. In connection with any such assumption or modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to the mortgage loan. For a description of circumstances in which each servicer may be unable to enforce “due-on-sale” clauses, see “Certain Legal Aspects of Mortgage Assets—Due-On-Sale Clauses.”
     Each servicer will not have custodial responsibility for the mortgage notes or other items constituting the mortgage file, other than in limited instances necessary to effect the servicing and collection of the related mortgage loan. For example, certain states require that the servicer produce an original meeting note upon the commencement of a foreclosure action. The Custodian is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.
Advances
     Each servicer is required to make advances with respect to delinquent payments of principal and interest (“P&I Advances”) on the servicer remittance date with respect to each mortgage loan it services, subject to it’s determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by each Servicer are reimbursable to the servicer, subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. The master servicer, as successor servicer, will be required to make, no later than the next Distribution Date, any P&I Advance which the servicer, was required to make but failed to so make, subject to its own determination as to recoverability. Notwithstanding the servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer or master servicer, as applicable, will be entitled to reimbursement for that advance from the trust fund.

     Each Servicer is also required to advance amounts with respect to the mortgage loans serviced by it, subject to it’s determination that such advance would be recoverable, constituting reasonable “out-of-pocket” costs and expenses relating to:
•	the preservation, restoration and protection of the mortgaged property,

•	defense or enforcement of judicial proceedings, including, but not limited to, bankruptcies, foreclosures and other litigation relating to the mortgaged property, and

•	certain other customary amounts described in the pooling and servicing agreement.
     These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding it’s good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.
     The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement. This reimbursement may come from late collections on the related mortgage loan, including liquidation proceeds, condemnation proceeds, insurance proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer or master servicer, as applicable, may be reimbursed for such advance from any amounts in the collection account or distribution account, as applicable.
     Each servicer or master servicer, as applicable, will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer or master servicer, as applicable (as stated in an officer’s certificate of the servicer or master servicer, as applicable, delivered to the trustee), such P&I Advance or servicing advance would not ultimately be recoverable.
     Each servicer or the master servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same mortgage asset
•	delinquent payments of principal and interest on the mortgage assets,

•	delinquent payments of taxes, insurance premiums, and other escrowed items, and

•	foreclosure costs, including reasonable attorneys’ fees.
     The failure of a servicer to make advances may constitute a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required to make advances to the extent necessary to make required distributions on your securities, provided that the advancing party deems the amounts to be recoverable. Alternatively, Fremont Mortgage may obtain an endorsement to a pool insurance policy that obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under an endorsement to the extent the borrower fails to make a payment and the servicer or the master servicer fails to make a required advance. The servicer may agree to reimburse the pool insurer for any sums the pool insurer pays under an endorsement.
     The advance obligation of the servicer, master servicer, trustee or the mortgage insurer may be further limited to an amount specified by the rating agencies rating your securities. Any advances by the servicers, the trustee or the pool insurer, as the case may be, must be deposited into the servicer custodial account or into the Distribution Account and will be due not later than the Distribution Date to which the delinquent payment relates. Amounts advanced by the servicers, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage assets, insurance proceeds, and liquidation proceeds of the mortgage assets for which these amounts were advanced. If an advance made by a servicer, master servicer or the trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the pooling and servicing agreement, a servicer, master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the Distribution Account (including collections in respect of other mortgage assets) prior to the distribution of payments to you.
     Any advances made by a servicer, the master servicer or the trustee are intended to enable the trustee to make timely payment of the scheduled distributions of principal and interest on your securities. However, neither the master servicer the trustee nor any servicer will insure or guarantee your securities or the mortgage assets included in your trust.
Withdrawals
     A trustee may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make withdrawals from the distribution account for each trust for any of the following purposes:
(i)	to make distributions to the securityholders on each Distribution Date;

(ii)	to reimburse the master servicer or a servicer for unreimbursed amounts advanced as described under “Sale and Servicing of the Trust Assets—Advances,” such reimbursement to be made out of amounts received which were identified and applied by the master servicer or servicer as late collections of interest (net of related servicing fees and retained interest) and principal of the particular mortgage assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such mortgage assets;

(iii)	to reimburse a servicer and master servicer for unpaid servicing fees and master servicing fees, respectively earned and certain unreimbursed servicing expenses incurred with respect to mortgage assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to such mortgage assets and properties;

(iv)	to reimburse the trustee, a servicer or master servicer, as the case may be, for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the servicer’s or master servicer’s, as applicable, good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related servicing agreement in the case of the servicer or the pooling and servicing agreement in the case of the master servicer and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of subordinate securities, if any, remain outstanding, and otherwise any outstanding class of securities, of the related series;

(v)	if and to the extent described in the related prospectus supplement, to pay the trustee, a servicer or master servicer, as the case may be, interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

(vi)	to reimburse a servicer, master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

(vii)	if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee’s fees;

(viii)	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

(ix)	unless otherwise provided in the related prospectus supplement, to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(x)	to pay the person entitled thereto any amounts deposited in the Distribution Account that were identified and applied by the servicer as recoveries of retained interest;

(xi)	to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

(xii)	if one or more elections have been made to treat the trust or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under “Federal Income Tax Considerations—REMIC Certificates”;

(xiii)	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage asset or a property acquired in respect thereof in connection with the liquidation of such mortgage asset or property;

(xiv)	to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement for the benefit of Securityholders;

(xv)	to pay for the costs of recording the related servicing agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the warranting party to remedy any breach of representation or warranty under the servicing agreement;

(xvi)	to pay the person entitled thereto any amounts deposited in the Distribution Account in error, including amounts received on any trust asset after its removal from the trust whether by reason of purchase or substitution;

(xvii)	to make any other withdrawals permitted by the related pooling and servicing agreement; and

(xviii)	to clear and terminate the Distribution Account at the termination of the trust.
Collection and Other Servicing Procedures
     Each servicer, directly or through other servicers, if any, must make reasonable efforts to collect all payments called for under the mortgage assets in your trust and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage assets and held for its own account, unless otherwise provided in the prospectus supplement, provided such procedures are consistent with:
•	the terms of the related pooling and servicing agreement and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related trust described herein or under “The Trusts—Credit Enhancement,”

•	applicable law, and

•	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.
     The note or security instrument used in originating a conventional mortgage asset may contain a “due-on-sale” clause. The servicer will be required to use reasonable efforts to enforce “due-on-sale” clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the servicer will be authorized, on behalf of the trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the servicer, on behalf of the trustee as holder of the note, will release the original borrower from liability upon the mortgage asset and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the mortgage asset. Fees collected for entering into an assumption agreement may be retained by the servicer as additional servicing compensation.
     Each servicer will, to the extent permitted by law and required by the related mortgage asset documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums, standard hazard insurance premiums and other comparable items. Some servicers may provide insurance coverage acceptable to the servicer and or master servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists.
Subservicers
     A servicer may delegate its servicing obligations in respect of the mortgage assets to subservicers, but such servicer will remain obligated under the related pooling and servicing agreement. Each servicing agreement between a servicer and a subservicer must be consistent with the terms of the related pooling and servicing agreement and must provide that, if for any reason the servicer for the related series of securities is no longer acting in such capacity, the trustee, master servicer or any successor master servicer may assume the servicer’s rights and obligations under such agreement.
     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the servicer’s compensation pursuant to the related servicing agreement is sufficient to pay such fees. However, a subservicer may be entitled to a retained interest in certain mortgage assets. Each servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “Certain Terms of the Pooling and Servicing Agreement and the Indenture—Retained Interest; Servicing Compensation and Payment of Expenses.”

Maintenance of Insurance Policies; Insurance Claims and Other Realization upon Defaulted Mortgage Assets
     The servicer will maintain a standard hazard insurance policy on each mortgaged property in full force and effect as long as the coverage is required and will pay the premium on a timely basis. The servicer will maintain a PMI policy for each single-family mortgage asset covered by a PMI policy on the settlement date.
     The servicer may be required to maintain any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy in full force and effect throughout the term of your trust, subject to payment of premiums by the trustee. The servicer will be required to notify the trustee to pay from amounts in your trust the premiums for any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy for your series on a timely basis. Premiums may be payable on a monthly basis in advance, or on any other payment schedule acceptable to the insurer. In the event that the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the servicer, the master servicer or the trustee may obtain from another insurer a comparable replacement policy with a total coverage equal to the then existing coverage (or a lesser amount if the servicer, the master servicer or the trustee, as the case may be, confirms in writing with the rating agencies that the lesser amount will not impair the rating on your securities) of the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy. However, if the cost of a replacement policy or bond is greater than the cost of the policy or bond that has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated.
     The servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain this insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to this borrower’s cooperative dwelling or this cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.
     The servicer or trustee will present claims to the insurer under any insurance policy applicable to the mortgage assets and to take reasonable steps as are necessary to permit recovery under the insurance policies.
     If any mortgaged property securing a defaulted mortgage asset is damaged and the proceeds, if any, from the standard hazard insurance policy or any special hazard insurance policy are insufficient to restore the damaged mortgaged property to the condition to permit recovery under the mortgage insurance policy, the servicer will not be required to expend its own funds to restore the damaged mortgaged property unless it determines that these expenses will be recoverable to it through liquidation proceeds or insurance proceeds.
     Each servicer will make representations concerning each mortgage asset that it services, including, among other things, that the related title insurance, standard hazard insurance, flood insurance and mortgage insurance policies are legal and valid obligations of the respective insurers and that the applications submitted for this insurance, as well as the application for the inclusion of a mortgage asset under a pool insurance policy, are accurate and complete in all material respects. If any of these representations proves to be incorrect and the servicer fails to cure it, the servicer will be obligated to purchase the affected mortgage asset at a price equal to its unpaid principal balance, plus accrued and uncollected interest on that unpaid principal balance to the date on which the purchase is made. For instance, if it is determined that coverage under a mortgage insurance policy is not available on a defaulted mortgage asset because of fraud or misrepresentation in the application, a servicer will be obligated to purchase the defaulted mortgage asset. Upon termination for cause of a servicer by the master servicer, the master servicer will assume the servicing obligations of a terminated servicer, or the master servicer, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.
     The obligation of the master servicer to assume other unfulfilled past obligations of a terminated servicer may be limited to the extent this limitation does not result in a downgrading of the credit rating of any securities of your series. As and to the extent required by the rating agencies, some of the obligations of the master servicer will be secured by cash, letters of credit, insurance policies or other instruments in an amount acceptable to the rating agencies.
     If recovery under a mortgage insurance policy or from additional assets is not available and the servicer is not obligated to purchase a defaulted mortgage asset, the servicer nevertheless will be obligated to follow standard practice and procedures to realize upon the defaulted mortgage asset. In this regard, the servicer will sell the mortgaged property pursuant to foreclosure, trustee’s sale or, in the event a deficiency judgment is available against the borrower or other person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any liquidation proceedings are less than the unpaid principal balance or asset value of the defaulted mortgage asset, there will be a reduction in the value of the assets of your trust such that you may not receive distributions of principal and interest on your securities in full.
Evidence as to Compliance
     In accordance with the terms of the pooling and servicing agreement or the indenture, as applicable, certain transaction parties will be required to provide to the depositor, the master servicer and the trustee or its designee an assessment of compliance with certain of the servicing criteria identified in Item 1122(d) of Regulation AB (the “Servicing Criteria”) applicable to such transaction party. In addition, any permitted subservicer or subcontractor of any of the transaction parties that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the depositor, the master servicer and the trust administrator an assessment of compliance with the Servicing Criteria related to such party’s activities.

     Each party that is required to deliver an assessment of compliance will also be required to deliver an attestation report from a firm of independent accountants on the related assessment of compliance. The Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate if the Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.
     The pooling and servicing agreement or the indenture, as applicable, will further provide that certain transaction parties will be required to provide to the depositor, the master servicer and the trustee or its designee, a separate annual statement of compliance from each such transaction party to the effect that, to the best knowledge of the signing officer, such transaction party has fulfilled in all material respects its obligations under the pooling and servicing agreement or the indenture, as applicable, throughout the preceding year or, if there has been a failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.
     Copies of each of the reports referenced in this section will be filed as exhibits to the issuing entity’s report on Form 10-K.
STATIC POOL INFORMATION
     Static pool information with respect to the Sponsor’s prior securitized pools, to the extent material, may be available online at an internet website address specified in the applicable prospectus supplement. Alternatively, to the extent static information on prior securitized pools is not available and to the extent material, static pool information with respect to the portfolio of mortgage loans or other assets originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to an issuing entity will include information, to the extent material, presented in periodic increments, relating to:
•	payment delinquencies of the mortgage loans or other assets;

•	cumulative losses with respect to the mortgage loans or other assets; and

•	prepayments of the mortgage loans or other assets.
     In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans or other assets, as applicable, may be provided in the prospectus supplement, to the extent material. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or other assets or originated or purchased mortgage loans or other assets; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans or other assets; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans or other assets by interest rate; and information regarding the geographic distribution of the mortgage loans or other assets.
     Static pool information is not deemed part of this prospectus or of the Registration Statement of which this prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the Depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans or other assets originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans or other assets in any issuing entity established on or after January 1, 2006, information regarding those mortgage loans or other assets for periods before January 1, 2006.
     Static pool information made available via an internet website in connection with an offering of Securities of any series will remain available on that website for at least five years following commencement of the offering.
     In the event that static pool information cannot be acquired by the Sponsor without unreasonable effort or expense, a statement to that effect will be made in the related prospectus supplement.
CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT
AND THE INDENTURE
The Agreements
     The following discussion describes the material provisions of the pooling and servicing agreement (with respect to a series of securities) and the indenture (with respect to a series of notes). When particular provisions or terms used in the agreement are referred to, the actual provisions are incorporated by reference as part of these discussions.
Master Servicer or Securities Administrator
     The pooling and servicing agreement may designate a person to act as master servicer and, if applicable, securities administrator with respect to each series.
     The master servicer is responsible to perform or cause to be performed the servicing obligations of the former servicer until a successor servicer is appointed.
     The master servicer will be required to supervise and administer the performance of one or more servicers. In addition, the master servicer may be obligated to make advances of delinquent payments of principal and interest on the mortgage assets or servicing advances to the extent that the related servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the master servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance. The master servicer’s obligations to act as a servicer following the termination of a servicing agreement will not, however, require the master servicer to purchase mortgage assets from the trust due to a breach by the servicer of a representation or warranty under its servicing agreement, purchase from the trust any converted mortgage asset or advance payments of principal and interest on a delinquent mortgage asset or servicing advances in respect of the mortgage assets in excess of the master servicer’s independent advance obligation under the pooling and servicing agreement.
     The securities administrator, to the extent that the trustee does not perform such duties, will be responsible for such bond administration, calculation agent and paying agent duties as may be described in the pooling and servicing agreement or indenture, as applicable.
     The master servicer or securities administrator for a series may resign from its obligations and duties under the pooling and servicing agreement with respect to such series, but no such resignation will become effective until the trustee or a successor master servicer or securities administrator has assumed the master servicer’s or securities administrator’s obligations and duties. If specified in the prospectus supplement for a series, Fremont Mortgage may appoint a stand-by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.
Trust Administration
     The trustee, master servicer, or its designee will be responsible under the applicable agreement for providing general administrative services to a trust including, among other things:
•	oversight of payment received on mortgage assets,

•	monitoring the amounts on deposit in various trust accounts,

•	calculation of the amounts payable to securityholders on each distribution date,

•	preparation of periodic reports to the trustee(s) or the securityholders with respect to the foregoing matters,

•	preparation of federal and state tax and information returns, and

•	preparation of reports, if any, required under the Securities Exchange Act.
Retained Interest; Servicing Compensation and Payment of Expenses
     The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust property, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related pooling and servicing agreement. A “retained interest” in a trust property represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust.
     Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each trust property. Since any retained interest and a servicer’s primary compensation are percentages of the principal balance of each trust property, such amounts will decrease in accordance with the amortization of the trust property. The prospectus supplement with respect to a series of securities evidencing interests in a trust that includes mortgage assets may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayments collected from borrowers and any interest or other income which may be earned on funds held in any account held by any servicer pursuant to the pooling and servicing agreement.
     The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the trust property, including, without limitation, payment of the fees and disbursements of the independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the trust.
     If and to the extent provided in the related prospectus supplement, the servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any mortgage assets in the related trust during such period prior to their respective due dates therein.
The Trustee
     The trustee under each pooling and servicing agreement or indenture will be named in the related prospectus supplement. The trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. It must also have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of Fremont Mortgage or the servicer, either Fremont Mortgage or the servicer may maintain normal banking relations with the trustee if the trustee is a depository institution.
     The trustee may resign at any time by giving written notice to Fremont Mortgage, the servicer and the related rating agencies for your series of securities within sixty (60) days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the pooling and servicing agreement. If at any time the trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the securities, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Holders of the securities of any series entitled to at least 51% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time remove the trustee without cause and appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.
     The owner trustee under an owner trust agreement will be named in the related prospectus supplement.
     The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture, pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by such agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.
Amendment
     The pooling and servicing agreement and/or indenture may be amended by the parties thereto with the consent of the holders of outstanding securities holding at least 51% (or such other percentage as defined in the prospectus supplement) of the voting rights of a series. Voting rights with respect to any series may be allocated to specific classes of securities without regard to such classes’ outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding. No amendment however may
•	reduce in any manner or delay the timing of payments on the mortgage assets or distributions to the securityholders, or

•	reduce the percentage of securityholders required to authorize an amendment to the pooling and servicing agreement or indenture

•	unless each holder of a security affected by such amendment consents; provided, however, with respect to any series as to which one or more REMIC elections have been made, the trustee will not consent to any amendment unless it and the other parties specified in the pooling and servicing agreement receive an opinion of counsel to the effect that such amendment will not adversely affect in any material respect the interest of any holder of a certificate and will not cause the imposition of any tax on any such REMIC or the holders of the certificates or cause any REMIC to fail to qualify as a REMIC at any time that the related certificates are outstanding. The agreements may also be amended by the parties thereto without the consent of securityholders, for the purpose of, among other things,

•	curing any ambiguity or mistake,

•	correcting any defective provision or supplementing any inconsistent provisions,

•	modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the trust as a REMIC under the Code, if applicable, or

•	adding any other provisions with respect to matters or questions arising under the agreements or matters arising with respect to the trust that are not covered by the related agreement and which shall not be inconsistent with the current provisions of the agreement, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.
     Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that rated the applicable securities to the effect that such amendment or supplement will not cause that rating agency to reduce the then current rating assigned to such securities.
Servicer Events of Default
     Unless otherwise provided in the related prospectus supplement, servicer events of default under the pooling and servicing agreement or indenture in respect of a series will include, among other things,
•	any default in the performance or breach of any covenant or warranty of the master servicer under the pooling and servicing agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the master servicer or securities administrator by the trustee or by the holders of securities entitled to at least 25% of the aggregate voting rights,

•	any failure by the master servicer to make any payment required to be made to the trustee under the pooling and servicing agreement including any advances with respect to delinquent mortgage loans in a trust or servicing advances in respect of any mortgage loan, and

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer, if any, and certain actions by or on behalf of the servicer or securities administrator indicating its insolvency or inability to pay its obligations.
     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee shall, not later than the later of sixty (60) days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to the depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

Rights Upon Event of Default
     So long as an event of default with respect to the pooling and servicing agreement or indenture, as applicable, remains unremedied, the depositor or the trustee may, and at the direction of the holders of a series entitled to a certain percentage of the voting rights, as specified in the pooling and servicing agreement, terminate all of the rights and obligations of the master servicer under the applicable agreement. Upon termination, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under such agreement (except that if the trustee is to so succeed the master servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint or, if the holders of securities representing a certain percentage of the voting rights, as specified in the pooling and servicing agreement, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade of the then-current rating of the securities of the related series. The trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the applicable agreement.
     Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.
     No noteholder or holder of an equity certificate in an owner trust generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to such agreement unless
•	such holder previously has given to the trustee written notice of default and the continuance thereof,

•	the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity,

•	the trustee has neglected or refused to institute any such proceeding for sixty (60) days after receipt of such request and indemnity and

•	no direction inconsistent with such written request has been given to the trustee during such sixty (60) day period by the holders of a majority of the outstanding principal balance of such class.

REPORTS TO SECURITYHOLDERS
     The Trustee will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the issuing entity. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a Servicer with respect to compliance with the provisions of an Agreement, as applicable, will be furnished to securityholders upon written request addressed to [___].
     The monthly statement generally will set forth, among other things, the following information, if applicable:
•	the amount of the related payment allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related assets included in that trust fund, and the portion, if any, advanced by the Servicer or the Master Servicer;

•	the amount of the related payment allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the Servicer or the Master Servicer;

•	in the case of a series of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to the payment;

•	the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed on that payment date;

•	the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the payment date after giving effect to payments of principal distributed to securityholders on the payment date;

•	the book value of any collateral acquired by the asset pool through foreclosure, repossession or otherwise;

•	the number and aggregate principal amount of assets 30 to 59 days, 60 to 89 days and 90 days or more delinquent; and

•	the remaining balance, if any, in the Pre-Funding Account.
Termination
     The pooling and servicing agreement or the indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

•	the purchase of all the mortgage assets in the trust and the related mortgaged properties acquired in respect thereof, if the related prospectus supplement so provides, or

•	the later of the final payment or other liquidation of the last mortgage asset remaining in the trust or the disposition of all mortgaged properties acquired in respect thereof.
     In no event, however, will the trust created by any agreement continue beyond the date specified in the related prospectus supplement. In the case of any series as to which one or more REMIC elections have been made, any termination of the related issuing entity must be carried out in such a manner that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under Section 860F of the Code and the related regulations, and, in some cases as specified in the pooling and servicing agreement, an opinion of counsel must be delivered that any such termination will not adversely affect the REMIC status of any related REMIC or result in the imposition of any tax on such REMIC when any certificates are outstanding. Written notice of termination of the pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at the corporate trust office of the trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.
Certain Terms of the Indenture
     With respect to any series of mortgage-backed notes, the indenture trustee, depositor and master servicer will enter into an Indenture governing the right, title and obligations of securityholders and payment priorities with respect to the mortgage-backed notes. The following summary supplements the general discussion above regarding certain provisions of the Indenture.
     Events of Default. Unless otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:
•	a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any note of such series;

•	failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust; or

•	any other event of default provided with respect to notes of that series.
     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are accrual securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of such series.
     If, following an event of default with respect to any series of notes, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of such series for thirty (30) days or more, unless:
•	the holders of 100% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series consent to such sale,

•	the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of such series at the date of such sale or

•	the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% (or such other percentage specified in the related prospectus supplement) of the then aggregate outstanding amount of the notes of such series.

     In the event that the trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of such an event of default.
     Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.
     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.
Discharge of the Indenture
     The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.
     In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the maturity date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.
CERTAIN LEGAL ASPECTS OF MORTGAGE ASSETS
General
     The following discussion contains the material legal aspects of mortgage loans that are general in nature. Because these legal aspects are governed by applicable state law, which laws may differ substantially, these summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the mortgaged properties securing the mortgage loans are situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.
Mortgage Loans
     The mortgage loans will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.
Interest In Real Property
     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the depositor or the seller will make certain representations and warranties in the pooling and servicing agreement or the indenture with respect to any mortgage loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.
Foreclosure
General
     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.
     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.
     If one or more REMIC elections are made with respect to your issuing entity, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the issuing entity acquired the property. The pooling and servicing agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above only if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion of counsel to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.
Judicial Foreclosure
     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Non-Judicial Foreclosure/Power of Sale
     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.
Public Sale
     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. See “The Trusts—Mortgage Insurance on the Mortgage Assets” and “The Trusts—Hazard Insurance Policies” in this prospectus.
     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.
Junior Mortgages
     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of your trust. Your rights as the holder of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.
     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends these sums, these sums generally will have priority over all sums due under the junior mortgage.
Rights of Reinstatement and Redemption
     In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.
     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior encumbrancers are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure, or to sale pursuant to a non-judicial power of sale. Where the right of redemption is available, in some states statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property, while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.
Security Interests in the Manufactured Homes
     The manufactured homes securing the contracts may be located in any or all of the 50 states, Puerto Rico and the District of Columbia. The manner in which liens on manufactured homes are perfected is governed by applicable state law. In many states (“Title States”), a lien on a manufactured home may be perfected under applicable motor vehicle titling statutes by notation of the secured party’s lien on the related certificate of title or by delivery of required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states (“UCC States”), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC-1 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both Title States and UCC States. Fremont Mortgage will cause the security interests created by the contracts in the related manufactured homes to be assigned to your trustee. However, because of the expense and administrative inconvenience involved, neither Fremont Investment & Loan nor any other seller is expected to amend any certificate of title to change the lienholder from Fremont Investment & Loan or such other seller to the trustee, deliver any documents or pay fees to re-register any manufactured home, or file any UCC transfer instruments, and neither Fremont Investment & Loan, such other seller nor Fremont Mortgage will deliver any certificate of title to the trustee or note thereon the trustee’s interest. In some states, simple assignment of the security interest created by a contract in the related manufactured home constitutes an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home, or filing of any statement under the applicable UCC, and the assignee succeeds to Fremont Investment & Loan’s or such other seller’s rights as the secured party as to the manufactured home. In other states, however, the law is unclear whether a security interest in a manufactured home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under applicable state law. In this event, the assignment of the security interest created by a contract in the related manufactured home may not be effective against creditors of Fremont Mortgage, Fremont Investment & Loan or any other seller or a trustee in bankruptcy or receivership of Fremont Mortgage, Fremont Investment & Loan or such other seller.
     In recent years, manufactured homes have become increasingly large and often are attached to their sites, without appearing to be readily mobile. Perhaps in response to these trends, courts in many states have held that manufactured homes, under certain circumstances, are subject to real estate title and recording laws. As a result, a security interest created by an installment sales contract in a manufactured home located in such a state could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the applicable UCC or a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located.

These filings must be made in the real estate records office of the jurisdiction in which the home is located. Neither Fremont Investment & Loan nor any other seller will be required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of Land Secured Contracts. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee’s interest may be subordinated to the interests of others that may claim an interest in the manufactured home under applicable real estate laws. The trustee’s security interest in a manufactured home would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home, in either case without notice to the trustee’s adverse interest in the home.
     In the absence of fraud, forgery or affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of Fremont Investment & Loan on the related certificate of title or delivery of the required documents and fees necessary to register the home in the name of Fremont Investment & Loan or the public filing of appropriate transfer instruments reflecting the lien of Fremont Investment & Loan, in each case as required under applicable state law, will be sufficient to protect the security holders against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home from anyone other than the entity whose lien is perfected under state law, because they will be on notice of the existing interest in the home.
     Some of the contracts (“Land Secured Contracts”) will be secured by real estate as well as a manufactured home. Fremont Investment & Loan will cause the liens created by the Land Secured Contracts on the related real estate to be assigned to the trustee. The contract file for each Land Secured Contract will be required to include an original or a certified copy of the recorded mortgage relating to the contract, together with originals or certified copies of a chain of recorded assignments of the mortgage sufficient to reflect Fremont Investment & Loan as the record holder of the mortgage and the lien it evidences on the related real estate. Assignments in recordable form for the mortgages naming the trustee as assignee will not be prepared by the servicer or any seller. However, Fremont Investment & Loan will deliver to the trustee a power of attorney entitling the trustee to prepare, execute and record the assignments of mortgages, in the event that recordation thereof becomes necessary to enable the servicer to foreclose on the related real property.
     Under the UCC of most states, in the event that an owner-occupied manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in the home would continue automatically for four months after relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after this four-month period. Generally, a security interest in a manufactured home may be re-perfected after the expiration of this four-month period, but, for the period between the end of such four-month period and the date of such re-perfection, the security interest would be unperfected.
     If a manufactured home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in the state within the four-month period after the move in order for Fremont Investment & Loan’s security interest in the manufactured home to remain perfected continuously. If a manufactured home is moved to a Title State, re-perfection of a security interest in the home generally would be accomplished by registering the manufactured home with the Title State’s motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the servicer takes steps to re-perfect its security interests in the related manufactured homes upon its receipt of notice of registration of the home in a new state — which it should receive by virtue of the notation of its lien on the original certificate of title, if the home is moved from a Title State to a Title State — or of information from a related borrower as to relocation of the home. In some Title States, the certificate of title to a manufactured home, which is required to be in the servicer’s possession, must be surrendered before the home could be re-registered; in the states an obligor could not re-register a manufactured home to a transferee without the servicer’s assistance. In other Title States, when an obligor under a contract sells the related manufactured home, if it is located in a Title State both before and after the sale, Fremont Investment & Loan should at least receive notice of any attempted re-registration thereof because its lien is noted on the related certificate of title and accordingly should have the opportunity to require satisfaction of the related contract before releasing its lien on the home. If the motor vehicle authority of a Title State to which a manufactured home is relocated or in which a manufactured home is located when it is transferred registers the manufactured home in the name of the owner thereof or the owner’s transferee without noting Fremont Investment & Loan’s lien on the related certificate of title, whether because the state did not require the owner to surrender the certificate of title issued prior to the transfer or issued by the Title State from which the home was moved or failed to notify Fremont Investment & Loan of re-registration and failed to note Fremont Investment & Loan’s lien on the new certificate of title issued upon re-registration or the manufactured home was moved from a state that is not a Title State, re-registration could defeat the perfection of Fremont Investment & Loan’s lien in the manufactured home. In addition, re-registration of a manufactured home, whether due to a transfer or relocation, in a state, such as a UCC State, which does not require a certificate of title for registration of a manufactured home, could defeat perfection of Fremont Investment & Loan’s lien.
     If Fremont Investment & Loan is not the servicer, Fremont Investment & Loan will be required to report to the servicer any notice it receives of any re-registration of a manufactured home. The servicer will take all necessary steps, at its own expense, to maintain perfection of the trustee’s security interests in each manufactured home if it receives notice of relocation, sale or re-registration of the manufactured home. If Fremont Investment & Loan is the servicer, it will not be required to cause notations to be made on any certificate of title or to execute any instrument relating to any manufactured home, other than a notation or a transfer instrument necessary to show Fremont Investment & Loan as the lienholder or legal titleholder. However, the servicer has no independent obligation to monitor the status of Fremont Investment & Loan’s lien on any manufactured home.
     Under the laws of most states, liens for repairs performed on a manufactured home and for property taxes on a manufactured home take priority even over a prior perfected security interest. These liens could arise at any time during the term of a contract. No notice will be given to the trustee or security holders in the event this lien arises.

Enforcement of Security Interests in Manufactured Homes
     The servicer, on behalf of the trustee, to the extent required by the related pooling and servicing agreement or servicing agreement, may take action to enforce the trustee’s security interest with respect to contracts in default by repossession and resale of the manufactured homes securing defaulted contracts. So long as the manufactured home has not become subject to the real estate laws of a state, a creditor is entitled, in most states, to repossess a manufactured home through the voluntary surrender thereof, by self-help repossession that is peaceful or, if the creditor is unable to repossess through either of the foregoing means, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies depending on the state, prior to commencement of any repossession action. The UCC and consumer protection laws in most states place restrictions on repossession sales; among other things, laws require prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice prior to any resale of a repossessed home so that the debtor may redeem the home at or before resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to receive the net proceeds of resale up to the amount of the unpaid principal balance of the related contract plus all accrued and unpaid interest thereon at the related asset rate.
Foreclosure Under Real Property Laws
     If a manufactured home has become attached to real estate to a degree such that the home would be treated as real property under the laws of the state in which it is located, it may not be legally permissible for the servicer to repossess the home under the provisions of the UCC or other applicable personal property laws. If so, the servicer could obtain possession of the home only pursuant to real estate mortgage foreclosure laws. In addition, in order to realize upon the real property securing any Land Secured Contract, the servicer must proceed under applicable state real estate mortgage foreclosure laws. The requirements that the servicer must meet in order to foreclose on the real property securing a Land Secured Contract, and the restrictions on foreclosure, are identical to the requirements and restrictions that would apply to foreclosure of any mortgage loan. See “Certain Legal Aspects of Mortgage Loans — Foreclosure” in this prospectus. If real estate laws apply to a manufactured home, to the extent Fremont Investment & Loan has not perfected its security interest in a manufactured home under applicable real estate laws, Fremont Investment & Loan’s security interest in the manufactured home would be subordinate to a lien on such home recorded pursuant to applicable real estate laws.
Cooperative Loans
     The mortgage loans may contain cooperative loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date, and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.
     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Realizing Upon Cooperative Loan Security
     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s charter documents, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.
     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.
     Recognition agreements also provide that in the event of a foreclosure on a cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.
     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.
     Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.
Consumer Protection Laws with respect to Mortgage Assets
     Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local enacted predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce a contract. In particular, the originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the originators or assignees.
     Under federal and state-enacted predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable. An affected mortgage loan would have a significantly increased risk of default or prepayment.
     Mortgage loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to you.
     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.
Anti-Deficiency Legislation and Other Limitations on Lenders
     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.
     Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.
     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.
     In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.
     In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor’s principal residence. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.
     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.
     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.
Servicemembers Civil Relief Act and Similar State-Enacted Legislation
     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,
•	are entitled to have interest rates reduced and capped at 6% per annum on obligations — including mortgage loans — incurred prior to the commencement of military service for the duration of military service,

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service and

•	may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.
     Various states have enacted similar legislation which mandates interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in your trust is relieved pursuant to the Servicemembers Civil Relief Act and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on mortgage loans included in your trust resulting from application of the Servicemembers Civil Relief Act and similar state laws generally will be allocated to each class of securities (other than notes) that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these mortgage loans had this interest shortfall not occurred.
Environmental Considerations
     The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, (“CERCLA”) imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.
     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.
     Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.
     Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a “superlien.”
     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. No representations or warranties are made by the seller or Fremont Mortgage as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property. Each of the servicers will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you.
     Generally, the servicers are not permitted to foreclose on any mortgaged property without the approval of the trustee or its designee. The trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The trustee, or its designee, is required to inquire of any servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property are, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged properties are determined to be contaminated or affected.
“Due-on Sale” Clauses
     The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Act”), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Act are enforceable within limitations identified in the Act and its regulations.

     By virtue of the Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a “due-on-sale” clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including
•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

•	a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

•	a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property,

•	the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed,

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

•	other transfers set forth in the Act and its regulations.
     As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.
Enforceability of Prepayment and Late Payment Fees
     The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Generally, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.
Equitable Limitations on Remedies
     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.
     The mortgage loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.
Secondary Financing; Due-on-Encumbrance Provisions
     Some of the mortgage loans may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the mortgage loans may preclude secondary financing — by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property or in some other fashion — or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.
     Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.
Alternative Mortgage Instruments
     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.
Forfeitures in Drug and RICO Proceedings
     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.
     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.
THE DEPOSITOR
     Fremont Mortgage Securities Corporation was incorporated in Delaware in November, 1999, as a wholly owned, limited-purpose financing subsidiary of Fremont Investment & Loan, a California state chartered industrial bank. Fremont Mortgage’s principal office is located at 2727 East Imperial Highway, Brea, California 92821, telephone (714) 283-6500. Fremont Mortgage was formed solely for the purpose of facilitating the financing and sale of mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions. Fremont Mortgage’s certificate of incorporation limits Fremont Mortgage’s business to the foregoing and place certain other restrictions on Fremont Mortgage’s activities. Fremont Mortgage has authorized capital stock consisting of 1,000 shares of Common Stock. All 1,000 of these authorized shares are held by Fremont Investment & Loan.
     Fremont Mortgage does not have, nor is it expected in the future to have, any significant assets.
USE OF PROCEEDS
     Substantially all of the net proceeds from the sale of each series of securities will be applied by Fremont Mortgage to purchase the trust assets assigned to the trust underlying each series or to fund loans to finance companies secured by the pledge of trust assets to the trust for each series, or the payment of the financing incurred in such acquisitions, and to pay for certain expenses incurred in connection with such acquisition of trust property and sale of securities. The depositor expects to sell the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust property acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.
FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion is based on the advice of Hunton & Williams LLP as to the anticipated material federal income tax considerations in respect of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading “Federal Income Tax Considerations,” if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence and any opinions specifically set forth in this discussion or the related prospectus supplement are the only opinions being rendered with respect to tax matters affecting the Securities offered hereunder by Hunton & Williams LLP. The opinion stated above and the opinions specifically identified as such in the following discussion and in the related prospectus supplement are the only opinions that Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the Securities offered under this prospectus and the related prospectus supplement. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.
     This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts (“REITs”), investment companies, and certain other organizations that face special rules. This discussion focuses primarily on investors who will hold the securities as capital assets — generally, property held for investment — within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the Treasury Department (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular securities and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the securities. Consequently, you should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.
General
     Many aspects of the federal income tax treatment of the securities will depend upon whether an election is made to treat your issuing entity, or one or more segregated pools of assets of such issuing entity, as one or more REMICs. The accompanying prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your issuing entity. For each series in which one or more REMIC elections are to be made, Hunton & Williams, counsel to Fremont Mortgage, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with the pooling and servicing agreement and certain other documents specified in the opinion, the issuing entity — or one or more segregated pools of assets of such issuing entity — will qualify as one or more REMICs (each, a “Series REMIC”). For each series with respect to which a REMIC election is not to be made, Hunton & Williams, LLP, will deliver a separate opinion generally to the effect that the trust will be treated as (i) a grantor trust under subpart E, Part I of subchapter J of the

Code that will issue securities (the “Grantor Trust Securities”), (ii) a trust treated as a partnership for federal income tax purposes that will issue securities (the “Partnership Securities”), or (iii) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (the “Debt Securities”). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.
REMIC Certificates
     Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The accompanying prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code; and interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B), all in the same proportion that the related REMIC’s assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC regular certificates generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.
Tax Treatment of REMIC Regular Certificates
     Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the “Tax Administrator”).
     Under temporary Treasury regulations, holders of REMIC regular certificates issued by “single-class REMICs” who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC’s “allocable investment expenses” — i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums — and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses — including Section 212 expenses — only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC — either directly or through a pass-through entity — will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the “Applicable Amount”) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).
Original Issue Discount
     Certain classes of REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC regular certificate — generally, its principal amount — over its “issue price.” Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.
     The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the “Pricing Prepayment Assumptions”). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues final guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates. The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Prospective purchasers should be aware that neither Fremont Mortgage, the trustee nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.
     The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate’s “stated redemption price at maturity” over its “issue price.” Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than “qualified stated interest” (the “Deemed Principal Payments”). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property — other than debt instruments of the issuer — at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See “Federal Income Tax Considerations—REMIC Certificates—Variable Rate Certificates” in this prospectus. Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.
     Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

     The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions — determined based on all the facts and circumstances — generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash — or property traded on an established market — to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.
     Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments. For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions. A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).
     REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above. If the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (i) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (ii) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

     The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the “daily portions” of the original issue discount on such certificate. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate’s ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed Principal Payments received on the certificate during such period over (ii) the certificate’s “adjusted issue price” at the beginning of such period. The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity — adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.
     The yield to maturity of a REMIC regular certificate is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of “mandatory redemptions,” that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity. The Tax Administrator’s determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.
     In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, Fremont Mortgage will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If Fremont Mortgage is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, Fremont Mortgage will not be presumed to exercise its option to redeem the certificates because a redemption by Fremont Mortgage would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, Fremont Mortgage may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether Fremont Mortgage will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that Fremont Mortgage will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.
     A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium” in this prospectus. If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.
     The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Federal Income Tax Considerations—REMIC Certificates—Market Discount” in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method.

See “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium” in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.
     If the interval between the issue date of a current interest certificate and the first Distribution Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.
     Similarly, if the First Distribution Period is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Distribution Date based on a full accrual period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the “Pre-Issuance Accrued Interest Rule,” if, (i) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (ii) the certificate provides for a payment of stated interest on the First Distribution Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Distribution Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.
     It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.
     In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.
Variable Rate Certificates
     A REMIC regular certificate may pay interest at a variable rate (a “Variable Rate Certificate”). A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (b) 15% of such noncontingent principal amount (an “Excess Premium”); (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more “qualified floating rates,” (b) a single fixed rate and one or more qualified floating rates, (c) a single “objective rate,” or (d) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate — i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (iv) the certificate does not provide for contingent principal payments.
     Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.
     A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.
     An objective rate is a rate — other than a qualified floating rate — that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer — or a related party — or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer’s or related party’s stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).
     If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.
     All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.
     Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.
     The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate — other than an initial fixed rate that is intended to approximate the subsequent variable rate — is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate — or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.
     REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage assets or regular interests in a second REMIC held subject to the related pooling and servicing agreement (“Weighted Average Certificates”). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.
     REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage assets — or other interest bearing assets — held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.
Interest Weighted Certificates and Non-VRDI Certificates
     The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.
     The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.
Anti-Abuse Rule
     Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.
Market Discount
     A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount — or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price — will acquire such certificate with “market discount.” The purchaser generally will be required to recognize the market discount — in addition to any original issue discount remaining with respect to the certificate — as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the certificate — or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate — multiplied by (ii) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has “accrued,” but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”). In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus.
     Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.
     A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.
     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by Fremont Mortgage that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.
Amortizable Premium
     A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.
     Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the issuing entity generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.
     Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable — e.g., based on a constant yield to maturity.
Consequences of Realized Losses
     Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless — i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.
     Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.
     The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.
Gain or Loss on Disposition
     If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.
     If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.
     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.
     Regular securityholders that recognize a loss on a sale or exchange of a regular security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.
Tax Treatment of Residual Certificates
     Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the issuing entity or one or more segregated pools of assets underlying the issuing entity of a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See “Federal Income Tax Considerations—REMIC Certificates REMIC Qualification” in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes — i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests — i.e., REMIC regular certificates. As described in “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates,” a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and original issue discount deductions for the REMIC. Each REMIC must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC’s expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income — i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles — which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.
     A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.
     Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.
     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the

REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage assets. However, the REMIC may not take into account any items allocable to a “prohibited transaction.” See “Federal Income Tax Considerations—REMIC Certificates—REMIC-Level Taxes” in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in this prospectus.
     The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter — or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.
     Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.
     The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in “Federal Income Tax Considerations—REMIC Certificates—Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the

premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on assets of an issuing entity is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.
     The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.
     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC basis in its assets. Regulations have been proposed addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income: (i) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.
     A portion of the REMIC’s taxable income may be subject to special treatment. That portion (“excess inclusion income”) generally is any taxable income beyond that which the

Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120 % of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders—Limitations on Offset or Exemption of REMIC Income” and “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.
     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a “real state investment trust” (a “REIT”), the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT’s taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT’s taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.
     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions (determined using the “applicable federal rate” as of the date of transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue) with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, — i.e., the transferor has “improper knowledge.” A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.
     Treasury regulations provide for a safe harbor for transfers of Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.
     Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions of interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer and the transferor is assumed to pay tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate.
     Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (i), (ii) and (iii) above, (a) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will not comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.
     A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.
     Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization — other than a farmers’ cooperative described in Section 521 of the Code — that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.
     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the trustee, (ii) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.
     Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term “agent” includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.
     Third, the Code imposes an annual tax on any pass-through entity — i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381 — that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.
     If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.
     The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee. The trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.
     The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable pooling and servicing agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.
Special Considerations for Certain Types of Investors
     Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.
     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.
     Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.
     Employee Benefit Plans. See “Federal Income Tax Considerations—Residual Certificates—Special Considerations for Certain Types of Investors—Tax-exempt Entities” and “ERISA Considerations” in this prospectus.
     REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See “Federal Income Tax Considerations—Residual Certificates—Special Considerations for Certain Types of Investors—Foreign Residual Certificateholders” and “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.
     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent. If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying

REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.
     Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section. Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.
     Partnerships. Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an “electing large partnership,” see “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of Residual Certificates—Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.
     Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates — Residual Certificates” in this prospectus.
     Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage assets that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.
     Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See “Federal Income Tax Considerations—REMIC Certificates—Disposition of Residual Certificates” in this prospectus.

Disposition of Residual Certificates
     A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized — or the fair market value of any property — received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See “Federal Income Tax Considerations—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.
     A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.
Liquidation of the REMIC
     A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered qualified if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Under the REMIC Regulations, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.
Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium
     Original Issue Discount. Generally, the REMIC’s deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.
     Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of

REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC’s initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.
     Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under “Federal Income Tax Considerations—REMIC Certificates—Amortizable Premium,” a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.
REMIC-Level Taxes
     Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a) the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.
     In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.
     To the extent that a REMIC derives certain types of income from foreclosure property — generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.
     The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.
REMIC Qualification
     The issuing entity underlying a series, or one or more designated pools of assets held by the issuing entity, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

Asset Composition
     In order for an issuing entity, or one or more designated pools of assets held by an issuing entity, to be eligible for REMIC status, substantially all of the assets of an entity or pool must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that is (i) transferred to the REMIC on the closing date, (ii) purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter or (iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the closing date of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the closing date. Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (i) be used as a single family residence, (ii) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (iii) be customarily used at a fixed location. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The assets of each Series REMIC will meet the criteria of qualified mortgages for federal income tax purposes.
     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are (i) part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market value of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the closing date. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.” Foreclosure property generally is property acquired by the

REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.
Investors’ Interests
     In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified 10-day period and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.
     If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC regular certificates, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.
     A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii) it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in “Federal Income Tax Considerations—REMIC Certificates—Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates — e.g., a rate based on the average cost of funds of one or more financial institutions, or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.
     The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Federal Income Tax Considerations—REMIC Certificates—Taxation of Residual Certificateholders—Ownership of Residual Interests by Disqualified Organizations” in this prospectus. Series REMICs will be structured to provide for such arrangements.
Consequences of Disqualification
     If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Federal Income Tax Considerations—REMIC Certificates—Taxable Mortgage Pools” in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC — i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC — would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.
Taxable Mortgage Pools
     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC, a FASIT, or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the borrower under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. Fremont Mortgage generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules.
Taxation of Certain Foreign Holders of REMIC Certificates
     REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest” and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”) (iii) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holders, certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” in this prospectus.
     Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage assets underlying the mortgage certificates were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under “Federal Income Tax Considerations—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—REMIC Regular Certificates” in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax — i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.
     Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.
Backup Withholding
     Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.
Reporting and Tax Administration
     REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) original issue discount, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.
     Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year. As required by the Code, a Series REMIC’s taxable year will be the calendar year.
     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.
     A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. Fremont Mortgage, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.
     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.
Grantor Trusts
Treatment of the Issuing Entity for Federal Income Tax Purposes
     With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the assets of the issuing entity assigned to your issuing entity for federal income tax purposes.
Tax Treatment of the Grantor Trust Security
     The types of Grantor Trust Securities offered in a series may include:
•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, (“IO Securities”),

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the assets of the issuing entity (“PO Securities”),

•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the assets of the issuing entity (“Ratio Securities”), and

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the assets of the issuing entity (“Pass-Through Securities”).

     The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.
     Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the assets of the issuing entity, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the assets of the issuing entity is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the assets of the issuing entity, the Strip Securities, like the Pass-Through Securities, should be considered to represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the assets of the issuing entity would qualify for such treatment.
     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA or similar law should consult their own tax advisors before purchasing any Grantor Trust Security. See “ERISA Considerations” in this prospectus and in the accompanying prospectus supplement.
Treatment of Pass-Through Securities
     The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the assets of the issuing entity. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the assets of the issuing entity, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the assets of the issuing entity, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of
•	the excess of adjusted gross income over the Applicable Amount, or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31, 2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.
     Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.
     The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the assets of the issuing entity. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Market Discount” and “—Amortizable Premium” in this prospectus.
     For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes
•	a single constant yield to maturity, and

•	the Pricing Prepayment Assumptions.
     As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.
     It is anticipated that most or all of the assets of the issuing entity securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such assets. Moreover, if assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for such assets over their adjusted issue prices. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus.
Treatment of Strip Securities
     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.
     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the assets of the issuing entity. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets of the issuing entity. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.
     Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity — or, in the case of a stripped coupon, the amount payable on the due date of such coupon — over its issue price. Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,
•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an aggregation approach similar to the Aggregation Rule may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.
     In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See “Federal Income Tax Considerations—Grantor Trusts—Determination of Income With Respect to Strip Securities” in this prospectus.
     The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:
•	in the case of an IO Security, each interest payment due on the assets of the issuing entity to be treated as a separate debt instrument,

•	in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount — i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the assets of the issuing entity — to be treated as a separate debt instrument, and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.
     In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the of the issuing entity assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on assets of the issuing entity, the proper allocation of the security’s purchase price to each separate payment on the assets of the issuing entity would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.
Determination of Income with Respect to Strip Securities
     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Interest Weighted Certificates and Non-VRDI Securities,” “—Anti-Abuse Rule,” “—Market Discount” and “—Amortizable Premium” in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See “Federal Income Tax Considerations—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.
     If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount” in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the assets of the issuing entity from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Federal Income Tax Considerations—REMIC Certificates—Market Discount” in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Federal Income Tax Considerations — REMIC Securities — Amortizable Premium” in this prospectus.
Purchase of Complementary Classes of Strip Securities
     Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same assets of the issuing entity. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations
     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the issuing entity taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that
•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.
     Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.
Limitations on Deductions With Respect to Strip Securities
     The holder of a Strip Security will be treated as owning an interest in each of the assets of the issuing entity and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See “Federal Income Tax Considerations—Grantor Trusts—Treatment of Pass-Through Securities” in this prospectus.
Sale of a Grantor Trust Security
     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See “Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition” in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See “Federal Income Tax Considerations—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.
Taxation of Certain Foreign Holders of Grantor Trust Securities
     Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that
•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.
     If the foregoing conditions are not met, interest — including original issue discount — paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.
     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate — or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the issuing entity. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See “Federal Income Tax Considerations—Grantor Trusts—Possible Alternative Characterizations” in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.
Backup Withholding
     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See “Federal Income Tax Considerations—REMIC Certificates—Backup Withholding” in this prospectus.
Reporting and Tax Administration
     For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See “Federal Income Tax Considerations—REMIC Certificates—Reporting and Tax Administration” in this prospectus.
Debt Securities and Partnership Trusts
Classification of Debt Securities and Partnership Trusts
     With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams will deliver its opinion that the Partnership Trust (the “Partnership Trust”) will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on the assumption that the terms of the related documents will be complied with, and on counsel’s conclusion that either the issuing entity is not a publicly traded partnership or the nature of the income of the issuing entity will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations.
Characterization of Investments in Partnership Securities and Debt Securities
     For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans...secured by an interest in real property which is...residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (iii) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.

Taxation of Debt Securityholders
Treatment of the Debt Securities as Indebtedness
     The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.
     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.
     Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (i) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities. See “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” and “—Gain or Loss on Disposition.”
Taxation of Owners of Partnership Securities
Treatment of the Partnership Trust as a Partnership
     If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.
     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation
     As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.
     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.
     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.
     A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Federal Income Tax Considerations—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.
     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.
Discount and Premium
     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Federal Income Tax Considerations—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).
     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.
Section 708 Termination
     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities
     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).
     Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.
     If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.
Allocations Between Transferors and Transferees
     In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.
     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.
Section 731 Distributions
     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money distributed exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.
Section 754 Election
     In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.
Administrative Matters
     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.
     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.
     The depositor will be designated as the TMP in the pooling and servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.
Tax Consequences to Foreign Securityholders
     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.
     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.
Backup Withholding
     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.
STATE TAX CONSIDERATIONS
     In addition to the federal income tax consequences described in “Federal Income Tax Considerations,” you should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.
ERISA CONSIDERATIONS
General
     ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on person who are deemed to hold the assets of such plans.
     Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.
     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to

Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.
Plan Assets
     A Plan’s investment in securities may cause the assets included in a related fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulation”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined below. This treatment could cause certain transactions concerning the assets of the issuing entity to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the Plan fiduciary of its duty to manage plan assets.
     Under the Plan Asset Regulation, the assets of the issuing entity will not be considered assets of a Plan if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term “substantial equity features” has no definition under the Plan Asset Regulation. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether the securities should be treated as debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulation will not apply if (i) the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the “publicly offered exception”), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the issuing entity (the “insignificant participation exception”). If the securities may be treated as an equity investment under the Plan Asset Regulation, the prospectus supplement may tell you whether either of the following exceptions to the Plan Assets Regulation will apply.
     However, without regard to whether the securities are treated as an “equity interest” or as debt, the acquisition or holding of securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the issuing entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires securities.
     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in an issuing entity constitute assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in an issuing entity constitute Plan assets, the purchase of securities by a party in interest of the Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA and the Code.
Possible Exemptive Relief
     The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:
•	Prohibited Transaction Class Exemption (“PTCE”) 95-60, regarding investments by insurance company general accounts;

•	PTCE 96-23, regarding investment decisions by in-house asset managers;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and

•	various underwriter exemptions.
The Underwriter Exemption
     The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Initial Exemptions”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities that are underwritten by an “underwriter” and where the issuing entity and the offered securities meet certain specified conditions, several of which are set forth below. Amendments to the Initial Exemptions may be found at 62 Fed. Reg. 39021 (July 21, 1997), 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002) (together, with the Initial Exemption, the “Exemption”). The Exemption provides a partial exemption for transactions involving certain types of securities representing a beneficial interest in an issuing entity and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the issuing entity’s assets or a debt instrument issued by the issuing entity. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such issuing entity.
     For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.
     The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:
•	The acquisition of such securities by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	Generally, the securities at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a “designated transaction”) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

•	If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other securities of the issuing entity;

•	One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the securities are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•	The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	The Plan investing in the securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•	For certain types of issuing entities, the documents establishing the issuing entities and governing the transaction must contain provisions intended to protect the assets of the issuing entities from creditors of the seller.
     In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of certain issuing entities but only if the transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase securities issued by the issuing entity.
     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuing entity that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (a) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (b) the Plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition and (c) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more issuing entities containing assets sold or serviced by the same entity; (d) in the case of an acquisition of securities in connection with their initial issuance, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (e) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the sponsor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.
     A fiduciary of a Plan contemplating purchasing a security must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that security.
     The rating of a security may change. If the rating of a security declines below the lowest permitted rating, the security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when the security had a permitted rating would not be required by the Exemption to dispose of it). If a security underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such security may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.

     If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the issuing entity. The related prospectus supplement will state whether it is expected that the specific conditions of the Exemption required for this purpose will be satisfied for the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.
     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of securities.
     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related securities, may be transferred to the issuing entity within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:
•	The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the securities being offered (the “Pre-Funding Limit”) must not exceed 25%;

•	All assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency;

•	The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the securities that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer;

•	The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date;

•	In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer: (a) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

•	The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

•	Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

•	The prospectus or prospectus supplement must describe: (a) the pre-funding account and/or capitalized interest account used in connection with the prefunding account; (b) the duration of the pre-funding period; (c) the percentage and/or dollar amount of the pre-funding limit for the issuer; and (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

•	The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.
     The Exemption permits “eligible yield supplement agreements” to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:
•	The Cap Agreement is denominated in U.S. dollars.

•	The trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted.

•	Payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference.

•	The Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee.

•	The Cap Agreement is entered into between the trust and an “eligible counterparty.” An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

•	The notional amount that does not exceed either: (a) the principal balance of the class of certificates to which the Cap Agreement relates, or (b) the portion of the principal balance of such class represented by obligations.
     The Exemption may cover notes as well as certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the issuing entity. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.
     In the event that the Exemption is not applicable to the notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23. However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.
Consultation with Counsel
     Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulation, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of securities should consider the federal income tax consequences of that investment.
     The sale of securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.
     A purchaser of securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain issuing entities. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving an issuing entity or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. No transaction o party nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.
     Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.
     Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.
Certain Required Representations
     Because the exemptive relief afforded by the Exemption or any similar exemption that might be available to the securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the Trustee with a “Benefit Plan Opinion.” A Benefit Plan Opinion is an opinion of counsel satisfactory to the Trustee (and upon which FMIC and the trustee and their respective counsel are authorized to rely) that the ownership of a security of such class:
•	will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code; and
     either
•	will not cause any of the assets in the issuing entity — or in the case of a REMIC, the REMIC’s assets — to be regarded as plan assets for purposes of the Plan Asset Regulation; or

•	will not give rise to any fiduciary duty under ERISA on the part of the transaction parties in addition to any obligation undertaken in the governing agreements.
     A Benefit Plan Opinion will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.
     This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.
LEGAL INVESTMENT CONSIDERATIONS
     The accompanying prospectus supplement describes whether the securities will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). To the extent that any securities constitute mortgage related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.
     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the securities; and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.
     Securities that do not constitute “mortgage-related securities” under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be “legal investments” to the same extent as “mortgage-related securities.”
     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered securities will not be treated as high-risk under the policy statement.
     The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.
     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.
     If specified in the related prospectus supplement, other classes of offered securities offered pursuant to this Prospectus will not constitute “mortgage related securities” under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered securities, may be subject to significant interpretive uncertainties.
     The depositor will make no representations as to the proper characterization of the offered securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.
     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”
     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor’s assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.
PLAN OF DISTRIBUTION
     Fremont Mortgage may sell the securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The accompanying prospectus supplement sets forth the terms of the offering of your securities, including the name or names of the underwriters, the proceeds to and their use by Fremont Mortgage, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the securities will be determined.
     Your securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series described in the accompanying prospectus supplement, if any are purchased. If securities of a series are offered other than through underwriters, the accompanying prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between Fremont Mortgage and purchasers of these securities.
     This Prospectus may be used, to the extent required, by any Underwriter in connection with offers and sales related to market making transactions.
     The place and time of delivery for your securities is set forth in the accompanying prospectus supplement.
     Fremont Mortgage or certain of its affiliates may retain certain of the securities but may offer such securities for sale from time to time in the future.
     Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by Fremont Mortgage and deposited by Fremont Mortgage to be part of the estate of a new trust. In addition, other securities issued by affiliates of Fremont Mortgage or persons unaffiliated with Fremont Mortgage may be acquired by Fremont Mortgage and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.
RATINGS
     It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.
     Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying trust assets to which you are entitled. These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying trust assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.
ADDITIONAL INFORMATION
     Fremont Mortgage is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the SEC. Reports and other information filed by Fremont Mortgage with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of these material can be obtained from the

Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the internet through the “world wide web” at which any electronic filings, reports, information statements and other information regarding Fremont Mortgage may be viewed. The internet address of the SEC’s site is http://www.sec.gov.
     This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits Fremont Mortgage has filed with the SEC. Copies of the information and the exhibits are on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to Fremont Mortgage Securities Corporation c/o General Counsel, 2727 East Imperial Highway, Brea, California 92821 (telephone (310) 315-5500).
Financial Information
     A new trust will be formed with respect to each series of securities and no trust will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

Index of Significant Terms

1996 Lender Liability Act	114
30% Test	154
Accretion Class	27
Act	115
Aggregation Rule	124
All OID Election	124
AMT	122
Applicable Amount	122
Asset Qualification Test	150
Bankruptcy Code	112
Cap	129
Cede	28
CERCLA	113
Code	27, 120
Collection Account	50
Companion Classes	27
Complementary Securities	162
Contingent Payment Obligations	132
Contingent Payment Regulations	132
covered trust	51
Credit Scores	74
Crime Control Act	118
Current Recognition Election	133
Debt Securities	121
Deemed Principal Payments	123
Depositor	1
Determination Date	3
Disqualified Organization	142
Distribution Account	51
Distribution Date	3
DTC	28
Due Period	3
due-on-sale	115
escrow account	50
excess inclusion income	140
Excess Premium	129
FDIC	64
First Distribution Period	127
Floor	129
foreign person	153
foreign person certification	154
Fremont Mortgage	9
Global Securities	32
Governor	129
Grantor Trust	156
Grantor Trust Securities	121
Initial Exemptions	174
insignificant participation exception	173
Interest Accrual Period	3
Interest Weighted Certificate	128
Inverse Floater Certificates	131
IO Securities	157
IRS	120
Issuing Entity	1
L/C Bank	52
Mark-to-Market Regulations	144
master servicer	1
MERS System	45
Model Law	182
mortgage related securities	181
Multiple Rate VRDI Certificate	130
NCUA	118
Net Series Rate	162
Non-VRDI Certificate	132
OID Regulations	123
Ordinary Ratio Security	161
OTS	118
PAC Classes	27
Parity Price	43
Partnership Securities	121
Partnership Trust	164
Pass-Through Securities	157
Pass-Through Securityholder	158
PMI	53
PO Securities	157
Pool Insurance Policy	83
Pre-Funded Amount	49
Pre-Funding Account	49
Pre-Funding Period	49
Pre-Issuance Accrued Interest	127
Pre-Issuance Accrued Interest Rule	127
Prepayment Interest Shortfall	39
Prepayment Period	3, 39
Pricing Prepayment Assumptions	123
Principal Class Only	27
PTCE	173
publicly offered exception	173
Qualified Reserve Fund	151
Qualifying REIT Interest	146
Rate Bubble Certificate	127

1

Index of Significant Terms

Ratio Securities	157
Realized Loss	38
Record Date	3
REITs	120
REMIC	27
REMIC Regulations	120
Remittance Date	3
Residual Certificates	27
retained interest	92
RICO	118
RICs	121
Securities	1
securities administrator	2
Series REMIC	121
Single Rate VRDI Certificate	130
SMMEA	181
Soldiers’ and Sailors’ Shortfall	39
sponsor	1
Sponsor	1
Strip Class	26
Strip Securities	157
Stripping Regulations	160
Superpremium Certificates	128
Tax Administrator	122
Taxable Mortgage Pools	153
Teaser Certificates	124
TIN	155
Title VIII	118
TMP	156
Treasury	120
True Discount	125
trustee	26
UBTI	137
Variable Rate Certificate	128
VRDI	128
WAM	124
Weighted Average Certificates	131

2

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated expenses in connection with the issuance and distribution of the Pass-Through Certificates and Asset-Backed Notes being registered under this Registration Statement, other than underwriting discounts and commission:

SEC Registration	$1,070,000
Printing and Engraving	500,000
Legal Fees and Expenses	1,500,000
Accounting Fees and Expenses	1,000,000
Trustee Fees and Expenses	750,000
Rating Agency Fees	3,000,000
Miscellaneous	250,000
TOTAL	$8,070,000
Item 15. Indemnification of Directors and Officers.
     The Registrant is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expense which such officer or director actually and reasonably incurred.
     The Certificate of Incorporation and Bylaws of the Registrant provide, in effect, that, subject to certain limited exceptions, the Registrant will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.
     The Registrant, either directly or through its direct or indirect parents, maintains an insurance policy providing directors’ and officers’ liability insurance for any liability its directors or officers may incur in their capacities as such.
     Under certain sales agreements entered into by the Registrant (as purchaser) with sellers of collateral, such sellers are obligated to indemnify the Registrant against certain expenses and liabilities.
     Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement†
4.1	Form of Pooling and Servicing Agreement†
4.2	Standard Terms to Master Servicing Agreement (January 1, 2006 Edition)
4.3	Form of Indenture*
4.4	Form of Owner Trust Agreement*
5.1	Legality Opinion of Hunton & Williams†
8.1	Tax Opinion re: Adequacy of Prospectus Disclosure†
8.2	Tax Opinion re: REMIC Certificates*
8.3	Tax Opinion re: Non-REMIC Certificates*
8.4	Tax Opinion re: Notes*
8.5	Tax Opinion re: FASIT Certificates*
23.1	Consent of Hunton & Williams is contained in their opinions filed as Exhibits 5.1, 8.1, 8.2, 8.3, 8.4 and 8.5*†
24.1	Power of Attorney (included on signature page)†
99.1	Form of Mortgage Loan Purchase Agreement between the Registrant, as Purchaser, and Seller*

*	Previously filed in connection with Registration No. 333-91565 and incorporated herein by reference.

†	Previously filed in connection with Registration No. 333-132540 and incorporated herein by reference.
Item 17. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in this Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are included by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b)(2) that is part of the Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (f) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Pre-Effective Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brea, State of California, on June 21, 2006.

FREMONT MORTGAGE SECURITIES CORPORATION (Registrant)
*
Louis J. Rampino Chairman

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kyle W. Walker	Director and President	June 21, 2006
Kyle W. Walker	(Principal Executive Officer)

*	Chairman of the Board of	June 21, 2006
Louis J. Rampino	Directors

*	Director	June 21, 2006
Wayne R. Bailey

*	Director	June 21, 2006
Thomas W. Hayes

*	Director	June 21, 2006
Donald Puglisi

*	Director	June 21, 2006
Murray L. Zoota

/s/ Ronald Nicolas, Jr.	Chief Financial Officer	June 21, 2006
Ronald Nicolas, Jr.	(Principal Financial Officer and Principal Accounting
Officer)

/s/ Alan Faigin
Alan Faigin Attorney-in-fact

* By Alan Faigin, as attorney-in-fact pursuant to a written power of attorney.